Exhibit 10.9

LEASE AGREEMENT

BETWEEN

6262 LUSK INVESTORS LLC,

a California limited liability company

(LANDLORD)

AND

CRINETICS PHARMACEUTICALS, INC.,

a Delaware corporation

(TENANT)

February 21, 2018

10222 Barnes Canyon Road

SAN DIEGO, CALIFORNIA

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(continued)

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(continued)

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(continued)

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LIST OF EXHIBITS

EXHIBIT			SECTION REFERENCE

A-I	-	Outline of Premises	2.1

A-II	-	Project Site Plan	2.1

A-III	-	Outline of Office Premises	41.2

B	-	Work Letter Agreement	2.1

Sch. B-1	-	Space Plan	Exhibit B

Sch. B-2	-	Work Schedule	Exhibit B

C	-	Form of Memorandum of Lease Terms	3

D	-	Letter of Credit Terms	7.2

Sch. D-1	-	Form of Letter of Credit	Exhibit D

E	-	Form of Tenant Estoppel Certificate	29

F	-	Rules and Regulations	31

G	-	Parking Rules and Regulations	40

H	-	Phase I Environmental Site Assessment – Executive Summary	41.1

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LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made as of February 21, 2018 (“Effective Date”), by and between 6262 LUSK INVESTORS LLC, a California limited liability company (“Landlord”), and CRINETICS PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

ARTICLE 1

TERMS AND DEFINITIONS

For the purposes of this Lease, the following terms shall have the following definitions and meanings:

1.1    Landlord: 6262 Lusk Investors LLC, a California limited liability company

1.2    Landlord’s Address:

6262 Lusk Investors LLC

c/o Bollert/LeBeau Inc.

4180 La Jolla Village Drive, Suite 210

San Diego, CA 92037

Attention: Greg Bowman

1.3    Tenant: Crinetics Pharmaceuticals, Inc., a Delaware corporation

1.4    Tenant’s Address:

Prior to the Commencement Date:

Crinetics Pharmaceuticals, Inc.

6197 Cornerstone Ct., Suite 111

San Diego, CA 92121

Attn: Mark Narcy

As of the Commencement Date:

Crinetics Pharmaceuticals, Inc.

10222 Barnes Canyon Road, Suite 200

San Diego, CA 92121

Attn: Mark Narcy

1.5    Building: That certain one (1)-story (plus mezzanine) building located at 10222 Barnes Canyon Road (formerly known as 6262 Lusk Boulevard), San Diego, California 92121.

1.6    Premises: Approximately 29,499 rentable square feet of area (“Rentable Square Feet”), subject to final determination in accordance with Section 2.2 below, in Suite number 200 in the Building.

1.7    Initial Term: Eighty-four (84) months.

1.8    Tenant’s Vehicle Parking Spaces: Tenant’s Percentage (as defined in Section 1.13 below) of the number of parking spaces located within the Parking Area (as defined in Article 33 below) (for example, if Tenant’s Percentage is 35.99% and there are 251 parking spaces located within the Parking Area (which is the number of parking spaces located within the Parking Area as of the Effective Date), Tenant’s Vehicle Parking Spaces shall be 90), at no additional charge during the Term, subject to the terms and conditions of Article 33 below. All of Tenant’s Vehicle Parking Spaces shall be unreserved spaces except that a portion of Tenant’s Vehicle Parking Spaces which is equal to one (1) space per one thousand (1,000) Rentable Square Feet of the Premises (i.e., thirty (30) spaces) may be reserved spaces (“Tenant’s Reserved Vehicle Parking Spaces”). The location of Tenant’s Reserved Vehicle Parking Spaces within the Parking Area shall be determined by Landlord, subject to the reasonable approval of Tenant.

1.9    Tenant Improvement Allowance: (i) Up to One Hundred Forty-Eight and 00/100 Dollars ($148.00) per Rentable Square Foot of the Premises (i.e., up to $4,365,852.00) (“Initial Allowance”), plus (ii) at Tenant’s election and subject to repayment as provided herein, an additional amount of up to Ten Dollars ($10.00) per Rentable Square Foot of the Premises (i.e., up to $294,990.00) (“Additional Allowance”), to be contributed by Landlord toward the cost of constructing the Tenant Improvements pursuant to the Work Letter Agreement described in Section 2.1 below. The Initial Allowance and the Additional Allowance shall be collectively referred to herein as the “Tenant Improvement Allowance.” If Tenant elects to use the Additional Allowance or a portion thereof, such amount shall be amortized over the Initial Term at an annual percentage rate of eight percent (8%) and payable by Tenant as a component of Basic Rent. Tenant shall notify Landlord of its election to use the Additional Allowance prior to commencement of construction of the Tenant Improvements. Notwithstanding the foregoing, as of the Effective Date, a portion of the Initial Allowance equal to Thirty-Six and 00/100 Dollars ($36.00) per Rentable Square Foot of the Premises (i.e., $1,061,964.00) has already been applied toward the cost of the Tenant Improvements; accordingly, the remaining Initial Allowance is One Hundred Twelve and 00/100 Dollars ($112.00) per Rentable Square Foot of the Premises (i.e., $3,303,888.00).

1.10    Scheduled Commencement Date: July 27, 2018.

1.11    Commencement Date: The earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Laboratory Premises (as defined in Section 41.2 below), and (ii) the date on which all of the Tenant Improvements are Substantially Complete pursuant to the terms and conditions of, and as that term is defined in, the Work Letter Agreement.

1.12    Basic Rent:

Months of Initial Term	Basic Rent per Rentable Square Foot ($/mo)	Monthly Installments of Basic Rent ($/mo)	Annual Basic Rent ($/yr)
1-12*	$3.00	$88,497.00	$1,061,964.00
13-24	$3.09	$91,151.91	$1,093,822.92
25-36	$3.18	$93,806.82	$1,125,681.84
37-48	$3.28	$96,756.72	$1,161,080.64
49-60	$3.38	$99,706.62	$1,196,479.44
61-72	$3.48	$102,656.52	$1,231,878.24
73-84	$3.58	$105,606.42	$1,267,277.04

*	Provided that Tenant is not in default under this Lease beyond any applicable notice and cure period, monthly installments of Basic Rent shall be abated by fifty percent (50%) for months two (2) through five (5) of the Initial Term pursuant to the terms and conditions of Section 5.1 below.

1.13    Tenant’s Percentage: 35.99%.

1.14    Security Deposit: Intentionally omitted.

1.15    Letter of Credit Amount: $500,000, subject to the terms and conditions of Section 7.2 below.

1.16    Broker(s): Cushman & Wakefield (Ted Jacobs), representing Tenant, and Jones Lang LaSalle (Chad Urie, Tim Olson and Grant Schoneman), representing Landlord.

1.17    Permitted Use: Office, laboratory and research and development and all uses ancillary thereto, and no other use, subject to compliance with all applicable Laws (defined below).

1.18    Building Area: 81,976 Rentable Square Feet.

ARTICLE 2

PREMISES AND COMMON AREAS

2.1    Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises outlined on the Floor Plan attached hereto, marked Exhibit “A-I”, and incorporated herein by this reference (“Outline of Premises”). The Premises are located in the Building, which, together with the Parking Area, is located on the parcel or parcels of real property (“Project Site”) outlined on the Project Site Plan attached hereto, marked as Exhibit “A-II”, and incorporated herein by this reference (“Project Site Plan”) (all of which, together with the Building Common Areas and the Project Common Areas, as hereinafter defined, are collectively referred to as the “Project”). During the Term, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week, subject to the terms and conditions of this Lease. The Premises are leased in their “AS-IS” condition in accordance with Article 14; provided however, the Premises will be improved by Landlord with the Landlord Work and the Tenant Improvements described in the Work Letter Agreement, a copy of which is attached hereto, marked as Exhibit “B” and incorporated herein by this reference (“Work Letter Agreement”). The Premises are agreed, for the purposes of this Lease, to have approximately the number of Rentable Square Feet designated in Section 1.6, subject to adjustment as described in Section 2.2 below. The parties hereto agree that this Lease is upon and subject to the terms, covenants and conditions herein set forth. Each of Landlord and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed.

2.2    Rentable Area.

2.2.1.    Landlord and Tenant stipulate and agree that: (a) subject to Section 2.2.2 below, the Rentable Square Feet contained in the Building is as specified in Section 1.18, and (b) the Rentable Square Feet of the Building shall include all of, and the Rentable Square Feet of the Premises shall include a portion of (such portion to be equitably determined by Landlord) the total square feet contained in any common areas (e.g., lobbies, mail room, fire control room, etc.) of the Building. The initial Monthly Basic Rent and Tenant’s Percentage specified in Section 1.13 of this Lease are based upon the approximate Rentable Square Feet of the Premises set forth in Section 1.6 and the Rentable Square Feet of the Building set forth in Section 1.18. The Memorandum of Lease Terms (as defined in Section 3) shall indicate, among other things, the actual Rentable Square Feet of the Premises, as set forth in this Section 2.2.1.

2.2.2.    Landlord reserves the right (a) to modify the standards utilized hereunder for the measurement of Rentable Square Feet (so long as any such modification is reasonably consistent with then prevailing Institutional Owner Practices (defined below)) and (b) consistent with any such modifications of measurement standards, to adjust the Rentable Square Feet of the Premises and the Building and/or portions thereof and any economic terms set forth herein (such as Tenant’s Percentage) calculated on the basis thereof; provided that Landlord shall have no right to adjust the Basic Rent then in effect as a result of any such modification.

2.3    Common Areas. Tenant and its employees, invitees and agents shall have the nonexclusive right to use in common with Landlord and other tenants or occupants of the Project and their respective employees, invitees and agents, subject to the Rules and Regulations referred to in Section 36.1 below and all covenants, conditions and restrictions affecting the Project, any of the following areas which may be appurtenant to the Premises (collectively, “Common Areas”):

2.3.1.    any common entrances, lobbies, shared entry lobbies and corridors, shared restrooms, service areas, elevators, stairways, accessways and/or ramps which may be located in the Building, and any common pipes, wires and appurtenant equipment which may be serving the Premises (collectively, “Building Common Areas”); and

2.3.2.    the Parking Area and any loading and unloading areas, trash areas, service areas, parking areas, roadways, sidewalks, walkways, plazas, parkways, driveways, landscaped areas and similar areas and facilities from time to time situated within the Project (collectively, “Project Common Areas”).

2.4    Landlord’s Reservation of Rights. Landlord reserves for itself, and for the owner(s) and operator(s) of the Project or any portion thereof, the right from time to time without material interference with Tenant’s Permitted Use:

2.4.1.    to install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Premises, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment which are located in the Premises or elsewhere, and to expand the Building and/or the Parking Area (after which expansion there shall be an appropriate adjustment made to Tenant’s Percentage);

2.4.2.    to make changes in its sole and absolute discretion to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways;

2.4.3.    to close temporarily any of the Common Areas for maintenance purposes and to avoid claims of prescriptive rights so long as reasonable access to the Premises remains available;

2.4.4.    to designate other land outside the boundaries of the Building or the Project to be a part of the Project Common Areas;

2.4.5.    to add additional buildings and improvements to the Project Common Areas;

2.4.6.    to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building, the Parking Area or the Project, or any portion thereof; and

2.4.7.    to do and perform such other acts and make such other changes in, to or with respect to the Project or any portion thereof as Landlord and/or the owner(s) and/or operator(s) thereof may deem to be appropriate.

ARTICLE 3

TERM

3.1    Initial Term. The “Initial Term” of this Lease shall be for the period designated in Section 1.7, commencing on the Commencement Date and ending on the last day of the month in which the expiration of such period occurs, unless sooner terminated as hereinafter provided; provided that if the Commencement Date occurs on a day other than the first day of any calendar month, for purposes of calculating the date (“Expiration Date”) on which the Term is scheduled to expire and the timing of all scheduled increases in Basic Rent during the Term, the Commencement Date shall be deemed to be the first day of the calendar month following the Commencement Date. The Commencement Date, the date upon which the Initial Term of this Lease shall end unless sooner terminated pursuant to the provisions hereof, the Rentable Square Feet in the Premises and Tenant’s Percentage as determined pursuant to Section 2.2 above shall be specified in a Memorandum of Lease Terms, which shall be in the form of Exhibit “C”, attached hereto and incorporated herein by this reference (“Memorandum of Lease Terms”), and shall be executed by Tenant as soon as practicable after the Commencement Date. As used herein, “Term” shall refer to the Initial Term as it may be extended by written agreement of Landlord and Tenant, including, without limitation, as a result of Tenant’s exercise of its Extension Option in accordance with Section 3.2 below.

3.2    Option Term. Tenant shall have the right and option (“Option”) to extend the Term of this Lease for one (1) additional period of five (5) years (“Option Term”). The Option Term shall commence on the day immediately succeeding the expiration date of the Initial Term and shall end on the day immediately preceding the fifth (5th) anniversary of the first day of such Option Term. Notwithstanding any provision of this Section 3.2 to the contrary, the Option shall be personal to the original Tenant named hereunder (i.e., Crinetics Pharmaceuticals, Inc.) (“Original Tenant”).

3.2.1.    Tenant shall exercise the Option by giving written notice to Landlord of its election to do so not earlier than twelve (12) months and not later than nine (9) months prior to the expiration of the Initial Term. The giving of such notice of extension by Tenant shall automatically extend the Term of this Lease for such Option Term, and no instrument of renewal or extension need be executed. In the event that Tenant fails to give timely notice to Landlord, this Lease shall automatically terminate at the end of the Initial Term and Tenant shall have no further option to extend the Term of this Lease. The Option shall be exercisable by Tenant only on the express condition that (i) at the time of the exercise, and at all times prior to the commencement of the Option Term, a Tenant Default shall not exist under any of the provisions of this Lease, and (ii) Tenant shall not have been ten (10) or more days late in the payment of Monthly Basic Rent more than once during any twelve (12) consecutive month period during the Term.

3.2.2.    The Option Term shall be on all the terms and conditions of this Lease, except that: (i) Tenant shall have no further right or option to extend the Term as provided by this Section 3.2 and (ii) the Basic Rent for the Option Term shall be equal to the Fair Market Rental Value of the Premises for such Option Term, determined pursuant to Subsection 3.2.3 below. If Tenant subleases any portion of the Premises or assigns or otherwise transfers any interest under this Lease (other than a Permitted Transfer or sublease of thirty percent (30%) or less of the square footage of the Premises), the Option shall lapse. If Tenant subleases any portion of the Premises or assigns or otherwise transfers any interest of Tenant under this Lease to any person or entity after the exercise of the Option but prior to the commencement of the Option Term (whether with or without Landlord’s consent), the Option shall lapse and the Term of this Lease shall expire as if the Option was not exercised.

3.2.3.    For the purposes hereof, “Fair Market Rental Value” of the Premises shall mean the prevailing annual market rental value (which rental value determination may include increases in Rent during the Option Term) for Class “A” office and laboratory/research and development space of comparable size, quality and location in comparable first-class office and laboratory/research and development buildings located in the Sorrento Mesa submarket of San Diego, California, as of the date of commencement of the Option Term (“Comparable Transactions”), taking into consideration (a) the amenities offered in or near the Project, (b) the amount, availability and cost of parking, and (c) base rent abatement, tenant improvement allowances, moving allowances and any other leasing incentives provided in Comparable Transactions; provided, however, that in calculating the Fair Market Rental Value, no consideration shall be given to the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant’s exercise of its right to lease the Premises during the Option Term or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space. The Fair Market Rental Value shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or security deposit, for Tenant’s Rent obligations in connection with Tenant’s lease of the Premises during the Option Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants).

3.2.4.    Promptly after receiving Tenant’s notice of its election to exercise the Option to extend the Term of this Lease, Landlord shall provide Tenant with Landlord’s good faith estimate of the Fair Market Rental Value of the Premises for the Option Term (“Landlord’s Fair Market Rental Value Notice”). In the event that Tenant objects to Landlord’s determination of the Fair Market Rental Value within ten (10) business days following Tenant’s receipt of Landlord’s Fair Market Rental Value Notice, Landlord and Tenant shall attempt to agree upon the Fair Market Rental Value using their best good faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) business days following Tenant’s objection to the Fair Market Rental Value (“Outside Agreement Date”), then each party shall make a separate determination of the Fair Market Rental Value within five (5) business days after the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Subsection 3.2.4(A) through Subsection 3.2.4(G) below.

(A)    Landlord and Tenant shall each appoint one arbitrator who shall be a real estate broker or attorney who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of office and laboratory/research and development properties in the Sorrento Mesa submarket of San Diego, California. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Rental Value is the closest to the actual Fair Market Rental Value, as determined by the arbitrators, taking into account the requirements of Subsection 3.2.3. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date.

(B)    The two (2) arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

(C)    The three (3) arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Fair Market Rental Value and shall notify Landlord and Tenant thereof.

(D)    The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

(E)    If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the applicable Outside Agreement Date, then the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof and such arbitrator’s decision shall be binding upon Landlord and Tenant.

(F)    If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, or if both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Subsection 3.2.4.

(G)    The cost of the arbitration shall be paid by Landlord and Tenant equally.

ARTICLE 4

DELIVERY

Landlord will endeavor to tender possession of the Premises to Tenant with the Tenant Improvements Substantially Complete on or before the Scheduled Commencement Date; provided, that if the date on which Landlord actually tenders possession of the Premises to Tenant in such condition does not occur on or before the Scheduled Commencement Date, this Lease shall not be void or voidable, the Term of this Lease shall not be extended, and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom; provided further that Landlord shall use commercially reasonable efforts to tender to Tenant delivery of possession of the Premises in such condition as soon as reasonably possibly after the Scheduled Commencement Date. Notwithstanding anything to the contrary set forth in this Lease, if Landlord fails to deliver the Premises to Tenant on or before the date which is six (6) months after the Scheduled Commencement Date (“Outside Delivery Date”), which Outside Delivery Date shall be extended on a day-for-day basis for any delay caused by an event of Force Majeure (as defined in Section 36.8 below), a Tenant Delay (as that term is defined in the Work Letter Agreement) or similar matters beyond the reasonable control of Landlord, then Tenant shall have the right to terminate this Lease by delivering Notice thereof to Landlord no later than five (5) business days after the Outside Delivery Date, which termination shall be effective as of the date of such Notice. Upon such termination, this Lease shall be of no further force or effect (except for those provisions which expressly survive termination) and Tenant shall immediately vacate the Early Occupancy Space; if Tenant fails to fully vacate the Early Occupancy Space upon such termination, Tenant shall be deemed to be holding over under Article 12 below, at a holdover rate of $79,650.00 per month (which amount is based on an estimated rentable square footage of 17,700 square feet, at a rate of $3.00 per rentable square foot, multiplied by 150%). Tenant’s failure to deliver a Notice of termination within five (5) business days after the Outside Delivery Date shall be deemed Tenant’s waiver of its right to terminate this Lease due to a delay in delivery of the Premises. The remedy set forth in this Article 4 shall be Tenant’s sole and exclusive remedy at law or equity for the matter described herein.

ARTICLE 5

RENT

5.1    Basic Rent. Tenant shall pay Landlord as consideration for the use and enjoyment of the Premises the Basic Rent designated in Section 1.11 (subject to proration as hereinafter provided) in equal monthly installments, each in advance on the first day of each calendar month during the Term commencing on the Commencement Date, except that the first month’s Rent shall be paid to Landlord upon delivery to Landlord of a copy of this Lease, executed by Tenant. If the Term of this Lease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then the Rent for such period shall be prorated on the basis of a thirty (30) day month. Notwithstanding the foregoing, and provided that Tenant is not in default under this Lease beyond any applicable notice and cure period, the monthly installment of Basic Rent for the Premises shall be abated by fifty percent (50%) during months two (2) through five (5) of the Initial Term (“Abatement Period”). All other terms and provisions of this Lease (including, without limitation, the obligation to pay Operating Expenses) shall apply to the Premises both during the Abatement Period and thereafter.

5.2    Additional Rent. In addition to the Basic Rent, Tenant agrees to pay as Additional Rent (defined below) the amount of Rent adjustments and other charges required by this Lease. Other charges to be paid by Tenant hereunder, including, without limitation, payments for Operating Expenses, Real Property Taxes, insurance, insurance deductibles and repairs shall be considered “Additional Rent” for purposes of this Lease. The term “Rent” as used in this Lease shall mean Basic Rent and Additional Rent and all other amounts payable by Tenant pursuant to this Lease. When no other time is stated herein for payment, payment of any amount due from Tenant to Landlord hereunder shall be made within ten (10) business days after Tenant’s receipt of Landlord’s invoice or statement therefor. All Rent shall be paid to Landlord, without prior demand and without any deduction or offset except as specified herein, in lawful money of the United States of America, at the address designated in Section 1.2 hereof or to such other person or at such other place as Landlord may from time to time designate in writing.

5.3    Late Payment. If Tenant fails to pay any installment of Rent when due or in the event Tenant fails to make any other payment for which Tenant is obligated under this Lease when due, such late amount shall accrue interest and Tenant shall pay Landlord as Additional Rent interest on such amount at an annual rate (“Default Rate”) equal to the lesser of: (a) the then prevailing prime rate of Bank of America NT & SA (“Prime Rate”) plus six (6) percentage points or (b) the maximum rate permitted by law from the date such amount became due until such amount is paid. If the format or components of the Prime Rate are materially changed, or if the Prime Rate ceases to exist, Landlord shall substitute a prime rate or alternative base rate of interest that is maintained by the Bank of America NT & SA or similar financial institution which Landlord determines in its reasonable business judgment. In addition to said interest, Tenant shall pay to Landlord concurrently with any installment of Rent, or other payment, not paid within five (5) days of the date upon which it is due, and Landlord may demand same from Tenant, as Additional Rent, a late charge equal to eight percent (8%) of the late amount to compensate Landlord for the extra costs incurred as a result of such late payment. THE PARTIES AGREE THAT ANY SUCH LATE PAYMENT MAY CAUSE LANDLORD TO INCUR ADMINISTRATIVE COSTS AND OTHER DAMAGE, THE EXACT AMOUNT OF WHICH WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO ASCERTAIN, AND THAT SUCH INTEREST AND LATE CHARGE REPRESENT A FAIR AND REASONABLE ESTIMATE OF THE DETRIMENT THAT LANDLORD WILL SUFFER BY REASON OF LATE PAYMENT BY TENANT. Acceptance of any such interest and late charge shall not constitute a waiver of any Tenant Default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord hereunder or at law.

5.4    Additional Late Payment Remedies. If any payment of Rent made by check, draft or money order is returned to Landlord due to insufficient funds, or otherwise, Landlord shall have the right, at any time thereafter and upon Notice (defined below) to Tenant, to require Tenant to make all subsequent payments of Rent by cashier’s or certified check. Any payment returned to Landlord shall be subject to a handling charge of $50.00. If Tenant fails to pay an installment of Basic Rent within ten (10) days following the date the same is due on any three (3) or more occasions during any twelve (12) month period, Landlord shall have the right, in addition to any other rights or remedies it may have hereunder or at law, to require Tenant thereafter to pay installments of Basic Rent quarterly in advance.

ARTICLE 6

RENT ADJUSTMENT

6.1    Definitions. For the purposes of this Lease, the following terms shall be defined as follows:

6.1.1.    Operating Expenses: “Operating Expenses” shall consist of all costs of operation, management, ownership, insurance, maintenance and repair of the Project, including without limitation the Building, the Common Areas and all other portions of the Project, including any expansions thereof by Landlord or by the owner(s) and/or the operator(s) thereof. Operating Expenses shall include, without limitation, the following: (a) any and all non-tax assessments payable by Landlord for, or costs or expenses incurred by Landlord in connection with, the Building or the Project pursuant to any covenants, conditions or restrictions, reciprocal easement agreements, tenancy-in-common agreements or similar restrictions and agreements affecting the Building or the Project; (b) assessments and any taxes or assessments hereafter imposed in lieu thereof; (c) Rent taxes and gross receipts taxes (whether assessed against Landlord or assessed against Tenant and paid by Landlord, or both); (d) water and sewer charges; (e) accounting, legal and other consulting fees incurred by Landlord in connection with the Project or any portion thereof; (f) the net cost and expense of insurance, and any associated insurance deductibles, for which Landlord and/or the owner(s) and/or the operator(s) of the Project is (are) responsible or any first mortgagee with a lien affecting the Premises reasonably deems necessary in connection with the operation of the Building or the Project; (g) utilities, including, but not limited to, any and all costs and fees associated with the installation, maintenance, repair, or replacement of intrabuilding network telephone and data cable; (h) janitorial services, security, labor, utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes, including, but not limited to, the Americans with Disabilities Act (42 U.S.C. Section 12101 et seq.), or regulations or interpretations thereof promulgated by, any federal, state, regional, local or municipal governmental authority, agency or subdivision (each, a “Governmental Authority”) in connection with the use or occupancy of the Project or any portion thereof; (i) costs and expenses incurred or suffered by Landlord in connection with transportation or energy management programs; (j) the cost (amortized over such period as is customary under sound institutional real estate property management procedures (“Institutional Owner Practices”), together with interest at a rate (“Interest Rate”) equal to the Prime Rate plus two (2) percentage points on the enumerated balance): (i) of any capital improvements or replacements intended as labor-saving devices or to effect other economies in the maintenance or operation of, or stability of services to, the Building (including Building Common Areas) or the Project Common Areas by Landlord or by the owner(s) and/or the operator(s) thereof, or (ii) of replacing any equipment, systems or materials needed to operate the Project or any portion thereof at the same quality levels as prior to the improvement or replacement or as mandated by revisions or governmental interpretations of any applicable Laws (defined below) or (iii) which are designed to reduce Operating Expenses or to comply with Laws; (k) costs incurred in the management of the Project, including supplies, materials, equipment, on-site management office rent, wages and salaries of employees used in the management, operation and maintenance thereof, payroll taxes and similar governmental charges with respect thereto, and a Building management fee (not to exceed three percent (3%) of gross receipts, grossed up to reflect ninety-five percent (95%) occupancy); (l) all costs and expenses for air-conditioning, waste disposal, heating, ventilating, elevator repair and maintenance, supplies, materials, equipment, and tools incurred in connection with the Project or any portion thereof (except as the same is payable to Landlord by tenants of the Project under their leases for space in the Project); (m) repair and maintenance of the roof and structural portions of the Building and the Common Areas, including the plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord; (n) maintenance costs of the Building, the Common Areas and the Project or any portion thereof, including utilities and payroll expenses, rent of personal property used in maintenance and all other upkeep; (o) costs and expenses of gardening and landscaping the Project or any portion thereof; (p) maintenance of signs located in or about the Project (other than Tenant’s signs or the signs of other tenants or occupants of the Building who are responsible to maintain their own signs); (q) personal property taxes levied on or attributable to personal property of Landlord or the owner(s) and/or operator(s) of the Project used in connection with the Project; (r) reasonable audit or verification fees incurred in connection with the Project; and (s) the costs and expenses of repairs (including latent defects), resurfacing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items incurred with respect to the Project, including appropriate reserves.

Operating Expenses shall not include: (A) depreciation on the Building or equipment therein; (B) Landlord’s executive salaries (above building manager); (C) real estate broker’s commissions; (D) legal fees and disbursements incurred for collection of tenant accounts or negotiation of leases, or relating to disputes between Landlord and other tenants and occupants of the Building or Project; (E) the cost of any capital improvements unless specifically permitted by this Section 6.1.1, parts (a) through (s), inclusive; (F) Real Property Taxes; (G) amounts received by Landlord on account of proceeds of insurance to the extent the proceeds are reimbursement for expenses which were previously included in Operating Expenses; (H) payments of principal and interest on any mortgages upon the Project or Building; (I) payments of ground rent pursuant to any ground lease covering the Project or Building; (J) the costs of gas, steam or other fuel; operation of elevators and security systems; heating, cooling, air conditioning and ventilating; chilled water, hot and cold domestic water, sewer and other utilities or any other service work or facility, or level or amount thereof, provided to any other tenant or occupant in the Project which either (x) is not required to be supplied or furnished by Landlord to Tenant under the provisions of this Lease or (y) is supplied or furnished to Tenant pursuant to the terms of this Lease with separate or additional charge; (K) any cost that is expressly excluded from Operating Expenses in an express provision contained in this Lease; (L) depreciation, principal, interest, and fees on mortgages or ground lease payments; (M) initial improvements or alterations to lessee spaces in the Project; (N) the cost of providing any service directly to and paid directly by a single individual lessee, or costs incurred for the benefit of a single lessee; (O) costs of any items to the extent Landlord actually receives reimbursement therefor from insurance proceeds, under warranties, or from a lessee or other third party (such costs shall be excluded or deducted – as appropriate – from Operating Expenses in the year in which the reimbursement is received), or which are paid out of reserves previously included in Operating Expenses; (P) costs incurred due to Landlord’s breach of a law or ordinance; (Q) repairs necessitated by the gross negligence or willful misconduct of Landlord or Landlord’s employees, agents, or contractors; (R) charitable or political contributions and membership fees or other payments to trade organizations; (S) Landlord’s general overhead expenses not related to the Project; (T) Landlord’s costs of any services provided to lessees or other occupants for which Landlord is actually reimbursed by such lessees or other occupants (other than reimbursement through Operating Expenses) as an additional charge or rental over and above the basic rent (and escalations thereof) payable under the lease with such lessee or other occupant: (U) costs in connection with services that are provided to another lessee or occupant of the Project, but are not offered to Tenant; (V) costs (i.e., interest and penalties) incurred due to Landlord’s default of this Lease or any other lease, mortgage, or other agreement, in each case affecting the Project; (W) payments to subsidiaries or affiliates of Landlord, or to any other party, in each case as a result of a non-arm’s length transaction, for management or other services for the Project, or for supplies or other materials for the Project, to the extent that such payments exceed arm’s length competitive prices in the market where the Premises are located for the services, supplies or materials provided; (X) salaries of employees of Landlord above those performing property management and facilities management duties for the Building; (Y) costs or expenses incurred in connection with the financing or sale of the Project or any portion thereof; (Z) costs of environmental testing, monitoring, removal or remediation of any Hazardous Materials in the Building that are in existence at the Building prior to the Commencement Date except to the extent caused by Tenant; (AA) the costs of acquiring investment-grade art; (BB) fines, penalties, interest or other amounts imposed in connection with the Landlord’s failure to pay any tax when due; and (CC) any item that, if included in Operating Expense, would involve a double collection for such item by Landlord.

6.1.2.    Real Property Taxes: “Real Property Taxes” shall mean and include any form of assessment, re-assessment, license fee, license tax, business license fee, commercial rent tax, levy, charge, penalty, tax or similar imposition, imposed by any authority having the direct power to tax, including any Governmental Authority, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Building, the Premises or the Project, including but not limited to the following:

(A)    any tax on Landlord’s “right” to other income from the Project or any portion thereof or as against Landlord’s business of leasing the Project or any portion thereof;

(B)    any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real estate tax, including but not limited to, any assessments, taxes, fees, levies and charges that may be imposed by any Governmental Authority for such services as fire protection, street, sidewalk or road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, it being the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of “Real Property Taxes” for the purposes of this Lease;

(C)    any assessment, tax, fee, levy or charge allocable to or measured by the area of any premises in the Project or the Rent payable hereunder and under any other leases for premises in the Building, the Parking Area or the Project, including without limitation any gross income tax or excise tax levied by any Governmental Authority or any political subdivision thereof, with respect to the receipt of such Rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by tenants of their premises in the Project, or any portion thereof; and

(D)    any assessment, tax, fee, levy or charge upon this transaction or any document creating or transferring an interest or an estate in the Project or any portion thereof, or based upon a reassessment of the Project or any portion thereof by virtue of a “change in ownership”, and as a result thereof, and to the extent that in connection therewith, the Building is reassessed for real estate tax purposes by the appropriate Governmental Authority pursuant to the terms of Proposition 13 (as adopted by the voters of the State of California in the June, 1978 election, or any successor statute).

Notwithstanding any provision of this Section 6.1.2 expressed or implied to the contrary, “Real Property Taxes” shall not include Landlord’s federal or state income, franchise, inheritance or estate taxes.

6.1.3.    Tenant’s Percentage. “Tenant’s Percentage” means the percentage set forth in Section 1.13; provided, however, that Landlord reserves the right from time to time during the Term of this Lease to recalculate Tenant’s Percentage, in which case Tenant’s Percentage shall mean that numeric figure obtained by dividing the Rentable Square Feet of the Premises, as adjusted pursuant to Section 2.2, by the total Rentable Square Feet of the Building.

6.2    Calculation Methods and Adjustments.

6.2.1.    Subject to the provisions of this Section 6.2, all calculations, determinations, allocations and decisions to be made hereunder with respect to Operating Expenses and Real Property Taxes shall be made on a triple net basis in accordance with the good faith determination of Landlord applying sound accounting and property management principles consistently applied which are consistent with Institutional Owner Practices. Landlord shall have the right to equitably allocate some or all Operating Expenses among particular classes or groups of tenants in the Project or Building (for example, retail tenants) to reflect Landlord’s good faith determination that measurably different amounts or types of services, work or benefits associated with Operating Expenses, as applicable, are being provided to or conferred upon such classes or groups. All discounts, reimbursements, rebates, refunds, or credits (collectively, “Reimbursements”) attributable to Operating Expenses or Real Property Taxes received by Landlord in a particular year shall be deducted from Operating Expenses or Real Property Taxes, as applicable, in the year the same are received; provided, however, if such practice is consistent with Institutional Owner Practices, Landlord may treat Reimbursements generally (or under particular circumstances) on a different basis.

6.2.2.    As of the date of this Lease, Tenant shall pay Additional Rent under this Article 6 based on the Operating Expenses and Real Property Taxes for the Project. If the Project at any time contains more than one building, Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses and/or Real Property Taxes for the buildings comprising the Project among the Building and some or all of the other buildings of the Project. In such event, Landlord shall reasonably determine a method of allocating such Operating Expenses and/or Real Property Taxes attributable to the Building and/or such other building(s) of the Project to the Building and/or such other building(s) and Tenant shall be responsible for paying its proportionate share of such expense(s) which are allocated to the Building. Landlord shall also have the right, from time to time, to require Tenant to pay Tenant’s Percentage of Operating Expenses and Real Property Taxes based solely on the Operating Expenses and Real Property Taxes for the Building.

6.3    Payment of Tenant’s Percentage of Operating Expenses and Real Property Taxes. This shall be a triple net Lease and Basic Rent shall be paid to Landlord absolutely net of all costs and expenses, except as specifically provided to the contrary in this Lease. The provisions for payment of Tenant’s Percentage of Operating Expenses and Tenant’s Percentage of Real Property Taxes are intended to pass on to Tenant, and reimburse Landlord for, all costs and expenses of the nature described in Section 6.1 incurred in connection with the ownership, operation, management, insurance, maintenance and repair of the Project. For each calendar year of the Term, Tenant shall pay Tenant’s Percentage of the Operating Expenses and Tenant’s Percentage of the Real Property Taxes paid or incurred by Landlord for such year as Additional Rent. Tenant shall pay such amounts as follows:

6.3.1.    Estimate of Annual Operating Expenses and Real Property Taxes. At the beginning of each calendar year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a reasonable estimate (“Estimated Statement”) of Tenant’s Percentage of Operating Expenses and Tenant’s Percentage of Real Property Taxes for the then current calendar year. Landlord may revise its estimates of Tenant’s Percentage of Operating Expenses and Tenant’s Percentage of Real Property Taxes for any year from time to time in its reasonable discretion, and upon receipt of a revised Estimated Statement, Tenant shall begin making payments under this Section 6.3.1 in accordance with such revised estimates. For each calendar year during the Term of this Lease, or portion thereof, Tenant shall pay to Landlord the estimated Tenant’s Percentage of Operating Expenses and the estimated Tenant’s Percentage of Real Property Taxes, as specified in the Estimated Statement. These estimated amounts shall be divided into twelve (12) equal monthly installments. Tenant shall pay to Landlord, concurrently with the regular monthly Basic Rent payment next due following the receipt of such an Estimated Statement, an amount equal to one monthly installment multiplied by the number of months from the commencement of the calendar year for which such estimates were prepared to the month of such payment, both months inclusive, less any amounts paid under this Section 6.3.1 after commencement of such calendar year based on the last Estimated Statement delivered by Landlord. Subsequent payments under this Section 6.3.1 shall be payable concurrently with the regular monthly Rent payments for the balance of that calendar year and shall continue until the next Estimated Statement is delivered by Landlord. Failure of Landlord to deliver an Estimated Statement for any calendar year shall not relieve Tenant of its obligation to make estimated payments of Tenant’s Percentage of Operating Expenses and Tenant’s Percentage of Real Property Taxes under this Section 6.3.1.

6.3.2.    Annual Reconciliation. At the end of each calendar year or as soon thereafter as practicable Landlord shall deliver to Tenant a statement (“Annual Reconciliation”) of (a) the actual annual Operating Expenses and Tenant’s Percentage of Operating Expenses for the preceding year, and (b) the actual annual Real Property Taxes and Tenant’s Percentage of Real Property Taxes for the preceding year. If for any year, the sum of Tenant’s Percentage of Operating Expenses and Tenant’s Percentage of Real Property Taxes (as specified in the Annual Reconciliation) is less than the total amount of the estimated payments made by Tenant under Section 6.3.1 above for such year, then any such overpayment, or overpayments, shall be credited toward the monthly Rent next falling due after determination by Landlord of such overpayment or overpayments and shall be paid to Tenant in a lump sum for periods after the expiration of the Term. Similarly, if for any year, the sum of Tenant’s Percentage of Operating Expenses and Tenant’s Percentage of Real Property Taxes (as specified in the Annual Reconciliation) is more than the total amount of the estimated payments made by Tenant under Section 6.3.1 above for such year, then any such underpayment, or underpayments, shall be paid by Tenant to Landlord concurrently with the next regular monthly Basic Rent payment coming due after Tenant’s receipt of the Annual Reconciliation (or if the Term shall have expired or terminated, within thirty (30) days following Tenant’s receipt of such Annual Reconciliation).

6.3.3.    Survival of Reconciliation. Even though the Term shall have expired and Tenant shall have vacated the Premises, when the final determination of Tenant’s Percentage of actual annual Operating Expenses, and/or of Tenant’s Percentage of actual annual Real Property Taxes, for the year in which this Lease terminates is delivered to Tenant, (a) Tenant shall immediately pay any amounts payable to Landlord under Section 6.3.2 above (as a result of any underpayments by Tenant under Section 6.3.1 above), and/or (b) conversely, Landlord shall promptly rebate any amounts payable to Tenant under Section 6.3.2 (as a result of any overpayments under Section 6.3.1 above) provided that no Tenant Default existed at the expiration or earlier termination of this Lease.

6.4    Review of Annual Reconciliation. Provided that Tenant is not then in default with respect to its obligations under this Lease and provided further that Tenant strictly complies with the provisions of this Section 6.4, Tenant shall have the right, at Tenant’s sole cost and expense and upon thirty (30) days prior Notice (“Review Notice”) to Landlord delivered no later than sixty (60) days after an Annual Reconciliation is delivered to Tenant, to reasonably review or audit Landlord’s supporting books and records (at Landlord’s manager’s corporate offices) for any portion of the Operating Expenses or Real Property Taxes for the particular year covered by such Annual Reconciliation, in accordance with the procedures set forth in this Section 6.4. To the extent that any amounts specified in such Annual Reconciliation were not previously paid, Tenant shall pay all such amounts to Landlord simultaneously with Tenant’s delivery the Review Notice. Any review or audit of records under this Section 6.4 shall be at the sole expense of Tenant, shall be conducted by independent certified public accountants of national standing which are not compensated on a contingency fee or similar basis relating to the results of such review or audit and shall be completed within sixty (60) days after Landlord provides Tenant with access to Landlord’s supporting books and records. Tenant shall, within thirty (30) days after completion of any such review or audit, deliver Notice to Landlord specifying the items described in the Annual Reconciliation that are claimed to be incorrect by such review or audit (“Dispute Notice”). The right of Tenant under this Section 6.4 may only be exercised once for each year covered by any Annual Reconciliation, and if Tenant fails to deliver a Review Notice within the sixty (60) day period described above or a Dispute Notice within the thirty (30) day period described above, or if Tenant fails to meet any of the other above conditions of exercise of such right, the right of Tenant to review or audit a particular Annual Reconciliation (and all of Tenant’s rights to make any claim relating thereto) under this Section 6.4 shall automatically be deemed waived by Tenant. Tenant acknowledges and agrees that any records of Landlord reviewed or audited under this Section 6.4 (and the information contained therein) constitute confidential information of Landlord, which shall not be disclosed other than to Tenant’s accountants performing the review or audit and principals of Tenant who receive the results of the review or audit. If Landlord disagrees with Tenant’s contention that an error exists with respect to the Annual Reconciliation in dispute, Landlord shall have the right to cause another review or audit of that portion of the Annual Reconciliation to be made by a firm of independent certified public accountants of national standing selected by Landlord (“Landlord’s Accountant”). In the event of a disagreement between the two accounting firms, the review or audit of Landlord’s Accountant shall be deemed to be correct and shall be conclusively binding on both Landlord and Tenant. In the event that it is finally determined pursuant to this Section 6.4 that a particular Annual Reconciliation overstated amounts payable by Tenant under this Article 6 with respect to the applicable year by more than five percent (5%), Landlord shall reimburse Tenant for the reasonable costs of Tenant’s accountant and Landlord shall be liable for the costs of Landlord’s Accountant. In all other cases, Tenant shall reimburse Landlord for the reasonable costs of Landlord’s Accountant.

ARTICLE 7

SECURITY DEPOSIT; LETTER OF CREDIT

7.1    Security Deposit. Intentionally omitted.

7.2    Letter of Credit. Within five (5) business days after the Effective Date, Tenant shall deposit with Landlord the Letter of Credit (as defined in Exhibit “D”) in the Letter of Credit Amount set forth in Section 1.15 above. The Letter of Credit shall comply with the requirements of Exhibit “D” attached hereto and incorporated by reference herein. If Tenant shall fail to deliver the Letter of Credit in such amount and in such form on or before the date which is five (5) business days after the Effective Date, Landlord shall have the right to terminate this Lease by delivery of Notice thereof to Tenant at any time prior to Tenant’s delivery of such Letter of Credit to Landlord, and Landlord shall have no obligation to commence any work that Landlord is required to perform under the Work Letter Agreement or to tender delivery of the Premises to Tenant prior to Tenant’s delivery of such Letter of Credit to Landlord. Notwithstanding the foregoing, provided that (a) Tenant is not then in monetary or material non-monetary default under this Lease, (b) no monetary or material non-monetary Tenant Default has theretofore occurred, and (c) Tenant has not sublet, assigned or otherwise transferred any interest under this Lease other than pursuant to a Permitted Transfer, then, upon the later to occur of (i) the first day of the twenty-sixth (26th) month of the Initial Term and (ii) the first day after Tenant consummates an initial public offering of Tenant’s common stock generating net proceeds to Tenant of at least Fifty Million Dollars ($50,000,000.00), Tenant shall have the right to reduce the Letter of Credit Amount (by way of an amendment to or replacement of the original Letter of Credit) to Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00). Tenant shall be solely responsible for any costs related to any amendment, replacement or transfer of the Letter of Credit.

ARTICLE 8

USE

8.1    General. Tenant shall use the Premises for the Permitted Use set forth in Section 1.17 above, and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Nothing contained herein shall be deemed to give Tenant any exclusive right to such use in the Project or any portion thereof (excluding only the Premises).

8.2    Laws/CC&R’s.

8.2.1.    Tenant shall not use or occupy the Premises in violation of any applicable laws, regulations, rules, orders, statutes or ordinances of any Governmental Authority, office, board or private entity in effect on or after the Effective Date and applicable to the Project or the use or occupancy of the Project, including, without limitation, the rules, regulations and requirements of the Pacific Fire Rating Bureau, and of any similar body, the Americans with Disabilities Act (42 U.S.C. Section 12101 et seq.) (“ADA”) and Hazardous Material Laws (as defined in Section 8.3.7 below) (collectively, “Laws”) or in violation of any government-issued permit for the Building or Project or any of the Rules and Regulations (as defined below), and shall, upon Notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority having jurisdiction to be a violation of any Laws, or of any government-issued permit for the Building or Project. Tenant shall cause the Premises to comply with all applicable Laws and shall comply with any direction of any Governmental Authority having jurisdiction which shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any obligation (including, but not limited to, any obligation imposed pursuant to the ADA), upon Tenant or Landlord with respect to the Premises or with respect to the use or occupancy thereof; provided, however, unless resulting from an Alteration performed by Tenant or by Tenant’s specific use of the Premises (as opposed to general office and laboratory/research and development use), Tenant shall not be responsible for any obligation imposed by the ADA after completion of the initial Tenant Improvements with respect to the Common Areas of the Building and the Premises (except its prorata share of compliance costs included in Operating Expenses). Tenant shall comply with all rules, orders, regulations and requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall not do or permit to be done in or about the Premises anything which causes the insurance on the Premises, the Building or the Project or any portion thereof to be canceled or the cost thereof increased. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for any insurance policy by reason of Tenant’s failure to comply with the provisions of this Section 8.2. In determining whether increased premiums are a result of Tenant’s use of the Premises, a schedule issued by the organization computing the insurance rate on the Project or the Tenant Improvements showing the various components of such rate shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of Landlord or other tenants or occupants of the Building, the Parking Area or the Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in or about the Premises or the Project. Tenant shall comply with all restrictive covenants and obligations created by private contracts that affect the use and operation of the Premises, the Building, the Common Areas or any other portion of the Project. Tenant shall not commit or suffer to be committed any waste in or upon the Premises or the Project and shall keep the Premises in first class repair and appearance. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business in the Premises, Tenant, at its expense, shall procure, maintain and comply with the terms and conditions of each such license or permit.

Without limiting the generality of the foregoing:

(A)    Landlord and Tenant agree to cooperate, and Tenant shall use its commercially reasonable efforts to participate in governmentally mandated regulations or voluntary traffic management programs applicable to businesses located in the area or to the Project, and, initially, shall encourage and support the use of van and car pooling and transit systems by employees and shall encourage and support staggered and flexible working hours for employees to the fullest extent permitted by the requirements of Tenant’s business. Neither this Section 8.2.1(A) nor any other provision of this Lease, however, is intended to or shall create any rights or benefits in any other person, firm, company, Governmental Authority or the public. Upon Tenant’s failure to comply with this Section 8.2.1(A), Landlord may suspend Tenant’s parking privileges in addition to taking such other remedies as may be available to a landlord against a defaulting tenant.

(B)    Landlord and Tenant agree to cooperate and comply with any and all guidelines or controls imposed upon either Landlord or Tenant by any Governmental Authority or by any energy conservation association to which Landlord is a party concerning energy management

(C)    All costs, fees, assessments and other charges paid by Landlord to any Governmental Authority or voluntary association in connection with any program of the types described in Sections 8.2.1(A) and 8.2.1(B) above, and all costs and fees paid by Landlord to any Governmental Authority or third party pursuant to or to effect such program, shall be included in Operating Expenses for the purposes of Article 6, whether or not specifically listed in such Article 6.

(D)    Tenant shall be liable for all penalties, noncompliance costs or other losses, costs or expenses incurred by Landlord primarily as a result of Tenant’s failure to comply with any of the provisions of Sections 8.2.1(A) through 8.2.1(C) above. Any such amount shall be payable by Tenant to Landlord within ten (10) business days after Landlord’s demand therefor as Additional Rent. Failure of Tenant to pay any amount due pursuant to this Section 8.2.1(D) when due shall be deemed a Tenant Default pursuant to this Lease.

8.2.2.    Tenant shall be responsible for all structural engineering required to determine structural load for any of Tenant’s furniture, fixtures, equipment, other personal property, Alterations and Tenant Improvements; provided that Landlord reserves the right to prescribe the weight and position of all file cabinets, safes and heavy equipment which Tenant desires to place in the Premises so as to properly distribute the weight thereof. Further, Tenant’s business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant as to eliminate such vibration or noise.

8.3    Hazardous Materials.

8.3.1.    Tenant shall not cause or permit any Hazardous Materials (as defined in Section 8.3.7 below) to be brought upon, kept or used in or about the Premises, the Building or the Project in violation of applicable Laws by Tenant or any of its employees, agents, representatives, contractors or invitees (collectively with Tenant, each a “Tenant Party”). If (a) Tenant breaches such obligation, (b) the presence of Hazardous Materials as a result of such a breach results in contamination of the Project, any portion thereof, or any adjacent property, (c) contamination of the Premises otherwise occurs during the Term or any extension or renewal hereof or holding over hereunder or (d) contamination of the Project occurs as a result of Hazardous Materials that are placed on or under or are released into the Project by a Tenant Party, then Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnified Parties (as defined in Section 22.1.2 below) harmless from and against any and all Claims (as defined in Article 20 below) of any kind or nature, including (i) diminution in value of the Project or any portion thereof, (ii) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Project, (iii) damages arising from any adverse impact on marketing of space in the Project or any portion thereof and (iv) sums paid in settlement of Claims that arise before, during or after the Term as a result of such breach or contamination. This indemnification by Tenant includes costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on, under or about the Project. Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Project, any portion thereof or any adjacent property caused or permitted by any Tenant Party results in any contamination of the Project, any portion thereof or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Project, any portion thereof or any adjacent property to its respective condition existing prior to the time of such contamination; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Project, any portion thereof or any adjacent property. Tenant’s obligations under this Section shall not be affected, reduced or limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, employee benefit acts or similar legislation.

8.3.2.    Landlord acknowledges that it is not the intent of this Article to prohibit Tenant from operating its business for the Permitted Use. Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored in accordance with applicable Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord (a) a list identifying each type of Hazardous Material to be present at the Premises that is subject to regulation under any environmental applicable Laws (other than customary quantities of typical office and cleaning supplies, provided no permits or approvals from, and no notice or disclosure to, any Governmental Authorities is required in connection with the presence of such supplies at the Premises), (b) a list of any and all approvals or permits from Governmental Authorities required in connection with the presence of such Hazardous Material at the Premises and (c) correct and complete copies of (i) notices of violations of applicable Laws related to Hazardous Materials and (ii) plans relating to the installation of any storage tanks to be installed in, on, under or about the Project (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion) and closure plans or any other documents required by any and all Governmental Authorities for any storage tanks installed in, on, under or about the Project for the closure of any such storage tanks (collectively, “Hazardous Materials Documents”). Tenant shall deliver to Landlord updated Hazardous Materials Documents, within fourteen (14) days after receipt of a written request therefor from Landlord, not more often than once per year, unless (m) there are any changes to the Hazardous Materials Documents or (n) Tenant initiates any Alterations or changes its business, in either case in a way that involves any material increase in the types or amounts of Hazardous Materials. For each type of Hazardous Material listed, the Hazardous Materials Documents shall include (t) the chemical name, (u) the material state (e.g., solid, liquid, gas or cryogen), (v) the concentration, (w) the storage amount and storage condition (e.g., in cabinets or not in cabinets), (x) the use amount and use condition (e.g., open use or closed use), (y) the location (e.g., room number or other identification) and (z) if known, the chemical abstract service number. Notwithstanding anything in this Section to the contrary, Tenant shall not be required to provide Landlord with any Hazardous Materials Documents containing information of a proprietary nature, which Hazardous Materials Documents, in and of themselves, do not contain a reference to any Hazardous Materials or activities related to Hazardous Materials. Landlord may, at Landlord’s expense, cause the Hazardous Materials Documents to be reviewed by a person or firm qualified to analyze Hazardous Materials to confirm compliance with the provisions of this Lease and with applicable Laws. In the event that a review of the Hazardous Materials Documents indicates non-compliance with this Lease or applicable Laws, Tenant shall, at its expense, diligently take steps to bring its storage and use of Hazardous Materials into compliance. Notwithstanding anything in this Lease to the contrary or Landlord’s review into Tenant’s Hazardous Materials Documents or use or disposal of hazardous materials, however, Landlord shall not have and expressly disclaims any liability related to Tenant’s or other tenants’ use or disposal of Hazardous Materials, it being acknowledged by Tenant that Tenant is best suited to evaluate the safety and efficacy of its Hazardous Materials usage and procedures.

8.3.3.    At any time, and from time to time, Landlord shall have the right to conduct appropriate tests of the Project or any portion thereof to demonstrate that Hazardous Materials are present or that contamination has occurred due to the acts or omissions of a Tenant Party. Tenant shall pay all reasonable costs of such tests if such tests reveal that Hazardous Materials exist at the Project in violation of Tenant’s obligations under this Lease.

8.3.4.    Tenant shall not install or utilize any underground or other storage tanks storing Hazardous Materials on the Premises without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion. Subject to the foregoing, if underground or other storage tanks storing Hazardous Materials installed or utilized by Tenant are located on the Premises, or are hereafter placed on the Premises by Tenant (or by any other party, if such storage tanks are utilized by Tenant), then Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the applicable Laws.

8.3.5.    Tenant shall promptly report to Landlord any actual or suspected presence of mold or water intrusion at the Premises.

8.3.6.    Tenant’s obligations under this Section 8.3 shall survive the expiration or earlier termination of the Lease. During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any Hazardous Materials, Tenant shall be deemed a holdover tenant and subject to the provisions of Section 8.3.

8.3.7.    As used in this Lease, the term “Hazardous Material” means any toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous substance, material or waste that is or becomes regulated by applicable Laws or any Governmental Authority, and the term “Hazardous Material Laws” means and includes all now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements by any federal, state or local governmental authority regulating, relating to, or imposing liability or standards of conduct concerning public health and safety, the environment or any Hazardous Material, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.), and California Health and Safety Code (Sections 25100, 25249.5, 25316 and 39000, et seq. in each case).

8.3.8.    Notwithstanding anything to the contrary in this Lease, Landlord shall have sole control over the equitable allocation of control areas (as defined in the California Building Standards Code) within the Project for the storage of Hazardous Materials. Without limiting the foregoing, if the use of Hazardous Materials by Tenant is such that Tenant utilizes fire control areas in the Project in excess of Tenant’s Percentage of the Building or the Project, as applicable, then Tenant shall, at its sole cost and expense and upon Landlord’s written request, establish and maintain a separate area of the Premises classified by the California Building Standards Code as a “Group H” occupancy area for the use and storage of Hazardous Materials, or take such other action as is necessary to ensure that its share of the fire control areas of the Building and the Project is not greater than Tenant’s Percentage of the Building or the Project, as applicable. Notwithstanding anything in this Lease to the contrary, Landlord shall not have and expressly disclaims any liability related to Tenant’s or other tenants’ use or disposal of fire control areas, it being acknowledged by Tenant that Tenant and other tenants are best suited to evaluate the safety and efficacy of its Hazardous Materials usage and procedures.

8.4    Odors and Exhaust. Tenant acknowledges that Landlord would not enter into this Lease with Tenant unless Tenant assured Landlord that under no circumstances will any other occupants of the Building or the Project (including persons legally present in any outdoor areas of the Project) be subjected to odors or fumes (whether or not noxious), and that the Building and the Project will not be damaged by any exhaust, in each case from Tenant’s operations. Landlord and Tenant therefore agree as follows:

8.4.1.    Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises.

8.4.2.    If the Building has a ventilation system that, in Landlord’s judgment, is adequate, suitable, and appropriate to vent the Premises in a manner that does not release odors affecting any indoor or outdoor part of the Project, Tenant shall vent the Premises through such system. If Landlord at any time determines that any existing ventilation system is inadequate, or if no ventilation system exists, Tenant shall in compliance with applicable Laws vent all fumes and odors from the Premises (and remove odors from Tenant’s exhaust stream) as Landlord requires. The placement and configuration of all ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord’s approval. Tenant acknowledges Landlord’s legitimate desire to maintain the Project (indoor and outdoor areas) in an odor-free manner, and Landlord may require Tenant to abate and remove all odors in a manner that goes beyond the requirements of applicable Laws.

8.4.3.    Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord’s judgment be necessary or appropriate from time to time) to completely remove, eliminate and abate any odors, fumes or other substances in Tenant’s exhaust stream that, in Landlord’s judgment, emanate from Tenant’s Premises. Any work Tenant performs under this Section shall constitute Alterations.

8.4.4.    Tenant’s responsibility to remove, eliminate and abate odors, fumes and exhaust shall continue throughout the Term. Landlord’s construction of the Tenant Improvements shall not preclude Landlord from requiring additional measures to eliminate odors, fumes and other adverse impacts of Tenant’s exhaust stream (as Landlord may designate in Landlord’s discretion). Tenant shall install additional equipment as Landlord requires from time to time under the preceding sentence. Such installations shall constitute Alterations.

8.4.5.    If Tenant fails to install satisfactory odor control equipment within ten (10) business days after Landlord’s demand made at any time, then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord’s determination, cause odors, fumes or exhaust. For example, if Landlord determines that Tenant’s production of a certain type of product causes odors, fumes or exhaust, and Tenant does not install satisfactory odor control equipment within ten (10) business days after Landlord’s request, then Landlord may require Tenant to stop producing such type of product in the Premises unless and until Tenant has installed odor control equipment satisfactory to Landlord.

ARTICLE 9

MOLD

Tenant shall use commercially reasonable efforts to maintain the Premises in a manner that prevents the occurrence of an infestation of hazardous mold, mildew, microbial growths, and any associated mycotoxins in the Premises.

ARTICLE 10

NOTICES

10.1    Method of Delivery. Any notice, consent, approval or objection required or permitted by this Lease (a “Notice”) shall be in writing and may be delivered: (a) in person (by hand or by messenger or courier service) or (b) by certified or registered mail or United States Postal Service Express Mail, with postage prepaid, or (c) by a nationally recognized overnight delivery service that provides delivery verification, or (d) by facsimile transmission, addressed to Tenant at the Premises and to Landlord at each of the addresses designated in Section 1.2, and shall be deemed sufficiently given if served in a manner specified in this Article 10. Either party may specify a different address for Notice purposes by Notice to the other.

10.2    Receipt of Notices. Any Notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. Notices delivered by United States Postal Service Express Mail or overnight delivery service that guarantees next day delivery shall be deemed given on the next business day after delivery of the same to the United States Postal Service or overnight delivery service. If any Notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone confirmation of receipt of the transmission thereof, provided a copy is also delivered on or before the next business day via one of the methods in Section 10.1(a)-(c) above. If any Notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

10.3    Statutory Service of Notice. When a statute permits, or requires, service of a notice in a particular manner, service of that notice (or a similar Notice permitted, or required, by this Lease) in the manner permitted, or required, by this Article 10 shall replace and satisfy the statutory service-of-notice procedures, including, but not limited to, those required by California Code of Civil Procedure Section 1162, or any similar or successor statute.

ARTICLE 11

BROKERS

Tenant warrants that it has had no dealings with any real estate broker, finder or agent in connection with the negotiation of this Lease except for the broker(s) whose name(s) is (are) set forth in Section 1.16, whose commission shall be payable by Landlord pursuant to one or more separate agreements, and that it knows of no other real estate broker, finder or agent who is or might be entitled to a commission in connection with this Lease. Tenant shall be solely responsible for the payment of any fee due to any other broker, finder, agent or other party claiming under Tenant, and shall hold Landlord free and harmless against any liability in respect thereto, including attorneys’ fees and costs incurred by Landlord in connection therewith.

ARTICLE 12

HOLDING OVER

If Tenant holds over after the expiration or earlier termination of the Term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance, or, if Tenant holds over after the expiration or earlier termination of the Term hereof with the express written consent of Landlord, Tenant shall become a month-to-month tenant, in either case at a Basic Rent equal to one hundred fifty percent (150%) of the Rent payable during the last month of the Term, and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of Rent after such expiration or earlier termination without Landlord’s prior written consent shall not waive Landlord’s right to evict Tenant without thirty (30) days prior written notice. The foregoing provisions of this Article 12 are in addition to and do not affect Landlord’s right of reentry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration or earlier termination of this Lease, Tenant shall indemnify, defend and hold Landlord harmless from all Claims, including, without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender, lost profits and other consequential damages, and any and all attorneys’ fees and costs incurred by Landlord in connection Tenant’s failure to surrender the Premises in accordance with the provisions of this Lease on the expiration or earlier termination of this Lease.

ARTICLE 13

TAXES ON TENANT’S PROPERTY

13.1    Personal Property and Fixtures. Tenant shall be liable for and shall pay, before delinquency, all taxes levied against any of Tenant’s Personal Property (defined below) placed by Tenant or any Tenant Party in or about the Premises. If any such taxes on Tenant’s Personal Property are levied against Landlord or Landlord’s property, or if the assessed value of the Premises, Building or Project is increased by the inclusion therein of a value placed upon such Tenant’s Personal Property, and if Landlord, after Notice to Tenant, pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof (but only under proper protest if so requested by Tenant), Tenant shall, upon demand, repay to Landlord the taxes so levied against Landlord, or the portion of such taxes resulting from such increase in the assessment.

13.2    Tenant Improvements. If the Leasehold Improvements (defined below) in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “Building Standard Improvements” (as defined in the Work Letter Agreement) for other space in the Building are assessed, then the real property taxes and assessments levied against the Building or Project by reason of such excess assessed valuation shall be deemed to be taxes levied against Tenant’s Personal Property and shall be governed by the provisions of Section 13.1 above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether the Leasehold Improvements are assessed at a higher valuation than Landlord’s “Building Standard Improvements”, such records shall be binding on both Landlord and Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

13.3    Additional Taxes. Tenant shall pay to Landlord, within ten (10) business days of Landlord’s demand therefor, and in such manner and at such times as Landlord shall direct from time to time by written notice to Tenant, any excise, sales, privilege or other tax, assessment or other charge (other than income or franchise taxes) imposed, assessed or levied by any Governmental Authority upon Landlord on account of: (a) the Rent payable by Tenant hereunder (or any other benefit received by Landlord hereunder), including, without limitation, any gross receipts tax, license fee or excise tax levied by any Governmental Authority, (b) this Lease, Landlord’s business as a lessor hereunder, and the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of any portion of the Premises (including, without limitation, any applicable possessory interest taxes), (c) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises, or (d) otherwise in respect of or as a result of the agreement or relationship of Landlord and Tenant hereunder.

ARTICLE 14

CONDITION OF PREMISES

14.1    As Is. Tenant acknowledges and agrees that, except with respect to the Landlord Work: (a) Tenant has inspected, or has had the opportunity to inspect, the Project, the Building and the Premises and, subject to Landlord’s obligations under this Lease, acknowledges that the same are acceptable for Tenant’s intended use and agrees to accept them in their “AS IS, WHERE IS” condition, (b) except as expressly provided in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, the Parking Area or any other portion of the Project or with respect to the condition thereof or the suitability of the same for the conduct of Tenant’s business, (c) except as expressly provided in the Work Letter Agreement and Section 16.2 below, and subject to the express representations and warranties of Landlord set forth in this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, or any portion of the Building or Project and (d) except as expressly provided in this Lease, Landlord shall have no obligation to provide Tenant with any allowance, rent credit or abatement in connection with Tenant’s entering into this Lease. The taking of possession of the Premises by Tenant shall conclusively establish that the Project, the Building and the Premises were at such time in good order and clean condition and that Landlord shall have discharged all of its obligations under the Work Letter Agreement (subject to any punch list items as set forth in the Work Letter Agreement), and the execution of this Lease by Tenant shall conclusively establish that the Premises, the Building, the Project and the Parking Area were in good and sanitary order, condition and repair at such time, except for latent defects, if any. Without limiting the foregoing, Tenant’s execution of the Memorandum of Terms shall constitute a specific acknowledgment and acceptance of the various start-up inconveniences that may be associated with the use of the Building, the Parking Area and other portions of the Project, such as certain construction obstacles (e.g., scaffolding), delays in use of freight elevator service, unavailability of certain elevators for Tenant’s use, uneven air-conditioning services and other typical conditions incident to recently constructed (or recently modified) office and laboratory/research and development buildings. Tenant (for itself and all other claiming through Tenant) hereby irrevocably waives and releases its right to terminate this Lease under Section 1932(l) of the California Civil Code.

14.2    Limited Warranty. Notwithstanding the foregoing provisions of Section 14.1, Landlord hereby warrants that (a) all Building Systems (as that term is defined in Section 15.1 below) servicing the Premises, other than the New HVAC Units (as defined in the Work Letter Agreement), shall be in good working order and condition for a period of twelve (12) months beginning on the Early Occupancy Date (as defined in Section 41.2 below), and (b) each New HVAC Unit shall be in good working order and condition for a period of twelve (12) months beginning on the date that the installation of such New HVAC Unit is complete. In the event of a failure of the foregoing warranty, provided that Tenant delivers Notice thereof to Landlord within the applicable twelve (12) month period, then Landlord shall cure such failure within a reasonable period of time after receiving such Notice and the cost thereof shall be at Landlord’s sole cost and expense and shall not be included in Operating Expenses, except to the extent such failure is caused by Tenant or any Tenant Party, in which event Tenant shall reimburse Landlord for the cost to cure such failure.

ARTICLE 15

ALTERATIONS

15.1    Alterations and Major Alterations. Except for Permitted Alterations, Tenant shall make no alterations, additions, or improvements in or to the Premises (collectively, the “Alterations”) without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed for all Alterations other than Major Alterations (which shall be granted in Landlord’s sole discretion), and then only by licensed contractors or mechanics approved by Landlord in writing, which approval shall not be unreasonably withheld, conditioned or delayed (provided that any contractors performing any Major Alterations shall be subject to approval by Landlord in its sole and absolute discretion). Tenant shall submit to Landlord plans and specifications for any proposed Alterations to the Premises, and may not make such Alterations until Landlord has approved such plans and specifications and the contractor performing any Alterations in writing. Tenant shall construct such Alterations in accordance with the plans and specifications approved by Landlord and in compliance with all applicable Laws, and shall not amend or modify such plans and specifications without Landlord’s prior written consent. If any proposed Alterations require the consent or approval of any lessor of a superior lease or the holder of a mortgage encumbering the Premises, Tenant acknowledges that such consent or approval must be secured prior to the construction of such Alterations. Tenant agrees not to construct or erect partitions or other obstructions that might interfere with Landlord’s free access to mechanical installations or service facilities of the Building or interfere with the moving of Landlord’s equipment to or from the enclosures containing said installations or facilities. All Alterations shall be done at such times and in such manner as Landlord may from time to time reasonably designate. Tenant will pay the entire cost and expense of all Alterations, including, without limitation, for any painting, restoring or repairing of the Premises or the Building necessitated by the Alterations, and Landlord’s actual out-of-pocket third party review and Landlord’s supervision fee in an amount equal to three percent (3%) of the cost of the Alterations in question (except for Permitted Alterations). Tenant will also obtain and/or require: (a) builder’s “all-risk” insurance (or the equivalent thereof) in an amount at least equal to the replacement value of the Alterations; (b) liability insurance insuring Tenant and each of Tenant’s contractors against construction related risks in at least the form, amounts and coverage required of Tenant under Article 22; and (c) if requested by Landlord, demolition (if applicable) and payment and performance bonds in an amount not less than the full cost of the Alterations. The insurance policies described in clause (b) of this Section 15.1 must name Landlord, Landlord’s lender (if any), Bollert/LeBeau Inc. (“Property Manager”) and other parties reasonably requested by Landlord as additional insureds, specifically including completed operations. Tenant covenants and agrees that all Alterations done by Tenant shall be performed in full compliance with all Laws. If any Governmental Authority requires any alterations or modifications to the Building or the Premises as a result of Tenant’s Permitted Use of the Premises or as a result of any Alteration to the Premises made by or on behalf of Tenant, Tenant will pay the cost of all such alterations or modifications. If any such Alterations involve any modifications to (i) the structural portions of the Building, (ii) the mechanical, electrical, plumbing, fire/life safety or heating, ventilating and air conditioning systems of the Building (collectively, “Building Systems”) or (iii) any portion of the Building outside of the interior of the Premises (a “Major Alteration”), it shall be reasonable for Landlord to withhold its consent to any such Major Alterations and it shall be reasonable for Landlord to condition its consent to any Major Alterations on Landlord making the Major Alterations, provided that Landlord may first require Tenant to deposit with Landlord an amount sufficient to pay the cost of the Major Alterations (including, without limitation, reasonable overhead, administrative costs and profit). Before commencing any work, Tenant shall give Landlord at least ten (10) days Notice of the proposed commencement of such work and shall, if required by Landlord, deliver a copy of the completion and payment bond required by Landlord in form, substance and amount satisfactory to Landlord. “Permitted Alterations” means only usual and customary maintenance and repairs of Leasehold Improvements if and to the extent that such maintenance and repairs: (A) are of a type and extent which are customarily permitted to be made without consent by landlords acting consistently with Institutional Owner Practices leasing similar space for similar uses to similar tenants, (B) are in compliance with the Rules and Regulations and all applicable Laws, (C) are not Major Alterations, and (D) do not cost more than Twenty Thousand and 00/100 Dollars ($20,000.00) in each instance.

15.2    Removal of Alterations and Tenant’s Personal Property. The Tenant Improvements together with all Alterations upon the Premises made by Tenant after the Commencement Date, including, without limitation, all wall coverings, built-in cabinet work, paneling and the like (collectively, “Leasehold Improvements”), shall, at Landlord’s election, either (a) be removed by Tenant if Landlord requests such removal at the time of approving such Alterations, or (b) shall become the property of Landlord and shall remain upon, and be surrendered with, the Premises at the end of the Term hereof; provided, however, that if Landlord, by Notice to Tenant, requires Tenant to remove any such Leasehold Improvements, Tenant shall repair all damage resulting from such removal or, at Landlord’s option, shall pay to Landlord the cost of such removal, as reasonably estimated by Landlord, prior to the expiration of the Term of this Lease. Notwithstanding the foregoing, Tenant shall not be required to, nor have the right to, remove the initial Tenant Improvements to the extent approved by Landlord. All articles of personal property and all business and trade fixtures, cabling, machinery and equipment, furniture and movable partitions owned by Tenant or any other Tenant Party or that are installed by or for Tenant or any other Tenant Party at its expense in the Premises (collectively, “Tenant’s Personal Property”) shall be and remain the property of Tenant and shall be removed by Tenant prior to the expiration of the Term, and Tenant shall repair all damage to the Premises, if any, resulting from such removal. If Tenant shall fail to remove any of the foregoing from the Premises prior to termination of this Lease for any cause whatsoever, Tenant shall be deemed to be holding over in the Premises without the consent of Landlord and Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store the same without liability to Tenant for loss thereof. In such event, Tenant agrees to pay to Landlord upon demand, any and all expenses incurred in such removal (including court costs and attorneys’ fees) and storage charges thereon, for any length of time that the same shall be in Landlord’s possession or control. Landlord may, at its option, without Notice, sell such property, or any of the same, at a private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale to any amounts due under this Lease from Tenant to Landlord and/or to all expenses, including attorneys’ fees and costs, incident to the removal and/or sale thereof.

ARTICLE 16

REPAIRS

16.1    Tenant Obligations. Tenant shall, when and if needed, at Tenant’s sole cost and expense and subject to Section 14.2 and Article 15 above, make all repairs to the Premises and every part thereof (including all structural and non-structural parts) to maintain the Premises in the condition and repair that existed as of the Commencement Date, reasonable wear and tear excepted, and free from any Hazardous Materials. Except as expressly set forth in Section 14.2 above and Section 16.2 below, all Supplemental Equipment and all Building Systems exclusively serving the Premises shall be maintained, repaired and replaced as needed by Tenant at Tenant’s sole cost and expense and Landlord shall have no liability for the operation, repair, maintenance or replacement of any Supplemental Equipment, nor shall Landlord have any liability for the operation, repair or maintenance of any Building Systems exclusively serving the Premises. “Supplemental Equipment” means any items that are installed within the Premises by or at the direction of Tenant or that exclusively serve the Premises (other than standard Building Systems), including, without limitation: (A) any supplemental, specialty or non-Building standard electrical (including lighting), mechanical, plumbing, heating, ventilation and air conditioning systems, fixtures and equipment; (B) any supplemental, specialty or non-Building standard fire, life, safety or security systems, fixtures and equipment; and (C) all video, audio, communications or computer systems, fixtures and equipment (including cabling). Without limiting the foregoing, Tenant shall maintain, at its sole cost and expense, a contract for the regular maintenance and repair of the heating, ventilation and air conditioning systems, fixtures and equipment located in or exclusively serving the Premises.

16.2    Landlord Obligations. Landlord shall maintain, repair and replace the structural portions of the Building (including, without limitation, the roof structure (including the roof membrane), slab and exterior walls) outside of the Premises, the Parking Area and the Building Systems (other than Building Systems and/or components thereof exclusively serving the Premises, except as expressly set forth in Section 14.2 above), and, except as expressly set forth in Section 14.2 above, the costs incurred by Landlord in performing such maintenance, repairs and replacements shall be included in Operating Expenses to the extent permitted under Section 6.1 above. For purposes of clarification, Landlord shall have no obligation to repair, maintain or replace any part of the Premises, any Building Systems exclusively serving the Premises (except as expressly set forth in Section 14.2 above) or any Supplemental Equipment. Landlord shall not be liable for any failure to make any repairs or replacements or to perform any maintenance to the extent that the need for such repairs, replacements or maintenance is caused by the negligence or willful misconduct of any Tenant Party. Except as provided in Articles 23 and 24 hereof, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations, improvements or replacements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs and replacements at Landlord’s expense under any Law now or hereafter in effect including Section 1941 and 1942 of the California Civil Code (as the same may be amended from time to time) and any successor statute and similar Law now or hereafter in effect.

ARTICLE 17

LIENS

Tenant shall not cause or permit to be filed against the Premises, the Building or the Project or of any portion thereof or against Tenant’s leasehold interest in the Premises any mechanics’, materialmen’s or other liens, including without limitation any state, federal or local “superfund” or Hazardous Materials cleanup lien imposed as a result of the presence of Hazardous Materials in, on or about the Premises, the Building or any other portion of the Project. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices that it deems necessary for protection from such liens. Tenant shall discharge any lien filed against the Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, by bond or otherwise, within ten (10) business days after the filing thereof, at the cost and expense of Tenant. If any such liens are filed and Tenant fails to discharge them pursuant to the foregoing sentence, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations hereunder, cause such lien(s) to be released by any means it shall deem proper, including payments in satisfaction of the claim giving rise to such lien or by obtaining a corporate statutory mechanic’s lien release bond in an amount equal to one hundred fifty percent (150%) of such lien claim. Tenant shall: (a) pay to Landlord, immediately upon Notice from Landlord, any cost or expense, including, without limitation, attorneys’ fees and costs, incurred by Landlord by reason of Tenant’s failure to discharge any such lien, together with interest thereon at the maximum rate per annum permitted by Law from the date of such payment by Landlord and (b) shall indemnify, defend and hold the Landlord Indemnified Parties harmless from and against any liens.

ARTICLE 18

ENTRY BY LANDLORD

Landlord reserves and shall at any and all reasonable times and upon at least twenty-four (24) hours prior notice to Tenant (except in the case of an emergency) have the right to enter the Premises to supply any service to be provided by Landlord to Tenant hereunder, to inspect the same, to show the Premises to prospective purchasers, lenders, or investors and during the last twelve (12) months of the Term or following a default by Tenant to prospective tenants, to post notices of non-responsibility, to alter, improve or repair the Premises or any other portion of the Building and/or the Project, as provided in Section 2.4 above, or for any other reasonable purpose, all without being deemed guilty of any eviction of Tenant and without abatement of Rent. Except in the case of an emergency, Landlord shall use commercially reasonable efforts to enter the Premises pursuant to the foregoing sentence only during regular business hours. Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that Tenant shall have access to the Premises at all times and provided further that the business of Tenant shall be interfered with as little as is reasonably practicable. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, for any loss of occupancy or quiet enjoyment of the Premises and for any other loss in, upon and about the Premises, the Building or the Project on account of Landlord’s entry or work permitted by this Article 18 or by Section 2.4 above. Landlord shall at all times have and retain a key with which to unlock all doors in the Premises, excluding Tenant’s vaults and safes. Landlord shall have the right to use any and all means that Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant.

ARTICLE 19

UTILITIES AND SERVICES

19.1    Premises Utilities. Notwithstanding anything to the contrary in this Lease, Tenant shall pay for the cost of all water (including the cost to service, repair and replace reverse osmosis, de-ionized and other treated water), electricity, gas, heating, ventilation and air-conditioning (“HVAC”), light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon. All such utilities and services provided to the Premises that are separately metered shall be paid by Tenant directly to the supplier of such utilities or services. If any such utility is not separately metered to Tenant, Tenant shall pay Tenant’s Percentage of all charges of such utility jointly metered with other premises as Additional Rent or, in the alternative, Landlord may, at its option, monitor the usage of such utilities by Tenant and charge Tenant with the cost of purchasing, installing and monitoring such metering equipment, which cost shall be paid by Tenant as Additional Rent. Landlord may base its bills for utilities on reasonable estimates; provided that Landlord adjusts such billings promptly thereafter or as part of the next Annual Reconciliation to reflect the actual cost of providing utilities to the Premises. In the event that the Building or Project is less than fully occupied during a calendar year, Tenant acknowledges that Landlord may extrapolate utility usage that varies depending on the occupancy of the Building or Project (as applicable) to equal Landlord’s reasonable estimate of what such utility usage would have been had the Building or Project, as applicable, been one hundred percent (100%) occupied during such calendar year; provided, however, that Landlord shall not recover more than one hundred percent (100%) of the actual cost of such utilities. Landlord may, in Landlord’s sole and absolute discretion, at any time and from time to time, contract, or require Tenant to contract, for utility services (including generation, transmission, or delivery of the utility service) with a utility service provider(s) of Landlord’s choosing. Tenant shall fully cooperate with Landlord and any utility service provider selected by Landlord. Tenant shall permit Landlord and the utility service provider to have reasonable access to the Premises and the utility equipment serving the Premises, including lines, feeders, risers, wiring, pipes, and meters. Tenant shall either pay or reimburse Landlord for all costs associated with any change of utility service, including the cost of any new utility equipment, within ten (10) business days after Landlord’s written demand for payment or reimbursement.

19.2    Janitorial Service. Tenant, at its sole cost and expense, shall enter into an agreement for regular janitorial services for the Premises with a company which is fully bonded and insured and approved by Landlord in its reasonable discretion. Tenant shall keep the Premises at all times in a clean and orderly condition, at Tenant’s expense and to the reasonable satisfaction of Landlord. Unless otherwise agreed to by Landlord, no one other than persons approved by Landlord shall be permitted to enter the Premises for the purpose of providing janitorial or cleaning service.

19.3    Landlord Exculpation. Landlord’s failure to furnish or cause to be furnished any service which Landlord is required or elects to provide hereunder shall not result in any liability to Landlord unless and to the extent caused by the gross negligence or willful misconduct of Landlord. Landlord shall not be responsible or liable for any loss, damage, or expense that Tenant may incur as a result of any change of utility service, including any change that makes the utility supplied less suitable for Tenant’s needs, or for any failure, interruption, stoppage, or defect in any utility service. In addition, Tenant shall not be entitled to any abatement or reduction of Rent, no eviction of Tenant shall result from and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease by reason of any such change, failure, interruption, stoppage or defect. In the event of any such failure, interruption, stoppage or defect of a service which Landlord is required to provide hereunder, Landlord shall diligently attempt to cause service to be resumed promptly.

19.4    Limitations on Tenant’s Utilities. Tenant shall not, without Landlord’s prior written consent, use any device in the Premises (including data processing machines) that will in any way (a) increase the amount of ventilation, air exchange, gas, steam, electricity or water required or consumed in the Premises based upon Tenant’s Percentage of the Building or Project (as applicable) beyond the existing capacity of the Building or the Project usually furnished or supplied for the Permitted Use or (b) exceed Tenant’s Percentage of the Building’s or Project’s (as applicable) capacity to provide such utilities or services. If Tenant shall require utilities or services in excess of those usually furnished or supplied for tenants in similar spaces in the Building or the Project by reason of Tenant’s equipment or extended hours of business operations, then Tenant shall first procure Landlord’s consent for the use thereof, which consent shall not be unreasonably withheld, conditioned or delayed (except that Landlord may condition such consent upon the availability of such excess utilities or services), and Tenant shall pay as Additional Rent an amount equal to the cost of providing such excess utilities and services.

19.5    Intentionally Omitted.

19.6    Energy Tracking. Within ten (10) business days following Landlord’s written request therefor, Tenant shall deliver to Landlord copies of any invoices for utility services provided to the Premises and related information reasonably requested by Landlord in connection with the requirements of California Public Resources Code Section 25402.10, the corresponding regulations adopted by the California Energy Commission and provided in California Code of Regulations, Title 20, Division 2, Chapter 4, Article 9, Sections 1680-1684, and any supplemental and/or successor statute or regulations concerning the reporting of energy usage and efficiency relative to commercial buildings. Tenant acknowledges that any utility information for the Premises, the Building and the Project may be shared with third parties, including Landlord’s consultants and Governmental Authorities. In the event that Tenant fails to comply with this Section, Tenant hereby authorizes Landlord to collect utility usage information directly from the applicable utility providers. In addition to the foregoing, Tenant shall comply with all applicable Laws related to the disclosure and tracking of energy consumption at the Premises. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

19.7    Reservation of Rights. Landlord reserves the right to stop service of the plumbing, ventilation, air conditioning and utility systems, when Landlord deems necessary, due to accident, emergency or the need to make repairs, alterations or improvements, until such repairs, alterations or improvements shall have been completed, and Landlord shall further have no responsibility or liability for failure to supply plumbing, ventilation, air conditioning or utility service when prevented from doing so by Force Majeure (as defined in Section 36.8 below) or, to the extent permitted by applicable Law, Landlord’s ordinary negligence; provided, however, that Landlord shall use commercially reasonable efforts to (a) provide prior written notice of such stoppage to Tenant and (b) minimize any interference with Tenant’s use of or access to the Premises as a result of such stoppage. Without limiting the foregoing, it is expressly understood and agreed that any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of Force Majeure or, to the extent permitted by applicable Law, Landlord’s ordinary negligence.

ARTICLE 20

INDEMNIFICATION AND EXCULPATION OF LANDLORD

Tenant shall indemnify, defend and hold harmless the Landlord Indemnified Parties (as defined in Section 22.1.2 below) from and against any and all claims, demands, penalties, fines, liabilities, actions (including, without limitation, informal proceedings), settlements, judgments, damages, losses, costs and expenses (including attorneys’ fees and costs) of whatever kind or nature, known or unknown, contingent or otherwise, incurred or suffered by or asserted against such Landlord Indemnified Party (collectively, “Claims”) arising from or in connection with, directly or indirectly, (a) any cause whatsoever in the Premises (including, but not limited to, Claims resulting in whole or in part from the negligence of the Landlord Indemnified Party), except to the extent directly caused by the gross negligence or intentional misconduct of such Landlord Indemnified Party, (b) the presence at or use or occupancy of the Premises or Project by a Tenant Party, (c) any act, neglect, fault or omission on the part of any Tenant Party, or (d) a breach or default by Tenant in the performance of any of its obligations hereunder. Payment shall not be a condition precedent to enforcement of the foregoing indemnity. In case any action or proceeding shall be brought against any Landlord Indemnified Party by reason of any such Claim, at such Landlord Indemnified Party’s option, upon Notice from Landlord, Tenant shall defend the same at Tenant’s expense by counsel selected by Landlord in its sole discretion. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property (including, without limitation, any damage to personal property or scientific research, including loss of records kept by Tenant within the Premises (in each case, regardless of whether such damage is foreseeable)) or injury to Tenant or any other Tenant Parties in, upon or about the Premises, the Building, the Parking Area or the Project from any cause whatsoever and hereby waives all Claims (including consequential damages and claims for injury to Tenant’s business or loss of income arising out of any loss of use of the Premises, the Building, the Parking Area or the Project or any equipment or facilities therein, or relating to any such damage or destruction of personal property as described in this Section) in respect thereof against each Landlord Indemnified Party, except that which is solely caused by, or solely the result of: (i) any Landlord Default (defined below), (ii) the grossly negligent acts of such Landlord Indemnified Party, or (iii) the willful misconduct of such Landlord Indemnified Party. Landlord shall not be liable for any damages arising from any act, omission or neglect of any other tenant in the Building or the Project, or of any other third party. Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts. Landlord shall not be liable for injuries or losses caused by criminal acts of third parties, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal. If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage. Without limitation on other obligations of Tenant that survive the expiration of the Term, the clauses of this Article 20 shall survive the expiration or earlier termination of this Lease until all Claims against the Landlord Indemnified Parties involving any of the indemnified matters are fully, finally, and absolutely barred by the applicable statutes of limitations.

Landlord shall indemnify, defend and hold harmless Tenant and its agents, employees, successors and assigns from and against any and all Claims to the extent caused by the gross negligence or willful misconduct of Landlord.

ARTICLE 21

DAMAGE TO TENANT’S PROPERTY

Notwithstanding the provisions of Article 20 or anything to the contrary in this Lease, no Landlord Indemnified Party shall be liable for: (a) loss or damage to any property by theft or any other cause whatsoever, (b) any injury or damage to persons resulting from fire, storms, earthquakes, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or the Project or from the pipes, appliances or plumbing work therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever, except that which is solely caused by, or solely the result of: (i) the grossly negligent acts of such Landlord Indemnified Party, (ii) the willful misconduct of such Landlord Indemnified Party, or (iii) any latent defect in the Premises, the Building or any other portion of the Project that is not promptly remedied by Landlord following Landlord’s receipt of notice thereof. Tenant shall immediately give Notice to Landlord in case of the occurrence of any fire or accidents in or about the Premises, the Building or any other portion of the Project, or the discovery of any defects therein (including, without limitation, any latent defect in the Premises) or in any fixtures or equipment that are the property of Landlord, Tenant or any other tenant or occupant of premises in the Project.

Without limiting the foregoing, Tenant acknowledges that safety and access control devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or access control device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant’s property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in Article 22. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

ARTICLE 22

INSURANCE

22.1    Tenant’s Insurance. Tenant shall, during the Term hereof (and during any period that Tenant may enter, occupy and/or use the Premises prior to the Commencement Date and any holdover period), at its sole cost and expense, keep in full force and effect the following insurance:

22.1.1.    Property insurance insuring against any perils included within the classification “All Risk,” including, without limitation, fire, windstorm, cyclone, tornado, hail, earthquake, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicle, smoke damage, vandalism, malicious mischief and sprinkler leakage (and earthquake sprinkler leakage). Such insurance shall insure all property owned by Tenant or any other Tenant Party, for which Tenant or any other Tenant Party is legally liable or that was installed at the expense of Tenant or any other Tenant Party, and which is located in the Building, including, without limitation, furniture, furnishings, installations, fixtures and equipment, any other personal property, and in addition, all improvements and betterments to the Premises, including all Leasehold Improvements, in an amount not less than one hundred percent (100%) of the full replacement cost thereof. For the purposes of this Section 22.1.1, the Premises shall consist of the floor area shown in the Outline of Premises, consisting of the cubic space spanning from the floor slab to the bottom surface of the floor slab of the floor immediately above the Premises (“Upper Slab”), without any offsets or deductions that are included for the Permitted Use of Tenant. Such cubic space shall include the plenum space which is bounded by the lower surface of the Upper Slab and the suspended ceiling of the Premises. In the event that there shall be a dispute as to the amount that comprises full replacement cost, the decision of Landlord or any mortgagees of Landlord shall be conclusive. Such policy shall name Landlord, any mortgagees of Landlord and any other additional parties designated by Landlord as loss payees, as their respective interests may appear.

22.1.2.    Commercial General Liability Insurance insuring Tenant on the current ISO CG 00 01 occurrence form or any equivalent reasonably acceptable to Landlord against any liability arising out of the lease, use, occupancy or maintenance of the Premises, the Building or the Project, or any portion of the foregoing. Such insurance shall be in the following minimum limits: $2,000,000 per occurrence and $2,000,000 in the aggregate and shall be endorsed to have the aggregate apply on a per location/per project basis and shall cover injury (including mental anguish) to or death of one or more persons and damage to tangible property (including loss of use) including blanket contractual liability, broad form property damage (including coverage for explosion, collapse and underground hazards), $1,000,000 personal & advertising injury, and $2,000,000 Products Completed Operations. The policy shall not include any exclusions or limitations other than those incorporated in the standard form. The policy shall insure the hazards of the Premises and Tenant’s operations thereon, Tenant’s independent contractors and Tenant’s contractual liability (including, without limitation, the indemnity contained in Article 20 hereof) and shall: (i) name Landlord (6262 Lusk Investors LLC); B/L Lusk LLC; the Property Manager; any additional entity Landlord may designate from time to time; and their respective partners, parents, affiliates, divisions and subsidiaries, and each of their respective directors, officers, principals, partners, shareholders, members, managing members, agents, employees, successors and assigns (together with Landlord, collectively, “Landlord Indemnified Parties”) as additional insureds; and (ii) include coverage for cross liability claims between Named Insureds (i.e., “Named Insured vs. Named Insured” Cross Liability Coverage Endorsement if required for coverage and no exclusion for cross liability claims between Named Insureds). Such insurance shall indicate that defense costs shall be outside of the policy limits, and shall not contain any exclusions or restrictions applicable to operations of the type contemplated by this Lease. In addition to any insurance required of Tenant, Tenant shall secure, pay for and maintain or cause Tenant’s contractors and sub-contractors to secure, pay for and maintain insurance during any construction or work to the Premises performed by or on behalf of Tenant at a minimum equal to the limits of liability required by Tenant. Tenant’s products and completed operations insurance shall be maintained for a minimum period equal to the greater of (i) the period under which a claim can be asserted under any applicable statutes of limitations and/or repose or (ii) three (3) years after Substantial Completion of the Tenant Improvements. Tenant’s contractual liability insurance shall include coverage sufficient to meet the indemnity obligations included herein.

22.1.3.    Worker’s Compensation Insurance in compliance with statutory requirements of the state(s) in which the employee resides, is hired and in which this Lease takes place, which insurance shall apply to all persons employed by Tenant, and Employer’s Liability insurance in amounts not less than $1,000,000 per accident, $1,000,000 per disease, and $1,000,000 disease-policy limit.

22.1.4.    Business interruption insurance and extra expense coverage on ISO coverage form CP 00 30 or equivalent reasonably acceptable to Landlord, which shall cover Tenant’s monetary obligations under this Lease and any direct or indirect loss of earnings attributable to perils insured against in Section 22.1.1 above for a period of at least twelve (12) months. If Tenant fails to obtain business interruption insurance, it is understood and agreed upon that Tenant is fully responsible for its own business interruption exposure whether insured or not.

22.1.5.    Comprehensive Automobile Liability Insurance including coverage for all owned, leased, hired and non-owned vehicles with a minimum combined single limit of $1,000,000 per occurrence for bodily injury and property damage liability.

22.1.6.    Umbrella/Excess Liability Insurance policy with a per occurrence and annual aggregate limit of $5,000,000 per location/project. The limits of liability required in Section 22.1.2 above for Commercial General Liability can be provided in a combination of a Commercial General Liability policy and an Umbrella Liability policy. Coverage shall be in excess of Commercial General Liability, Auto Liability and Employers’ Liability insurance with such coverage being on a follow form basis, concurrent to and not more restrictive than underlying insurance. Tenant shall, by specific endorsement to its Umbrella/Excess Liability policy, cause the coverage afforded to the Landlord Indemnified Parties thereunder to be first tier umbrella/excess coverage above the primary coverage afforded to the Landlord Indemnified Parties as set forth in this Lease and not concurrent with or excess to any other valid and collectible insurance available to the Landlord Indemnified Parties whether provided on a primary or excess basis. It is the specific intent of the parties that Tenant procure the excess carriers’ agreement to waive and/or forego any viable “horizontal exhaustion” rights it might have in regard to any insurance any Landlord Indemnified Party might carry for its own benefit or on behalf of any other Landlord Indemnified Party.

22.1.7.    If Tenant sells or dispenses alcoholic beverages, Liquor Liability Insurance with limits of not less than $5,000,000 per occurrence.

22.1.8.    Medical malpractice insurance at limits of not less than $1,000,000 each claim during such periods, if any, that Tenant engages in the practice of medicine at the Premises.

22.1.9.    Pollution Legal Liability insurance if Tenant stores, handles, generates or treats Hazardous Materials, as determined solely by Landlord, on or about the Premises. Such coverage shall include bodily injury, sickness, disease, death or mental anguish or shock sustained by any person; property damage including physical injury to or destruction of tangible property including the resulting loss of use thereof, clean-up costs, and the loss of use of tangible property that has not been physically injured or destroyed; and defense costs, charges and expenses incurred in the investigation, adjustment or defense of claims for such compensatory damages. Coverage shall apply to both sudden and non-sudden pollution conditions including the discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, waste materials or other irritants, contaminants or pollutants into or upon land, the atmosphere or any watercourse or body of water. Claims-made coverage is permitted, provided the policy retroactive date is continuously maintained prior to the Commencement Date (or such earlier date that Tenant has access to the Premises), and coverage is continuously maintained during all periods in which Tenant occupies the Premises. Coverage shall be maintained with limits of not less than $1,000,000 per incident with a $2,000,000 policy aggregate.

22.1.10.    Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself.

22.1.11.    Tenant may place all or any of the foregoing insurance coverages under blanket insurance policies carried by Tenant provided that no other loss which may also be insured by such blanket insurance shall affect the insurance coverages required hereby and so long as such policy complies with the amount of coverage required hereunder and otherwise provides the same protection as would a separate policy insuring only Tenant’s insurance obligations in compliance with the provisions of Section 22.1 hereof. In addition, Tenant shall deliver to Landlord a certificate specifically stating that such coverages apply to Landlord, the Premises, the Building and the Project.

22.1.12.    If Tenant shall hire or bring a vendor or contractor onto the Premises to perform any alterations, work or improvements, Tenant agrees to have a written agreement with such vendor or contractor whereby such vendor or contractor will be required to carry the same insurance coverages for Commercial General Liability, Auto and Worker’s Compensation, Employer’s Liability and Pollution Legal Liability insurance as required of Tenant herein. Tenant shall also require that such vendor’s or contractor’s insurance meet the same additional terms as required of Tenant herein with regards to adding the Landlord Indemnified Parties and all mortgagees as additional insureds, maintaining primary and non-contributory coverage, waiving all rights of recovery and subrogation, and making certificates of insurance available as evidence of all policies during the term of their work and in advance of all applicable renewals. Tenant shall not allow any vendors or contractors to begin work prior to obtaining certificates evidencing all insurance requirements contained herein.

22.2    Standard of Insurance. All policies shall be written in a form satisfactory to Landlord, and the Commercial General Liability, Comprehensive Automobile Liability, Umbrella/Excess Liability, Liquor Liability (if applicable) and Pollution Legal Liability policies required under Section 22.1 shall name all Landlord Indemnified Parties as additional insureds on a primary and non-contributory basis. In addition, if Tenant places any such required coverages under a blanket insurance policy as set forth in Section 22.1.11, the blanket policy shall name all Landlord Indemnified Parties as additional insureds on a primary and non-contributory basis. All insurance policies required under Section 22.1 shall be issued by companies authorized to do business in the State of California with an A.M. Best’s Rating of at least A-/VIII. No deductibles or Self-Insured Retention (“SIR”) of Tenant shall exceed $25,000 without Landlord’s prior written approval. All deductibles and SIR are the responsibility of Tenant and must be shown on the certificate of insurance. On or before the date which is ten (10) days after the execution of this Lease, and prior to or on the renewal of such policies thereafter, Tenant shall deliver to Landlord copies of policies or certificates evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. No such policy shall be cancelable or reducible in coverage except after thirty (30) days prior Notice to Landlord. Any insurance limits required by this Lease are minimum limits only and not intended to restrict the liability imposed on any Tenant for liability under this Lease. Tenant shall, within thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals or “binders” thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as Additional Rent. If Landlord obtains any insurance that is the responsibility of Tenant under this Article 22, Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed and Tenant shall remit said amount to Landlord within ten (10) business days.

22.3    Landlord Insurance.

22.3.1.    During the Term of this Lease, Landlord shall insure the Building and the Parking Areas (to the extent Landlord is the owner thereof) (excluding any property which Tenant is obligated to insure under Sections 22.1 and 22.2 hereof) against damage with All-Risk insurance (which may, but shall not be required to, insure against earthquake damage) and public liability insurance, all in such amounts and with such deductibles as Landlord considers appropriate. Landlord may, but shall not be obligated to, obtain and carry any other form or forms of insurance as Landlord or Landlord’s mortgagees may determine advisable. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any insurance policies carried by Landlord.

22.3.2.    If any of Landlord’s insurance policies shall be canceled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way because of Tenant’s specific use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises and, if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, threatened reduction of coverage, increase in premiums, or threatened increase in premiums, within forty-eight (48) hours after Notice thereof, Landlord may, at its option, but without any obligation so to do, enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord as Additional Rent.

22.4    Subrogation Waivers.

22.4.1.    Subrogation Waiver – Policies Other than Property Insurance. Tenant hereby waives all rights against the Landlord Indemnified Parties, Landlord’s contractors (and their subcontractors of every tier), and their respective employees and agents, for any claims that arise from Tenant’s work or activities and for recovery of damages under Tenant’s insurance policies required under Section 22.1 or any other insurance policy carried by Tenant related to the Premises or this Lease (excluding Tenant’s property insurance, which is addressed hereunder in Section 22.4.2). Tenant shall obtain an endorsement effecting the foregoing waiver with respect to its workers compensation and employers liability insurance. If any other policy implicated by the waiver in this Section 22.4.1 does not allow Tenant to waive rights of recovery against others prior to a loss, Tenant shall obtain an endorsement effecting the applicable waiver.

22.4.2.    Subrogation Waiver – Property Insurance. Landlord and Tenant waive all rights against each other for damages caused by fire or other causes of loss occurring on and after the date on which this Lease is executed to the extent such damages are covered (or are required to be covered) by any property insurance required under this Article 22 (including business income and loss of rent insurance) or otherwise carried by such party in relation to the Premises, the Building or the Project, regardless of whether such insurance is specifically required under this Lease. Tenant’s waiver in this Section 22.4.2 also extends to the Landlord Indemnified Parties. Each party shall obtain an endorsement pursuant to which its insurers waive their subrogation rights against the parties specified in this Section 22.4.2. If a property insurance policy implicated by the waiver in this Section 22.4.2 does not allow the insured to waive rights of recovery against others prior to a loss, the insured shall cause the policy to be endorsed to provide for such waiver. The waivers in this Section 22.4.2 will be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, did not pay the insurance premium directly or indirectly, or did not have an insurable interest in the property damaged. To the extent that either party self-insures for its insurance obligations under this Lease (e.g., maintains a deductible amount), such party shall be treated as an independent insurer with full waiver of subrogation.

22.5    Exclusions. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical or electronic emanations or disturbance, water, rain or leaks from any part of the Building or from the pipes, or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, unless caused by or due to the gross negligence of Landlord, its agents, servants or employees, and then only after (i) reasonable prior notice to Landlord of the condition claimed to constitute gross negligence and (ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having taken all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. In no event shall Landlord be liable for any loss, the risk of which is covered by Tenant’s insurance or is required to be so covered by this Lease; nor shall Landlord or its agents be liable for any such damage caused by other persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building.

ARTICLE 23

DAMAGE OR DESTRUCTION

23.1    Damages. If the Building and/or the Premises are damaged by fire or other perils covered by Landlord’s insurance, Landlord shall:

23.1.1.    In the event of one hundred percent (100%) destruction of the Premises (“Total Destruction”), at Landlord’s option, as soon as reasonably possible thereafter, commence repair, reconstruction and restoration of the Building and/or the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; provided, however, that if within ninety (90) days after the occurrence of such damage, Landlord shall by Notice to Tenant elect not to so repair, reconstruct or restore the Building and/or the Premises, this Lease shall terminate as of the date of such Total Destruction. Notwithstanding the foregoing, if the restoration is expected to take longer than two hundred seventy (270) days to complete, Tenant shall have the right to terminate this Lease by giving written notice to Landlord, in which case this Lease shall terminate as of the date set forth in such notice, which date shall be no earlier than the date of the Total Destruction.

23.1.2.    In the event of a partial destruction of the Building and/or the Premises and if the damage thereto is such that the Building and/or the Premises is capable of being repaired, reconstructed or restored within a period of ninety (90) days from the date of Landlord’s discovery of such damage, and if Landlord will receive insurance proceeds sufficient to cover the total cost of such repairs, reconstruction or restoration, Landlord shall commence and proceed diligently with the work of repairs, reconstruction and restoration of the Building and/or the Premises or both, as the case may be, and this Lease shall continue in full force and effect. If such work of repair, reconstruction and restoration shall require a period longer than ninety (90) days or exceeds twenty-five percent (25%) of the full replacement cost of the Building and/or the Premises, or both, as the case may be, or if insurance proceeds will not be sufficient to cover the cost of such repairs, reconstruction and restoration, then Landlord either may elect to so repair, reconstruct or restore and this Lease shall continue in full force and effect or may elect not to repair, reconstruct or restore and this Lease shall then terminate as of the date of such partial destruction. Under any of the conditions of this Section 23.1.2, Landlord shall give Notice to Tenant of its intention regarding repairs within said ninety (90) day period. If damage is due to any cause other than fire or other peril covered by extended coverage insurance, Landlord may elect to terminate this Lease.

23.1.3.    In any case where Landlord elects to repair, restore or reconstruct the Premises following the occurrence of any damage to which this Article 23 applies, then Tenant shall assign to Landlord the proceeds of its property insurance attributable to the Leasehold Improvements. If the cost of restoring the Leasehold Improvements exceeds the amount of the proceeds of Tenant’s property insurance that are received by Landlord, Tenant shall promptly pay the amount of such deficiency to Landlord upon demand.

23.2    Termination of Lease. Upon any termination of this Lease under any of the provisions of this Article 23, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have therefore accrued and/or are then unpaid or items which expressly survive the expiration or sooner termination of this Lease.

23.3    Rent Abatement. In the event of any casualty, the Rent payable under this Lease shall be abated proportionately with the degree to which Tenant’s Permitted Use of the Premises is impaired either during the period of such repair, reconstruction or restoration or until termination of the Lease pursuant to this Article 23, but only to the extent that Landlord is compensated for such loss by the insurance carried or required to be carried pursuant to Section 22.1.4 above. Notwithstanding the foregoing, there shall be no abatement of Rent if such damage is caused primarily by the negligence or intentional wrongdoing of Tenant or any Tenant Party. Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration. If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to repair or restore only those portions of the Building and the Premises which were originally provided at Landlord’s expense, and the repair and restoration of items not provided at Landlord’s expense shall be the obligation of Tenant.

23.4    Damage Near End of Term. Notwithstanding anything to the contrary contained in this Article 23, if material damage to the Premises occurs during the last twelve (12) months of the Term, either party may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to the other effective as of the date specified in the notice, which date shall not be less than ten (10) business days nor more than sixty (60) days after the date such notice is given.

23.5    Waiver of Statute. In the event of damage to the Premises and/or the Building, Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Article 23. Tenant hereby waives the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4, and any other statute or court decision relating to the abatement or termination of a lease upon destruction of the Premises and the provisions of this Article 23 shall govern in case of such destruction.

ARTICLE 24

EMINENT DOMAIN

24.1    Permanent Taking. If all of the Premises, or such part thereof as shall substantially interfere with Tenant’s Permitted Use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking (a “Taking”), either party shall have the right to terminate this Lease by Notice to the other effective as of the date possession is required to be surrendered to said authority. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such Taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. If the amount of property or the type of estate taken shall not substantially interfere with the conduct of Tenant’s business, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, Landlord shall restore the Premises to substantially their same condition prior to such partial Taking, and Basic Rent shall be reduced, effective as of the date the condemning authority takes possession, in the same proportion which the Rentable Square Feet of the portion of the Premises so taken bears to the Rentable Square Feet of the entire Premises before the Taking. Nothing contained in this Section 24.1 shall be deemed to give Landlord any interest in any award made to Tenant for the taking of personal property and fixtures belonging to Tenant or for relocation costs and expenses.

24.2    Temporary Taking. Notwithstanding anything to the contrary in Section 24.1 above, in the event of Taking of the Premises or any part thereof for temporary use, (a) this Lease shall be and remain unaffected thereby and Rent shall not abate, and (b) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the Taking which is within the Term, provided that if such Taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant’s obligations under Section 15.2 above and Article 31 below with respect to surrender of the Premises and, upon such payment, shall be excused from such obligations. For purpose of this Article 24, a “temporary” Taking shall be defined as a Taking for a period of two hundred seventy (270) days or less and a “permanent” Taking shall be defined as a Taking for a period of more than two hundred seventy (270) days.

24.3    Waiver of Statute. Tenant (for itself and all others claiming through Tenant) hereby irrevocably waives and releases its rights under Section 1265.130 of the California Code of Civil Procedure.

ARTICLE 25

DEFAULTS AND REMEDIES

25.1    Tenant Default. The occurrence of any one or more of the following events, upon the expiration of any applicable time period, shall constitute a default hereunder by Tenant (“Tenant Default”):

25.1.1.    Abandonment of the Premises by Tenant. Notwithstanding the provisions of California Civil Code Section 1951.3, “Abandonment” is defined to include, but not limited to, any absence by Tenant from the Premises for thirty (30) days or longer while in default pursuant to this Section 25.1; provided that no Abandonment shall be deemed to have occurred if Tenant has vacated the Premises solely as a result of restoration or remediation which makes the Premises untenantable;

25.1.2.    The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) business days after Landlord’s delivery of Notice thereof;

25.1.3.    The failure by Tenant to obtain and keep in force at all times any insurance Tenant is required to obtain and keep in force under Article 22 where such failure is not cured within five (5) business days after Landlord’s delivery of Notice of such failure;

25.1.4.    Hypothecation, assignment or other transfer of this Lease or subletting of the Premises, or attempts of such actions in violation of Article 27 of this Lease;

25.1.5.    The failure by Tenant to deliver any certificate, instrument or statement that is required to be delivered by Tenant under Article 28, Article 29 or Section 36.16 within the time frames required in Article 28, Article 29 or Section 36.16, as applicable, which Tenant fails to cure within five (5) business days after Landlord’s delivery of Notice thereof;

25.1.6.    The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Sections 25.1.1 – 25.1.5 above or Section 25.1.7 below, where such failure shall continue for a period of ten (10) business days after Landlord’s delivery of Notice thereof; provided that if the nature of any such failure is such that more than ten (10) business days are reasonably required for its cure, then no Tenant Default shall be deemed to occur if (and for so long as) Tenant commences the cure of such failure within said ten (10) business day period and thereafter diligently prosecutes such cure to completion within one hundred twenty (120) days after Landlord’s delivery of Notice thereof; or

25.1.7.    The (a) making by Tenant of any general assignment for the benefit of creditors; (b) filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any Law relating to bankruptcy; (c) appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease; (d) attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease; or (f) Tenant’s convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, or any class thereof; provided that no Tenant Default will be deemed to occur under this Section 25.1.7 if (i) any petition described in clause (a) above that filed against (rather than by) Tenant, is dismissed within thirty (30) days) after filing, (ii) in the event any trustee or receiver shall take possession of substantially all of Tenant’s assets located at the Premises or Tenant’s interest in this Lease, possession of the same is restored to Tenant within thirty (30) days or (iii) any attachment, execution or other judicial seizure described in clause (d) above is discharged within thirty (30) days.

Any Notice from Landlord required hereby shall be in lieu of, and not in addition to, any Notice required under California Code of Civil Procedure Section 1161 regarding unlawful detainer actions or any similar successor statute. Accordingly, Tenant (for itself and all others claiming through Tenant) hereby expressly and irrevocably waives the notice requirements of California Code of Civil Procedure Section 1162 that would otherwise govern notices required under Section 1161, and agrees that any notice provided pursuant to this Section 25.1 shall replace and satisfy any such requirements of Section 1162.

25.2    Landlord Remedies. In the event of any such Tenant Default, in addition to any other remedies available to Landlord at law or in equity, including, without limitation, the remedies available under California Civil Code Section 1951.2 and any successor statute, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

25.2.1.    The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

25.2.2.    the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

25.2.3.    the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

25.2.4.    any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary repair, renovation and alteration of the Premises, reasonable attorneys’ fees and any other reasonable costs; and

25.2.5.    at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Law.

As used in Sections 25.2.1 and 25.2.2 above, the “worth at the time of award” is computed by allowing interest at the Default Rate. As used in Section 25.2.3 above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco (“Discount Rate”) at the time of award plus one percent (1%). If the format or components of the Discount Rate are materially changed, or if the Discount Rate ceases to exist, Landlord shall substitute a discount rate which is maintained by the Federal Reserve Bank of San Francisco or similar financial institution and which is most nearly equivalent to the Discount Rate.

25.3    Additional Remedies. If any such Tenant Default occurs, Landlord may utilize the remedy described in California Civil Code Section 1951.4 (which provides landlord may continue the lease in effect after a tenant’s breach and abandonment and recover Rent as it becomes due, if tenant has the right to sublet or assign subject to reasonable limitations). Accordingly, in the event of any Tenant Default and abandonment of the Premises by Tenant, if Landlord does not elect to terminate this Lease on account of such Tenant Default, then Landlord may from time-to-time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due. In the event of the Abandonment of the Premises by Tenant or in the event that Landlord utilizes the remedy described in this Section 25.3 above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by Law, then if Landlord does not elect to terminate this Lease as provided above, Landlord may from time to time, without terminating this Lease, either recover all Rent as it becomes due or relet the Premises or any part thereof for the Term of this Lease on terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises.

If Landlord shall elect to so relet, such reletting shall not relieve Tenant of any obligation hereunder, except that the rents received by Landlord from such reletting shall be applied as follows: (a) first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (b) second, to the payment of any cost of such reletting; (c) third, to the payment of the cost of any alterations and repairs to the Premises; (d) fourth, to the payment of Rent due and unpaid hereunder and (e) the residue, if any, shall be held by Landlord and applied to payment of future Rent as the same may become due and payable hereunder. Should that portion of such rents received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses, including attorneys’ fees, incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rents received from such reletting. During the continuance of a Tenant Default, Landlord shall have the right to market the Premises to potential new tenants and may show the Premises to such potential new tenants during normal business hours.

25.4    Notice of Default. Tenant hereby acknowledges that default by Tenant hereunder, and Landlord’s election to prepare and serve a Notice of any such default hereunder (a “Notice of Default”), will cause Landlord to incur costs not contemplated by this Lease, and costs in addition to any costs which may be reimbursed to Landlord by any provision which may be contained herein relative to the payment of interest or late charges on amounts due hereunder. Accordingly, Landlord shall be entitled to reasonable attorneys’ fees and all other costs and expenses incurred in the preparation and service of a Notice of Default and consultations in connection therewith, with respect to which Landlord and Tenant agree that Seven Hundred Fifty Dollars ($750.00) is a reasonable minimum sum per such occurrence, whether or not legal action is subsequently commenced in connection with any such default. It is further hereby specifically agreed by and between Landlord and Tenant that any and all such fees and costs shall be deemed Additional Rent hereunder, and may, at the option of Landlord, be included in any Notice of Default hereunder.

25.5    Landlord’s Right to Cure. If Tenant should fail to make any payment or perform any of its other obligations hereunder, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose): (a) immediately and without notice in the case: (i) of emergency, (ii) of a default by Tenant of its obligations under Section 8.3, Section 15.2 and/or Article 31, (iii) where such default unreasonably interferes with any other tenant in the Building or Project, (iv) a failure to satisfy or otherwise discharge any lien, or (v) where such default will result in the violation of Law or the cancellation of any insurance policy maintained by Landlord and (b) in any other case if such default continues beyond the applicable notice and cure period specified in Section 25.1 above, and thereupon Tenant shall be obligated to, and hereby agrees to pay Landlord, upon demand, all costs, expenses, and disbursements incurred by Landlord in taking such remedial action, together with an amount equal to five percent (5%) thereof for Landlord’s overhead and administrative expenses, and the sum of such costs, together with interest thereon at the rate described in Section 5.3 from the date of Landlord’s payment thereof, shall be deemed Additional Rent.

25.6    Waiver of Redemption. Tenant (for itself and all others claiming through Tenant) hereby irrevocably waives and releases its rights to redemption and reinstatement under any present or future case law or statutory provision (including, without limitation, Sections 473, 1174 and 1179 of the California Code of Civil Procedure and Section 3275 of the California Civil Code) in the event that Tenant is dispossessed from the Premises for any reason.

25.7    Landlord’s Default. Landlord’s failure to perform or observe any of its obligations under this Lease shall constitute a default by Landlord under this Lease (a “Landlord Default”) only if Landlord, or the Holder (defined below) of any Security Instrument (defined below) covering the Premises, fails to perform obligations required of Landlord within thirty (30) days after Notice by Tenant to Landlord (and to each Holder pursuant to Section 36.5 below), specifying wherein Landlord has failed to perform such obligations in reasonable detail; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then no Landlord Default shall occur if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion (or if any Holder of any Security Instrument commences and prosecutes the cure pursuant to Section 36.5 below). In no event shall Tenant be entitled to terminate this Lease by reason of any Landlord Default, and Tenant’s remedies shall be limited to an action for monetary damages at law. Without limiting the foregoing, in recognition that Landlord must receive timely payments of Rent and operate the Building and Project, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord and, except as expressly provided in Articles 23 and 24, shall have no right to withhold, set-off, or abate Rent.

25.8    Tenant’s Right to Cure. Notwithstanding the foregoing or any other contrary provision in this Lease, if (i) Landlord fails to take or perform any of Landlord’s express construction, maintenance, replacement or repair obligations under this Lease, (ii) no good faith dispute exists with respect to such obligation, and (iii) such failure to take action will materially affect Tenant’s ability to operate at the Premises (a “Material Landlord Maintenance Failure”), Tenant may deliver written notice thereof to Landlord (“Initial Notice”). If within ten (10) business days of receiving Tenant’s Initial Notice, Landlord fails to cure or commence to cure and diligently pursue the cure of the items specified in the Initial Notice, Tenant may deliver to Landlord a second notice (“Reminder Notice”). The Reminder Notice must include a copy of the Initial Notice and specify that Tenant will have the rights granted under this Section 25.8. If Landlord fails to take or commence to take the required action within five (5) business days of receiving the Reminder Notice (and diligently pursue the same to completion), then Tenant may, subject to the terms of this Section, proceed to take the required action with respect to correcting the Material Landlord Maintenance Failure; provided, however, if a Material Landlord Maintenance Failure is creating an imminent danger to Tenant’s improvements, personal property or personnel, Tenant may take immediate action to correct the Material Landlord Maintenance Failure without prior notice to Landlord, but only to the extent reasonably necessary to mitigate the imminent danger. Tenant may not take any such self-help action which alters or modifies the structural integrity of the Building, except in connection with an imminent danger. Landlord will reimburse Tenant for Tenant’s reasonable out-of-pocket costs and expenses in remedying the Material Landlord Maintenance Failure within thirty (30) days after receiving an invoice from Tenant setting forth a reasonably particularized breakdown of such costs and expenses. If Landlord does not pay such invoice within thirty (30) days after Landlord receives the invoice, then the amount due by Landlord hereunder shall begin accruing interest at the Default Rate beginning on the thirty-first (31st) day after Landlord receives the invoice and continuing until the day that such amount is paid by Landlord or abated, offset and/or recouped against Rent as set forth in the following sentence. If Landlord does not pay such invoice within ninety (90) days after Landlord receives the invoice, then Tenant may thereafter abate, offset and/or recoup against Rent the amount set forth in such invoice plus any interest which has accrued pursuant to the immediately preceding sentence.

ARTICLE 26

NO WAIVER

All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and not one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by Law, whether or not stated in this Lease. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance by Landlord of a lesser sum than the Basic Rent and Additional Rent or other sum then due shall be deemed to be other than on account of the earliest installment of such Rent or other amount due, nor shall any endorsement or statement on any check or any letter accompanying any check be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or other amount or pursue any other remedy provided in this Lease. Without limiting the foregoing, Tenant (for itself and all others claiming through Tenant) acknowledges that this Article 26 imparts actual notice to Tenant, pursuant to California Code of Civil Procedure Section 1161.1(c), that Landlord’s acceptance of partial payment of Rent shall not constitute a waiver of any rights available under this Lease or at law or equity, including, without limitation, the right to recover possession of the Premises.

ARTICLE 27

ASSIGNMENT AND SUBLETTING

27.1    Transfer. Tenant shall not voluntarily or by operation of law: (a) sublease all or any part of the Premises (“Sublease”), (b) assign this Lease (“Assignment”), or (c) enter into any other agreement or arrangement: (i) that permits a third party (other than Tenant’s employees and occasional guests) to enter, occupy or use any portion of the Premises or remove any of Tenant’s Personal Property therefrom or (ii) otherwise assigns, transfers, mortgages, pledges, hypothecates, encumbers or permits a lien to attach to Tenant’s interest under this Lease or in the Premises (each of the foregoing (a), (b) and (c), a “Transfer”), without first obtaining Landlord’s prior written consent in accordance with this Article 27. In addition, for purposes of this Lease a “Transfer” (which shall be subject to the provisions of this Article 27) shall also include: (A) a direct or indirect transfer, assignment, pledge, or hypothecation of a Controlling (defined below) interest in Tenant and/or (B) the dissolution of the entity that constitutes Tenant without its immediate reconstitution. “Control” or “Controlling” means possession of the direct or indirect power to direct or cause the direction of the management and policies of a person or entity. No consent to an assignment, encumbrance or sublease shall constitute a waiver of any provision of this Article 27 or consent to any future assignment, encumbrance or transfer. Any Transfer without Landlord’s prior written consent shall be voidable at Landlord’s election and shall constitute a Tenant Default.

27.2    Transfer Procedure. If Tenant desires to make any Transfer, then at least thirty (30) days prior to the date when Tenant desires the Transfer to be effective (“Transfer Date”) Tenant shall give Landlord a Notice (“Transfer Notice”) setting forth: (a) the name, address and business of the person or entity to which the Transfer is proposed (“Proposed Transferee”); (b) information (including references) concerning the character, ownership and financial condition of the Proposed Transferee; (c) the proposed Transfer Date (which shall not be later than 90 days following the Transfer Notice); (d) any ownership or commercial relationship between Tenant and the Proposed

Transferee; and (e) the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord shall reasonably require. If Landlord reasonably requests additional detail (including, without limitation, financial statements of the proposed Transferee or a current estoppel certificate from Tenant), the Transfer Notice shall not be deemed to have been received until Landlord receives such additional detail, and Landlord may withhold consent to any proposed Transfer until such information is provided to it.

27.3    Recapture. Within thirty (30) days of Landlord’s receipt of a Transfer Notice and all information specified in Section 27.2 above, Landlord may, at its option, in its sole and absolute discretion, by Notice to Tenant (“Recapture Notice”), elect to: (a) in the case of a proposed Sublease, sublease the Premises or the portion thereof proposed to be sublet by Tenant at a rental rate per square foot equal to the lesser of the per square foot rental rate under this Lease or the proposed Sublease; (b) in the case of a proposed Assignment, take an assignment of this Lease upon the same terms as those offered to the proposed assignee; or (c) terminate this Lease in its entirety or as to the portion of the Premises subject to the proposed Transfer. Tenant shall have the right, by Notice to Landlord no later than five (5) business days following Landlord’s delivery of a Recapture Notice, to withdraw the subject Transfer Notice, in which event such Recapture Notice shall have no force or effect. Tenant’s failure to deliver such Notice to withdraw the subject Transfer Notice within such five (5) business day period shall be deemed a waiver of its right to withdraw such Transfer Notice and the parties shall proceed pursuant to the Recapture Notice. If Landlord elects to proceed pursuant to clause (a) or (b) above (and Tenant does not timely withdraw the subject Transfer Notice), any payment by Landlord to Tenant pursuant to such clause shall not exceed the amount which Tenant would have received pursuant to Section 27.5.2 below if Landlord had elected to consent to the proposed Sublease or Assignment. If this Lease shall be terminated with respect to the entire Premises, the Term shall end on the Transfer Date as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures only a portion of the Premises, the Rent during the unexpired Term and Tenant’s Percentage shall be adjusted proportionately based on the Rentable Square Feet remaining in the Premises after such recapture and Landlord shall be responsible for the construction of any partitions necessary to separate the recaptured space. Tenant shall, at Tenant’s own cost and expense, discharge in full any commissions which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises (or portion thereof) are recaptured pursuant to this Section 27.3 and rented by Landlord to the proposed tenant or any other tenant.

27.4    Landlord’s Consent; Consent Standards; No Release.

27.4.1.    Unless Landlord elects to exercise any of its rights under Section 27.3 above, Landlord shall, by Notice to Tenant, elect to: (a) consent to such proposed Transfer upon the terms and to the Proposed Transferee; or (b) refuse to give its consent to the proposed Transfer. Landlord shall not unreasonably withhold its consent to any Proposed Transfer; provided that, without limiting other situations in which it may be reasonable for Landlord to withhold its consent to any proposed Transfer, it shall be deemed reasonable for Landlord to withhold its consent to any proposed Transfer if Landlord determines in its sole discretion that: (i) the Proposed Transferee does not have sufficient financial strength or stability to perform all obligations under this Lease, and to perform them without any higher risk of default than Tenant; (ii) the intended use of the Premises (or the applicable portion thereof) by the Proposed Transferee is inconsistent or incompatible with other uses in the Building or in the Project; (iii) the intended use of the Premises (or the applicable portion thereof) by the Proposed Transferee will require alteration of the Premises; (iv) the intended use of the Premises (or the applicable portion thereof) by the Proposed Transferee will violate this Lease or any Laws governing the Premises or the Building or Project; (v) the Proposed Transferee has the power of eminent domain, is a Governmental Authority or an agency or subdivision of a foreign government; (vi) either the Proposed Transferee, or any person which directly or indirectly controls, is controlled by, or is under common control with the Proposed Transferee: (A) occupies space in the Project or has negotiated with Landlord or any of its affiliates within the preceding one hundred eighty (180) days (or is currently negotiating with Landlord or any of its affiliates) to lease space in the Building or Project or (B) does not intend to occupy the Premises or the applicable portion thereof; (vii) at the time Tenant delivers the Transfer Notice, there exists an uncured Tenant Default; (viii) the proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party or would give an occupant of the Building or Project a right to cancel or modify its lease; (ix) any ground lessor or mortgagee whose consent to such Transfer is required fails to consent thereto; (x) the use of the Premises (or the applicable portion thereof), the Building or the Project by the Proposed Transferee would, in Landlord’s judgment, significantly increase pedestrian traffic in and out of the Building and/or the Project, generate increased loitering in Common Areas, increase security risk, or require any alterations to the Building or the Project to comply with applicable Laws; (xi) the Proposed Transferee would be a competitor to another tenant in the Building; (xii) the Proposed Transferee has been required by any prior landlord, lender or

Governmental Authority to take material remedial action in connection with Hazardous Materials contaminating a property, which contamination resulted from Proposed Transferee’s action or omission or use of the property in question; or (xiii) the Proposed Transferee is subject to a material enforcement order issued by any Governmental Authority in connection with the use, disposal or storage of Hazardous Materials.

27.4.2.    Tenant further agrees that Landlord may condition its consent to any proposed Transfer upon satisfaction of any of the following conditions: (a) delivery to Landlord of a true copy of a fully executed sublease, assignment of lease or other instrument pursuant to which the applicable Transfer is made (“Transfer Instrument”); (b) delivery to Landlord of original executed copies (by Tenant and the Transferee (defined below)) of Landlord’s form of Consent to Sublease (in the case of a Sublease) or Assignment and Assumption of Lease and Consent (in the case of an Assignment) or other instrument under which Landlord grants consent to the applicable Transfer (“Consent Instrument”) and (c) receipt by Landlord of all sums and amounts to which Landlord is entitled under Section 27.5 below. Tenant acknowledges and agrees that any Consent Instrument may, without limitation: (i) in the case of a Sublease or Assignment, require the person or entity to which the Transfer is made (“Transferee”) to be bound by all of the terms and provisions of this Lease and to perform all of the obligations of Tenant hereunder applicable to the Premises, or the portion thereof that is the subject of the applicable Transfer; (ii) in the case of an Assignment, include waivers by Tenant of all applicable suretyship defenses, including, but not limited to, those contained in Sections 2787 to 2855, inclusive, of the California Civil Code; and (iii) in the case of a Sublease: (A) provide that such Sublease is subject and subordinate to this Lease to all Security Instruments encumbering the Building or the Project, (B) require the Transferee to, upon demand by Landlord following the occurrence of any Tenant Default, remit directly to Landlord, all monies payable from such Transferee to Tenant in connection with such Sublease and (C) provide that in the event of termination of this Lease for any reason, including without limitation a voluntary surrender by Tenant, or in the event of any reentry or repossession of the Premises by Landlord, Landlord may, at its option, either: (x) terminate the sublease or (y) take over all of the right, title and interest of Tenant, as sublessor, under such sublease, in which case such sublessee shall attorn to Landlord, but that nevertheless Landlord shall not: (1) be liable for any previous act or omission of Tenant under such sublease, (2) be subject to any defense or offset previously accrued in favor of the sublessee against Tenant, or (3) be bound by any previous modification of any sublease made without Landlord’s written consent, or by any previous prepayment by sublessee of more than one month’s rent.

27.4.3.    If Landlord grants its consent to any proposed Transfer described in any Transfer Notice, Tenant may during the thirty (30) days thereafter consummate such Transfer with the Proposed Transferee upon the terms and conditions described in the applicable Transfer Notice; provided, however, that any material change in such terms shall be subject to Landlord’s consent as provided in this Article 27. No Assignment or Sublease or other Transfer (whether with or without Landlord’s consent) shall relieve Tenant or any assignee or sublessee from any obligation under this Lease whether or not accrued as of the date of the Assignment or Sublease (and, to the extent such Tenant is deemed a surety of an assignee, Tenant hereby waives all applicable suretyship defenses, including, but not limited to, those contained in Sections 2787 to 2855, inclusive, of the California Civil Code.

27.5    Landlord’s Costs; Transfer Premiums.

27.5.1.    If Tenant requests Landlord’s consent to a proposed Transfer under the provisions of this Article 27, Tenant shall, upon demand, reimburse all of Landlord’s reasonable expenses, costs and attorneys’ fees incurred in connection with processing such request for consent, whether or not Landlord grants consent to such proposed Transfer.

27.5.2.    If Landlord consents to a Transfer, Tenant shall pay to Landlord fifty percent (50%) of any rent or other consideration realized by Tenant pursuant to such Transfer in excess of (i) the Rent payable by Tenant under this Lease, (ii) any reasonable tenant improvement allowance or other economic concession (e.g., space planning allowance, moving expenses, free or reduced rent periods, etc.) actually incurred by Tenant in connection with such Transfer, (iii) any reasonable advertising costs and brokerage commissions actually incurred by Tenant in connection with such Transfer, and (iv) any reasonable legal fees actually incurred by Tenant in connection with such Transfer. Landlord shall have the right to audit the books, records and papers of Tenant relating to any Transfer, and if the amount of such Additional Rent shall be found understated, Tenant shall immediately pay such deficiency upon demand and, if understated by more than two percent (2%), Tenant shall also pay Landlord’s costs of such audit.

27.6    Rights Not Transferable. All: (a) options to extend or renew the Term and/or to expand the Premises, if any, contained in this Lease or any addendum or amendment hereto or letter of agreement; (b) all rights to any signage at the Project in any location outside of the Premises, if any, contained in this Lease or any addendum or amendment hereto or letter of agreement; (c) all rights to above standard (or discounted) parking at the Project, if any, contained in this Lease or any addendum or amendment hereto or letter of agreement; and (d) all rights to receive any above standard services or utilities, if any, contained in this Lease or any addendum or amendment hereto or letter of agreement, are personal to the Original Tenant, and may not be transferred in connection with any Transfer or exercised by any Transferee. Consent by Landlord to any Transfer shall not include consent to the assignment or transfer of any such options, rights or privileges (and such options, rights, or privileges shall terminate upon such assignment or subletting), unless Landlord, in its sole and absolute discretion, specifically grants in writing such options, rights, privileges or services to such assignee or subtenant.

27.7    Permitted Transfers. Notwithstanding anything to the contrary contained in this Article 27, (a) any Transfer to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with Tenant), (b) any Transfer to an entity which acquires all or substantially all of the assets or interests (partnership, stock or other) of Tenant, (c) any Transfer to an entity which is the resulting entity of a merger or consolidation of Tenant, or (d) any exchange of stock on a nationally recognized exchange, shall not be deemed a Transfer requiring Landlord’s consent under this Article 27, provided that (i) the financial condition of such transferee entity (other than a transferee under subsection (d) of this Section 27.7) is, in Landlord’s reasonable judgment, greater than that of the Original Tenant both as of the Effective Date of this Lease and as of the date of the proposed transfer; (ii) Tenant notifies Landlord of such transfer within thirty (30) days thereof and promptly thereafter supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or such affiliate; and (iii) such transfer is not a subterfuge by Tenant to avoid its obligations under this Lease or otherwise effectuate any “release” by Tenant of such obligations. A transfer made in accordance with this Section 27.7 shall be referred to as a “Permitted Transfer” and the transferee shall be referred to as a “Permitted Transferee.” “Control,” as used in this Section 27.7, shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, any person or entity. No assignment or sublease under this Section 27.7 shall relieve Tenant from any of its obligations under this Lease whether or not accrued as of the date of such assignment or sublease.

ARTICLE 28

SUBORDINATION

Without the necessity of any additional documents being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord, or any current or future mortgagee or holder of deed of trust with a lien on the Building or the Project or any ground lessor with respect to the Building or the Project (each, a “Holder”), this Lease shall be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building, the Project, or the land upon which the Building and the Project are situated, or both; and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, the Project, the land upon which the Building and the Project are situated, ground leases or underlying leases, or Landlord’s interest or estate in any of said items is specified as security (collectively, “Security Instruments”). With respect to any Security Instrument existing as of the Commencement Date, Landlord shall use commercially reasonable efforts to assist Tenant in obtaining a commercially reasonable non-disturbance agreement from the Holder thereof. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated such ground leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the tenant of the successor-in-interest to Landlord, at the option of such successor-in-interest to Landlord. Tenant covenants and agrees to execute and deliver, within ten (10) business days after demand by Landlord therefor, any additional documents evidencing the priority or subordination of this Lease with respect to any such Security Instruments. Tenant hereby irrevocably appoints Landlord as its attorney-in-fact to execute, deliver and record any such document in the name and on behalf of Tenant.

ARTICLE 29

ESTOPPEL CERTIFICATE

29.1    Tenant Estoppel Certificate. Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a statement, in a form substantially similar to the form of Exhibit “E” attached hereto, and incorporated herein by this reference (a “Tenant Estoppel Certificate”) certifying: (a) the Commencement Date of this Lease; (b) that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, and stating the date and nature of such modifications); (c) the date to which the Rent and other sums payable under this Lease have been paid; (d) that to the best of Tenant’s knowledge, there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other matters as are included in such statement by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 29 may be relied upon by any mortgagee, lessor, beneficiary, purchaser or prospective purchaser of the Building or the Project or any interest therein.

29.2    Failure to Deliver. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant: (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that there are no uncured defaults in Landlord’s performance, (c) that not more than one (1) month’s Rent has been paid in advance and (d) that the statements included in the Tenant Estoppel Certificate are true and correct, without exception. Additionally, any such failure to timely deliver a Tenant Estoppel Certificate shall constitute an immediate Tenant Default hereunder.

ARTICLE 30

INTENTIONALLY OMITTED

ARTICLE 31

SURRENDER OF PREMISES

Upon the expiration or earlier termination of the Term hereof, Tenant shall peaceably surrender the Premises and all Leasehold Improvements therein, excepting only any of the same that are required to be removed in accordance with Section 15.2 above, to Landlord broom-clean, in good order, repair and condition, with all of Tenant’s Personal Property removed and free of any Hazardous Materials, and shall otherwise comply with all of the requirements of Section 15.2 above and Section 41.1 below. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies. The delivery of keys to any employee of Landlord or to Landlord’s agent or any employee thereof shall not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

ARTICLE 32

PERFORMANCE BY TENANT

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be timely performed by Tenant at Tenant’s sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money owed to any party other than Landlord, for which it is liable hereunder, or if Tenant shall fail to timely perform any other act on its part to be performed hereunder Landlord may, without waiving or releasing Tenant from obligations of Tenant, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant pursuant to Section 25.5 above.

ARTICLE 33

PARKING

Beginning on the Commencement Date, Tenant and Tenant’s business visitors (“Tenant’s Parking Invitees”) shall be entitled to use the number of parking spaces set forth in Section 1.8 during the Initial Term, which parking spaces shall be located in the surface parking area of the Project (“Parking Area”). Except with respect to reserved spaces, if any, there shall be no direct charge attributable to Tenant’s use of the Parking Area, other than any taxes imposed by any governmental authority in connection with the renting of parking spaces by Tenant or the use of the Parking Area by Tenant. Tenant’s continued right to use the Parking Area is conditioned upon Tenant abiding by the Parking Rules and Regulations set forth on Exhibit “G” as amended from time to time for the orderly operation and use of the Parking Area, including any sticker, parking pass or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with the Parking Rules and Regulations and Tenant not being in default under this Lease (beyond any applicable notice and cure periods). Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Parking Area at any time and Tenant acknowledges and agrees that Landlord may, from time to time, close-off or restrict access to the Parking Area for purposes of permitting or facilitating any such construction, alteration or improvements; provided, however, in connection with any such access restrictions, the same shall be without incurring any liability to Tenant and without any abatement of Rent under this Lease to the extent Landlord provides any reasonably required temporary, alternate parking. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to Landlord. Any parking passes issued to Tenant pursuant to this Article 33 shall be provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval. Tenant may validate visitor parking by such method or methods as Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.

ARTICLE 34

LIMITATION ON LIABILITY

34.1    Landlord’s Liability. In consideration of the benefits accruing hereunder, Tenant and all of its successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

34.1.1.    The sole and exclusive remedy shall be against Landlord’s interest in the Building;

34.1.2.    Only Landlord shall be sued or named as a party in any suit or action;

34.1.3.    No writ of attachment, execution, possession, or sale, will ever be levied against the assets of Landlord, except the Building;

34.1.4.    The obligations under this Lease do not constitute personal obligations of any Landlord Indemnified Party (other than Landlord), and Tenant shall not seek recourse against any Landlord Indemnified Party (other than Landlord) or any of their personal assets (other than Landlord’s interest in the Building) for satisfaction of any liability in respect to this Lease (and, without limiting the foregoing, neither the negative capital account of any Landlord Indemnified Party, nor any obligation of any Landlord Indemnified Party to restore a negative capital account or to contribute capital to Landlord, shall at any time be deemed to be the property or an asset of Landlord, and neither Tenant nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of an Landlord Indemnified Party’s obligation to restore or contribute); and

34.1.5.    These covenants and agreements are enforceable by Landlord and the other Landlord Indemnified Parties.

ARTICLE 35

CONFIDENTIALITY

Tenant agrees that the terms and conditions of this Lease and any documents or information delivered hereunder are confidential and constitute proprietary information. Disclosure of the terms and conditions hereof or any documents or information delivered hereunder could adversely affect the ability of Landlord to negotiate with other tenants or potential tenants of the Building. Tenant and its partners, officers, members, managers, directors, employees, agents, advisors, representatives and attorneys, shall not disclose the terms and conditions of this Lease or any documents or information delivered hereunder to any other person without the prior written consent of Landlord except (a) pursuant to an order of a court of competent jurisdiction, (b) to its lenders or prospective lenders, (c) to accountants who audit its financial statements or prepare its tax returns, (d) to its attorneys, insurers, to any Governmental Authority or person to whom disclosure is required by applicable Law and (e) in connection with any action brought to enforce the terms of this Lease on account of the breach or alleged breach hereof. In the event that Tenant concludes that it is obligated by Law to disclose the terms of this Lease (e.g., pursuant to a filing with the Securities and Exchange Commission (“SEC”) or the New York Stock Exchange), Tenant shall provide written notice to Landlord before any public disclosure, and the parties shall use their commercially reasonable efforts to cause a mutually agreeable release or announcement to be issued. The foregoing shall not preclude communications or disclosures by Tenant necessary to implement the provisions of this Lease or to comply with the accounting and disclosure obligations of the SEC or the rules of the New York Stock Exchange. If Tenant determines that it is required to file this Lease, a summary thereof, or a notification thereof, and/or descriptions related thereto, to comply with the requirements of an applicable stock exchange, SEC regulation, or any Governmental Authority, including the SEC, Tenant shall use its best efforts to provide the maximum amount of advance written notice of any such required disclosure to Landlord with a minimum advance notice period of five (5) business days. Tenant will provide Landlord with a copy of this Lease marked to show provisions for which Tenant intends to seek confidential treatment. Tenant shall reasonably consider and incorporate Landlord’s comments thereon to the extent consistent with the legal requirements governing redaction of information from material agreements that must be publicly filed.

ARTICLE 36

MISCELLANEOUS

36.1    Rules and Regulations. Tenant shall faithfully observe and comply with the “Rules and Regulations”, a copy of which is attached hereto, marked Exhibit “F”, and incorporated herein by this reference (“Rules and Regulations”), and all modifications thereof and additions thereto made from time to time by Landlord. Landlord shall not be responsible to Tenant for the violation or nonperformance by any other tenant or occupant of the Building or the Project of any of said Rules and Regulations.

36.2    Conflict of Laws. This Lease shall be governed by and construed pursuant to the Laws of the State of California (without reference to its conflicts of laws rules or principles).

36.3    Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns (subject to the restrictions on Tenant’s right to assign, sublet or transfer contained in Article 27).

36.4    Professional Fees. If Landlord should bring suit for possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease, or for any other relief against Tenant hereunder, or in the event of any other litigation between the parties with respect to this Lease, then all reasonable costs and reasonable expenses, including, without limitation, actual professional fees such as appraisers’, accountants’, and attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

36.5    Mortgagee Protection. Tenant shall give Notice to any beneficiary of a deed of trust or mortgage covering the Premises whose address shall have been furnished to Tenant of any default on the part of Landlord under this Lease, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, in no event less than sixty (60) days, including time to obtain possession of the Premises by power of sale or a judicial foreclosure if necessary to effect a cure.

36.6    Definition of Landlord. The term “Landlord”, as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under any ground lease, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title, the original landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed. Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the

Premises without the consent of Tenant and such transfer or any subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.

36.7    Identification of Tenant. If more than one person or entity executes this Lease as Tenant: (a) each of them shall be jointly and severally liable for observing and performing all of the terms, covenants, conditions, provisions and agreements of this Lease to be observed and performed by Tenant, and (b) the term “Tenant” as used in this Lease shall mean and include each of them jointly and severally. The act of or Notice from, or Notice or refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, including but not limited to any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such Notice or refund, or so signed.

36.8    Force Majeure. Each party shall have no liability whatsoever to the other party on account of any of the following (“Force Majeure”): (a) the inability of such party to fulfill, or any delay in fulfilling, any of its obligations under this Lease by reason of strike, other labor trouble, governmental preemption or priorities or other controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting therefrom, inclement weather, casualty, earthquake, war, riot, civil commotion, terrorism or any other cause, whether similar or dissimilar to the above, beyond such party’s reasonable control (financial condition excepted); or (b) any failure or defect in the supply, quantity, character, or maintenance of electricity, water, intrabuilding network telephone and data cable service, or other service furnished to the Premises by reason of any requirement, act or omission of the public utility or others furnishing the Building with such service, or for any other reason, whether similar or dissimilar to the above, beyond such party’s reasonable control. If this Lease specifies a time period for performance of an obligation of such party, that time period shall be extended by the period of any delay in such party’s performance caused by any of the events of Force Majeure described above. Notwithstanding the foregoing, nothing in this Section 36.8 shall relieve Tenant from the obligation to pay any Rent or extend the time for payment of any Rent.

36.9    Terms and Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Article and Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

36.10    Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

36.11    Time. Time is of the essence with respect to the performance of every provision of this Lease in which time is a factor.

36.12    Prior Agreement; Amendments. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter, written or verbal, shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

36.13    Severability. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain in full force and effect.

36.14    Recording. Tenant shall not record this Lease or a short form memorandum hereof without the consent of Landlord (in its sole and absolute discretion), which consent may be conditioned upon Tenant’s delivery to Landlord of a fully executed quitclaim releasing Tenant’s interest in the Premises, the Project or any portion thereof.

36.15    Modification for Lenders. If, in connection with obtaining construction, interim or permanent financing for the Project the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or condition its consent thereto, provided that such modifications do not materially increase the obligations or costs of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s rights hereunder.

36.16    Financial Statements. At any time during the Term of this Lease, Tenant shall, upon ten (10) days’ Notice from Landlord, provide Landlord with its current financial statements and financial statements of the two (2) years prior to the year in which Landlord’s Notice was given (together with, if Tenant’s obligations under this Lease are guaranteed, the guarantor’s current financial statements and financial statements of the two (2) years prior to the year in which Landlord’s Notice was given). Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. All financial statements shall be certified as true and correct by Tenant’s chief financial officer and Tenant agrees that Landlord may share such financial statements with prospective lenders or purchasers of the Property. Notwithstanding the foregoing, Tenant shall not be required to provide such financial statements more than once in each consecutive twelve (12) month period during the Term unless (a) Tenant is in default under this Lease, or (b) requested in connection with a proposed sale, transfer, financing or refinancing of the Building.

36.17    Quiet Enjoyment. Landlord covenants and agrees with Tenant that, upon Tenant paying the Rent required under this Lease and performing all of the covenants and provisions on Tenant’s part to be observed and performed under this Lease, Tenant shall during the Term, peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

36.18    Tenant as Corporation, Partnership or Limited Liability Company. If Tenant is a corporation, partnership or limited liability company, Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that it is an entity duly qualified to do business in California and that the individuals executing this Lease on Tenant’s behalf are duly authorized to execute and deliver this Lease on its behalf, in the case of a corporation, in accordance with its by-laws and with a duly adopted resolution of the board of directors of Tenant, a copy of which shall be delivered to Landlord upon execution hereof by Tenant, in the case of a partnership, in accordance with the partnership agreement and the most current amendments thereto, if any, copies of which shall be delivered to Landlord upon execution hereof by Tenant, and, in the case of a limited liability company, in accordance with its governing documents and any documents required thereby, copies of which shall be delivered to Landlord upon execution hereof by Tenant, and that this Lease is binding upon Tenant in accordance with its terms.

36.19    CASp Disclosure. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant that the Building Common Areas, Project Common Areas and Premises, as of the date of this Lease, have not been inspected by a Certified Access Specialist (CASp), as that term is defined in California Civil Code Section 55.52. In accordance with subsection (e) of Section 1938 of the California Civil Code, Tenant is further notified as follows:

A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

ARTICLE 37

SIGNAGE

Landlord retains absolute control over the exterior appearance of the Building and the Project and the exterior appearance of the Premises as viewed from the Building Common Areas and Project Common Areas. Tenant will not, without Landlord’s prior written consent, install, or permit to be installed, any drapes, furnishings, signs, lettering, designs, advertising or any items that will in any way alter the exterior appearance of the Building, the Project or the exterior appearance of the Premises as viewed from the Building Common Areas and Project Common Areas. Any sign, advertising, design, or lettering installed by Tenant shall be considered an Alteration and shall be subject to the provisions of Article 15; provided that Landlord shall have the right to withhold its consent to the same in its sole and absolute discretion. Notwithstanding the foregoing, Tenant shall have the nonexclusive right, without obligation, to have its name (including its logo) displayed on signage constituting its pro rata portion of the Project Signage (as that term is defined below) as reasonably determined by Landlord based on Tenant’s Percentage (collectively, “Tenant’s Signage”), subject to the terms and conditions set forth in this Article 37. Tenant hereby acknowledges that, as of the Effective Date, Landlord has not received approval from the City of San Diego (or any other authority with jurisdiction over the Project) for any exterior signage for the Project and, accordingly, Tenant’s right to any such signage is contingent on such approval. Landlord shall use commercially reasonable efforts to obtain such approval as soon as reasonably practicable after the Effective Date. In addition, the specifications of Tenant’s Signage (including, without limitation, the dimensions and configuration thereof) shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, provided that such specifications are consistent with Landlord’s sign program for the Project and all applicable Laws. As used herein, the “Project Signage” shall mean all exterior signage for the Project (including, without limitation, signs on the side(s) of the Building facing Lusk Boulevard and/or Barnes Canyon Road (e.g., building-top signage and/or façade signage above the main entrance(s) to the Building) and one or more monument signs), which Project Signage (including the size, location and existence thereof) shall be determined by Landlord in its reasonable discretion. The construction and installation of Tenant’s Signage shall be performed by Tenant (upon Landlord’s approval thereof), at Tenant’s sole cost and expense subject to the Tenant Improvement Allowance, which may be applied toward the cost of Tenant’s Signage as set forth in the Work Letter Agreement. Prior to installation, Tenant shall deliver to Landlord a drawing depicting the design, size, location, specifications, graphics, materials and colors of Tenant’s Signage, all of which shall be consistent with Landlord’s sign program and the Rules and Regulations. Tenant’s Signage shall be subject to any applicable review and approval by the City of San Diego and any other authorities with jurisdiction over the Project, and Tenant shall obtain all applicable permits and authorizations by Governmental Authorities prior to installation of Tenant’s Signage. After installation, Tenant shall maintain Tenant’s Signage in good condition and repair at all times through the Term. Tenant shall remove Tenant’s Signage upon the expiration or earlier termination of this Lease and shall repair any damage caused thereby. The maintenance and removal of Tenant’s Signage shall be performed at Tenant’s sole cost and expense. All signage rights granted to Tenant under this Lease are personal to the original Tenant named herein, and, except in connection with a Permitted Transfer to a Permitted Transferee, may not be assigned or transferred without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

ARTICLE 38

EXECUTIVE ORDER 13224

Tenant hereby represents and warrants to Landlord that Tenant is not: (a) in violation of any Anti-Terrorism Law (defined below); (b) conducting any business or engaging in any transaction or dealing with any Prohibited Person (defined below), including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (c) dealing in, or otherwise engaging in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224; (d) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in any Anti-Terrorism Law; or (e) a Prohibited Person, nor are any of its partners, members, managers, officers or directors a Prohibited Person. As used herein, “Anti-Terrorism Law” is defined as any Law relating to terrorism, anti-terrorism, money laundering or anti-money laundering activities, including, without limitation, Executive Order No. 13224 and Title 3 of the USA Patriot Act. As used herein “Executive Order No. 13224” is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, or Support Terrorism.” “Prohibited Person” is defined as: (i) a person or entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Tenant or Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list. “USA Patriot Act” is defined as the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56).

ARTICLE 39

WAIVER OF JURY TRIAL

TO THE EXTENT PERMITTED BY LAW, LANDLORD AND TENANT WAIVE THE RIGHT TO A TRIAL BY JURY.

ARTICLE 40

TENANT REPRESENTATIONS

Tenant represents and warrants to Landlord as of the date hereof and continuing thereafter as follows:

(a)    The execution and delivery of this Lease by Tenant will not result in a breach of the terms or provisions of, or constitute a default (or a condition that, upon notice or lapse of time, or both, would constitute a default) under its organizational documents or any indenture, agreement, or obligation by which Tenant is bound, and will not constitute a violation of any Law applicable to Tenant.

(b)    The person executing this Lease on Tenant’s behalf is duly authorized to so act; that Tenant is duly organized, is qualified to do business in the jurisdiction in which the Building is located, is in good standing under the Laws of the state of its organization and the Laws of the jurisdiction in which the Building is located, and has the power and authority to enter into this Lease; and that all action required to authorize Tenant and such person to enter into this Lease has been duly taken.

(c)    Any financial statements provided by Tenant are true, correct and complete in all material respects and do not omit to state a fact that would be material to Tenant’s financial condition. As of the Effective Date of this Lease, there has been no material adverse change in Tenant’s financial condition since Tenant provided such financial statements.

(d)    Tenant is in compliance with all applicable anti-money laundering Laws, including, without limitation, the USA Patriot Act, and the Laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, Executive Order No. 13224. Tenant is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department’s Office of Foreign Assets Control and Tenant is not a person otherwise identified by any Governmental Authority as a person with whom a U.S. Person is prohibited from transacting business. As of the date hereof, a list of such designations and the text of Executive Order No. 13224 are published under the internet website address www.ustreas.gov/offices/enforcement/ofac.

ARTICLE 41

ADDITIONAL PROVISIONS

41.1    Environmental Assessments. Tenant hereby acknowledges receipt of the Phase I Environmental Site Assessment dated August 16, 2016, prepared by AES Due Diligence, Inc. regarding the Project (“Original Phase I Assessment”); a copy of the executive summary of the Original Phase I Assessment is attached hereto as Exhibit “H”. The Original Phase I Assessment shall serve as the “baseline” for determining the environmental condition of the Project prior to Tenant’s occupancy thereof. In addition to the surrender obligations set forth elsewhere in this Lease (including, without limitation, Section 15.2 and Article 31), upon the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, shall (a) cause a Phase I environmental assessment (or similar non-invasive assessment) of the Project (“Phase I Surrender Assessment”) to be performed and deliver the results thereof to Landlord no later than thirty (30) days following such expiration or earlier termination (but in no event shall the Phase I Surrender Assessment be dated more than ten (10) days prior to such expiration or earlier termination); and (b) if and to the extent recommended by the Phase I Surrender Assessment and consented to by Landlord in writing, cause a Phase II environmental assessment (or similar additional assessment) of the Project (“Phase II Surrender Assessment”) to be performed and deliver the results thereof to Landlord no later than thirty (30) days following the date of the Phase I Surrender Assessment. In addition, Landlord shall have the right, in its sole and absolute discretion, to hire, or to cause Tenant to hire, an environmental consultant to conduct a physical inspection of the Project (“Environmental Inspection”) upon the expiration or earlier termination of this Lease, which inspection shall be at Tenant’s sole cost and expense. The Phase I Surrender Assessment and any Phase II Surrender Assessment

and/or Environmental Inspection, as the same compare to the Original Phase I Assessment, shall be used to, among other things, determine the extent of Tenant’s compliance (or noncompliance) with Section 8.3 above.

41.2    Early Occupancy. Beginning on the Early Occupancy Date (as defined herein), Tenant shall have the right to occupy and use the portion of the Premises outlined on Exhibit “A-III” attached hereto and incorporated herein by this reference, which portion is intended for primarily office use (“Office Premises”), on all of the same terms and conditions of this Lease except as expressly provided herein. The remaining portion of the Premises, which portion is intended for primarily laboratory use, shall be referred to herein as the “Laboratory Premises.” As used herein, the “Early Occupancy Date” shall mean the date upon which the Tenant Improvements in the Office Premises are Substantially Complete in accordance with the Work Letter Agreement. The period between the Early Occupancy Date and the Commencement Date shall be referred to herein as the “Early Occupancy Period.” During the Early Occupancy Period, Tenant shall have no obligation to pay Basic Rent, Operating Expenses or Real Property Taxes, but Tenant shall be obligated to pay for all utilities provided to the Office Premises during the Early Occupancy Period in accordance with Article 19 above. All other terms and provisions of this Lease shall apply to the Office Premises both during the Early Occupancy Period and thereafter.

41.3    Early Access. Landlord shall permit Tenant and its agents to enter (a) the Office Premises approximately four (4) weeks prior to the Early Occupancy Date and (b) the Laboratory Premises approximately four (4) weeks prior to the Commencement Date (each such period, the “Early Access Period”), for the sole purpose of installing, at Tenant’s sole cost and expense (except as expressly set forth in the Work Letter Agreement), its furniture, fixtures, equipment and cabling in such portion of the Premises and as otherwise reasonably necessary to perform any facility validations required by Governmental Authorities for Tenant’s Permitted Use, but in no event shall Tenant’s failure to complete such installations or validations during the Early Access Period extend the Commencement Date. Any such entry shall be in a manner and upon terms and conditions and at times reasonably satisfactory to Landlord’s representative. The foregoing licenses to enter the Office Premises prior to the Early Occupancy Date and the Laboratory Premises prior to the Commencement Date are, however, conditioned upon Tenant’s agents, contractors and their subcontractors and employees reasonably cooperating and not unreasonably interfering with the work being performed by Landlord. If at any time such entry shall unreasonably interfere with the work being performed by Landlord, this license may be withdrawn by Landlord upon twenty-four (24) hours written notice to Tenant. Tenant shall be liable for any damages caused by Tenant’s activities at the Premises except to the extent caused by Landlord’s or Landlord’s contractors’ gross negligence or willful misconduct. Such license is further conditioned upon the compliance by Tenant’s contractors with all requirements imposed by Landlord on third party contractors, including, without limitation, the maintenance by Tenant and its contractors and subcontractors of workers’ compensation and public liability and property damage insurance in amounts and with companies and on forms satisfactory to Landlord, with certificates of such insurance being furnished to Landlord prior to proceeding with any such entry. The entry shall be deemed to be under all of the provisions of this Lease except as expressly set forth in this Section 41.3. During each Early Access Period, Tenant shall have no obligation to pay Basic Rent, Operating Expenses, Real Property Taxes or costs for electricity, gas or HVAC (provided that Tenant’s usage thereof during such Early Access Period is not excessive). Landlord shall not be liable in any way for any injury, loss or damage which may occur to any such work being performed by Tenant, the same being solely at Tenant’s risk, except to the extent caused by Landlord’s or Landlord’s contractors’ gross negligence or willful misconduct. All costs and expenses in connection with or arising out of the performance of any work by Tenant during such early entry shall be borne by Tenant, and all payments therefor shall be made by Tenant promptly as they become due. Tenant shall, at its sole cost and expense, comply with all applicable laws, ordinances, regulations and policies governing its work. Tenant shall defend, indemnify and hold Landlord and its members, agents, employees, partners, and their respective employees, partners, officers, directors, agents, representatives, successors and assigns, harmless from and against any and all suits, claims, actions, losses, costs, liabilities or expenses (including reasonable attorneys’ fees and claims for workers’ compensation) to the extent arising out of or in connection with any and all work performed by or (excepting the Tenant Improvements or any other work performed by Landlord) on behalf of Tenant or Tenant’s contractors during such early entry (including, but not limited to, claims for breach of warranty, personal injury or property damage), except to the extent caused by Landlord’s or Landlord’s contractors’ gross negligence or willful misconduct. Landlord shall have the right, in Landlord’s sole and absolute discretion, to settle, compromise, or otherwise dispose of any and all suits, claims, and actions against any of the indemnified parties arising out of or in connection with the work performed by Tenant during any early entry. Tenant shall coordinate such entry with Landlord’s building manager, and such entry shall, except as expressly set forth in this Section 41.3, be made in compliance with all terms and conditions of this Lease and the Rules and Regulations attached hereto.

41.4    Termination Option. Tenant shall have a one (1) time option to terminate this Lease (“Termination Option”) effective on the first day of the sixty-first (61st) month after the Commencement Date (“Termination Date”), provided that (i) Tenant shall give Landlord written notice (“Termination Notice”) of its exercise of the Termination Option, if at all, no more than twelve (12) months and no less than nine (9) months prior to the Termination Date, (ii) Tenant shall not be in default under the terms of this Lease (after the lapse of all applicable notice and cure periods) at the time Tenant delivers the Termination Notice to Landlord or at any time between delivery of the Termination Notice and the Termination Date, and (iii) concurrently with Tenant’s delivery of the Termination Notice to Landlord, Tenant shall pay to Landlord a termination fee (“Termination Fee”) which is equal to the sum of the following amounts, all amortized over the Initial Term:

(i)    $1,195,411.86, representing the unamortized balance, as of the Termination Date, of the Initial Allowance;

(ii)    $80,771.07, representing the unamortized balance, as of the Termination Date, of the Additional Allowance, if applicable;

(iii)    $119,450.72, representing the unamortized balance, as of the Termination Date, of the brokerage commissions paid by Landlord in connection with this Lease; and

(iv)    $199,413.24, representing two (2) months of the Basic Rent payable hereunder as of the Termination Date.

Accordingly, as of the date of this Lease, the Termination Fee is estimated to be $1,595,046.89 (including the unamortized Additional Allowance); the actual amount of the Termination Fee shall be specified in the Commencement Letter. The Termination Option is applicable to the original Premises only and shall not apply to any additional or expansion premises in the Project which may become a part of this Lease. The Termination Option is personal to, and may be exercised only by, the Original Tenant (and not any assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease).

41.5    Roof Rights and Telecommunications Equipment. Tenant shall have the non-exclusive right to install on the roof of the Building, at its sole cost and expense but at no charge due to Landlord, one (1) satellite dish or one (1) antenna, together with related cables and appurtenances for Tenant’s data transmission network, provided that (i) the dish or antenna, all appurtenant equipment, and all connecting wires and cables on the roof and within the Building risers shall be depicted on plans and specifications showing the size and configuration thereof and such plans and specifications shall be delivered to Landlord for its prior approval, which shall not be unreasonably withheld or delayed; (ii) any such installation shall be completed in full compliance with any and all rules established for the location of communications installations established by Landlord, all applicable laws, municipal or governmental rules, regulations, permits and approvals, any covenants, conditions or restrictions governing the Premises and/or the Project in effect at the time Tenant desires to install such equipment, and any applicable owners’ association rules, regulations, permits and approvals; (iii) any such installation and the use thereof shall not interfere with the operation of any third party communications installations existing on the roof of the Building at the time Tenant installs its equipment; and (iv) any such installation shall not be visible from view from the ground level or any other lot within the Project to Landlord’s reasonable satisfaction. Subject to the foregoing, Tenant shall have the right to vertical access to the roof at no additional cost for the purpose of installing and maintaining its rooftop installation. Tenant shall pay all costs and expenses incurred in connection with the installation, maintenance and, upon the expiration of the Term or any earlier termination of this Lease, the removal of all of Tenant’s equipment, wires and cables from the roof and all other portions of the Building. Furthermore, Tenant shall obtain Landlord’s consent, which shall not be unreasonably withheld or delayed, prior to each occasion on which Tenant or its agents access the roof. Tenant shall contract solely with Landlord’s roof contractor for any and all rooftop installation and removal.

41.6    Existing Lease. Notwithstanding any provision of this Lease to the contrary, Tenant hereby acknowledges that, as of the Effective Date, the Premises are subject to a lease agreement (“Existing Lease”) between Landlord and a third party tenant (“Existing Tenant”). Accordingly, this Lease and all obligations of Landlord hereunder (including, without limitation, delivery of possession of the Premises to Tenant and construction of the Landlord Work and Tenant Improvements) are conditioned upon the expiration or earlier termination of the Existing Lease and the full vacation of the Existing Tenant from the Premises. Landlord shall use commercially reasonable efforts to cause the Existing Lease to be terminated as soon as reasonably practicable after the Effective Date; provided, however, that in no event shall Landlord be liable to Tenant in any manner for any failure to so terminate the Existing Lease.

[signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Lease as of the date written below.

LANDLORD:	6262 LUSK INVESTORS LLC,
a California limited liability company

	By:	B/L Lusk LLC, a California limited liability company, Managing Member

		By:	/s/ Steve Bollert
		Name:	Steve Bollert
		Its:	Managing Member
		Date:	2-21-2018

TENANT:	CRINETICS PHARMACEUTICALS, INC.,
a Delaware corporation

	By:	/s/ R. Scott Struthers
	Name:	R. Scott Struthers
	Its:	CEO
	Date:	2/16/2018

EXHIBIT “A-I”

OUTLINE OF PREMISES

EXHIBIT “A-I”

1

EXHIBIT “A-II”

PROJECT SITE PLAN

The following site plan is intended only to show the approximate general outline of the Project, which is subject to change in accordance with the Lease. This site plan is not to be scaled and any measurements or distances shown thereon are approximations only.

EXHIBIT “A-II”

1

EXHIBIT “A-III”

OUTLINE OF OFFICE PREMISES

EXHIBIT “A-III”

1

EXHIBIT “B”

WORK LETTER AGREEMENT

THIS WORK LETTER AGREEMENT is entered into as of February     , 2018, by and between 6262 LUSK INVESTORS LLC, a California limited liability company (“Landlord”) and CRINETICS PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A.    Concurrently with the execution of this Work Letter Agreement, Landlord and Tenant have entered into a lease (“Lease”) covering certain premises (“Premises”) more particularly described in the Lease. Except as otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Lease.

B.    In order to induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent applicable) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

1.    Landlord Work. Landlord, at its sole cost and expense (separate from the Tenant Improvement Allowance), shall cause the following improvements (collectively, “Landlord Work”) to be made to the Premises and/or Common Areas, as applicable:

a.    Replace the following three (3) HVAC units serving the Premises: AC 20, AC 12B and AC 8 (each, a “New HVAC Unit”); and

b.    If deemed to be required by Landlord, install a screen wall outside the exterior shipping and receiving area portion of the Common Area which is adjacent to the Premises near the main entry of the adjacent tenant of the Project; provided, however, that such screen wall shall not give Tenant the right to store any property in such area or in any other portion of the Common Area.

The details and specifications of the Landlord Work shall be determined by Landlord in its sole but commercially reasonable discretion.

2.    Tenant Improvements. Reference herein to “Tenant Improvements” shall include all work to be done in the Premises pursuant to the Space Plan and Construction Documents (defined below), including, but not limited to, partitioning, doors, ceilings, floor coverings, wall finishes (including paint and wallcovering), electrical (including lighting; switching; outlets; telephone, excluding any and all telephone and data wire and cable of any type or kind, including the exclusion of, but not limited to the exclusion of, intrabuilding network telephone and data cable; etc.), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other millwork, except as otherwise expressly set forth herein. The Tenant Improvements shall also include the installation of a 150kW standby emergency power generator, together with any foundation which is reasonably required therefor (collectively, “Generator”); provided, however, that during the Term of the Lease, Tenant, at its sole cost and expense, shall be solely responsible for the maintenance, repair and replacement, as necessary, of the Generator.

3.    Tenant Improvement Allowance; Excess Costs. The Tenant Improvements shall be constructed at Tenant’s sole cost and expense, subject to the Tenant Improvement Allowance. The Tenant Improvement Allowance shall be used for the cost of the Tenant Improvements only; provided, however, that Tenant may elect to use a portion of the Tenant Improvement Allowance not to exceed Seven and 00/100 Dollars ($7.00) per Rentable Square Foot of the Premises (i.e., $206,493.00) toward Tenant’s cabling, furniture, fixtures and equipment for the Premises prior to Substantial Completion. In the event that the Tenant Improvement Allowance exceeds the cost of the Tenant Improvements, any remaining portion of the Tenant Improvement Allowance as of the date of Substantial Completion shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto. Landlord shall be entitled to deduct from the Tenant Improvement Allowance a construction management fee for Landlord’s oversight of the Tenant Improvements in an amount equal to three percent (3%) of the total cost of the Tenant Improvements. Any and all amounts incurred by Landlord in connection with the Tenant Improvements in excess of the Tenant Improvement Allowance, and any and all increased costs and expenses incurred by Landlord that arise out of any change requested by Tenant pursuant to Paragraph 8 below or any Tenant Delay (defined below), shall be deemed “Excess Costs.” Any and all Excess Costs shall be deemed Rent under the Lease and Tenant shall pay to Landlord such Excess Costs within ten (10) business

EXHIBIT “B”

1

days after demand therefor. Tenant’s failure to timely pay any Excess Costs shall constitute a Tenant Default under the Lease. The statements of costs submitted to Landlord by Landlord’s contractors shall be conclusive for purposes of determining the actual cost of the items described therein.

4.    Work Schedule. Landlord and Tenant have approved the work scheduled attached to this Work Letter Agreement as Schedule B-2 (“Work Schedule”) for the planning and completion of the installation of the Tenant Improvements to be constructed in the Premises. The parties acknowledge and agree that the Tenant Improvements will generally be completed in two phases; the Tenant Improvements within the Office Premises will be completed during the first phase and the Tenant Improvements within the Laboratory Premises will be completed during the second phase.

5.    Space Plan. Landlord and Tenant have approved the space plan attached to this Work Letter Agreement as Schedule B-1 (“Space Plan”) for the installation of Tenant Improvements to be constructed in the Premises by Landlord.

6.    Construction Documents. Based upon the approved Space Plan, Landlord’s architect and/or space planner shall prepare final working drawings and/or construction documents for the Tenant Improvements containing architectural drawings and mechanical, plumbing, fire sprinkler and electrical engineering drawings (“Construction Documents”). Landlord shall submit the Construction Documents to Tenant for its review. If Tenant fails to approve the Construction Documents within five (5) calendar days after delivery by Landlord thereof the Construction Documents shall be deemed approved. Landlord’s supervision and/or performance of any work for or on behalf of Tenant or Landlord’s approval of the Space Plan and/or Construction Documents and any revisions thereto shall not be deemed to be a representation by Landlord that such Space Plan and/or Construction Documents or any revisions thereto comply with applicable insurance requirements, building codes, ordinances, laws or regulations or that the Tenant Improvements will be adequate for Tenant’s use. Tenant hereby acknowledges and agrees that (i) Landlord makes no representation or warranty with respect to the design of the Tenant Improvements or any portion thereof; (ii) certain design elements of the Tenant Improvements may increase the risk of injury to persons and/or damage to the Premises and Tenant’s personal property and equipment contained therein; and (iii) any such injury and/or damage shall be subject to the waiver of liability set forth in Sections 20 and 21 of the Lease.

7.    Cost of Space Plan and Construction Documents. The cost of preparing the Space Plan and the Construction Documents, not to exceed one (1) major and one (1) minor revision to the Space Plan with no modifications to the Construction Documents, shall be deducted from the Tenant Improvement Allowance.

8.    Changes in Plan and Construction Documents. Any changes requested by Tenant in the Construction Documents or other plans and specifications after approval thereof by Tenant shall be subject to Landlord’s approval and, if approved, shall be prepared at Tenant’s sole cost and expense, and any excess costs resulting from such changes shall also be at Tenant’s sole cost and expense. Furthermore, Tenant shall be liable for any resulting delays in completing the Tenant Improvements and for any increased cost in completing the Tenant Improvements, if any, resulting from such delays. Any such delays shall be “Tenant Delays” and shall impact the Commencement Date of the Lease as provided in Paragraph 12 below.

9.    Standard Tenant Improvements. The Tenant Improvements shall be constructed in accordance with the Construction Documents using only Building standard materials and quantities as established by Landlord from time to time and applied generally to construction of improvements within the Building (“Building Standard Improvements”), except as specifically noted and drawn on the Space Plan.

10.    Non-Standard Tenant Improvements. Landlord shall permit Tenant to deviate from the Building Standard Improvements, provided that (a) the deviations shall not be of a lesser quality than the Standards; (b) the total lighting for the Premises shall not exceed 1.25 watts per Rentable Square Foot; (c) the deviations conform to applicable governmental regulations, including, but not limited to, the Americans with Disabilities Act (42 U.S.C. Section 12101 et seq.), and necessary governmental permits and approvals have been secured; (d) the deviations do not require building service beyond the level normally provided to other tenants in the Building and do not overload the floors; (e) Landlord has determined in its sole discretion that the deviations are of a nature and quality that are consistent with the overall objectives of Landlord for the Building; and (f) the deviations are noted and drawn on the Space Plan.

EXHIBIT “B”

2

11.    Construction of Tenant Improvements. After the Construction Documents have been prepared and approved, the final pricing has been approved and a building permit for the Tenant Improvements has been issued, Landlord shall cause its contractor to begin installation of the Tenant Improvements in accordance with the Construction Documents. Landlord shall cause the Landlord Work and the Tenant Improvements to be constructed in accordance with all applicable Laws. Landlord shall supervise the completion of such work and shall use commercially reasonable efforts to secure substantial completion of the work in accordance with the Work Schedule. The cost of such work shall be paid as provided in Paragraph 3 above. Landlord shall not be liable for any direct or indirect damages as a result of delays in construction beyond Landlord’s reasonable control, including, but not limited to, acts of God, inability to secure governmental approvals or permits, governmental restrictions, strikes, availability of materials or labor or delays by Tenant (or its architect or anyone performing services on behalf of Tenant). In the event that increases occur in the cost of the Tenant Improvements due to the requirements of any Governmental Authority as a result of Tenant’s intended use or occupancy, Tenant shall pay Landlord the amount of such increase within five (5) days of Landlord’s notice.

12.    Substantial Completion. The Tenant Improvements (or applicable portion thereof) shall be deemed “Substantially Complete” (and “Substantial Completion” shall be deemed to have occurred) upon the date upon which (i) construction of the Tenant Improvements in the Premises has been substantially completed pursuant to the Construction Documents, with the exception of any minor punch list items and any Tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant, and (ii) either (A) Landlord’s architect has certified in writing that the Tenant Improvements (or applicable portion thereof) are Substantially Complete and/or (B) a temporary or permanent certificate of occupancy or other equivalent approval from the local governmental authority has been issued permitting occupancy of the Premises (or applicable portion thereof), such as sign off on the building inspection cards. If there shall be a delay in Substantial Completion of the Tenant Improvements as a result of:

(a)    Tenant’s request for materials, finishes or installations other than those readily available;

(b)    Tenant’s request to deviate from the Building Standard Improvements;

(c)    Tenant’s changes in the Space Plan or Construction Documents after approval by Tenant;

(d)    Tenant’s failure to timely perform any obligation or provide any approval required of Tenant hereunder; or

(e)    Tenant’s failure to timely pay any Excess Costs;

(each of the foregoing, a “Tenant Delay”), then the Commencement Date of the Term of this Lease shall be the date that the Tenant Improvements would have been Substantially Complete but for such Tenant Delay, as reasonably determined by Landlord. The Tenant Improvements shall be deemed Substantially Complete notwithstanding the fact that minor details of construction, mechanical adjustments or decorations that do not materially interfere with Tenant’s use and enjoyment of the Premises remain to be performed (items normally referred to as “punch list” items).

[signatures on following page]

EXHIBIT “B”

3

IN WITNESS WHEREOF, this Work Letter Agreement is executed as of the date first written above.

LANDLORD:	6262 LUSK INVESTORS LLC,
a California limited liability company

	By:	B/L Lusk LLC, a California limited liability company, Managing Member

		By:	/s/ Steve Bollert
		Name:	Steve Bollert
		Its:	Managing Member
		Date:	2-21-2018

TENANT:	CRINETICS PHARMACEUTICALS, INC.,
a Delaware corporation

	By:	/s/ R. Scott Struthers
	Name:	R. Scott Struthers
	Its:	CEO
	Date:	2/16/2018

EXHIBIT “B”

4

SCHEDULE “B-1”

SPACE PLAN

SCHEDULE “B-1”

1

BIOLOGY
3597 SF
9
TYP
12
TYP
SHIP/RCV'G
447 SF
FREEZERS
398 SF
29
VIV STOR
139 SF
(E) ELEC
62 SF
RAT HOLD
133 SF
15
VIVARIUM
161 SF
MOUSE HOLD
120 SF
PROC
229 SF
PROC
222 SF
CIRC

PRICING PLAN NOTES

1. DEMOLISH EXISTING WALL
2. EXISTING WALL TO REMAIN
3. DEMOLISH EXISTING DOOR
4. EXISTING DOOR TO REMAIN
5. EXISTING REAGENT SHELVING TO BE REMOVED AND SALVAGED
6. EXISTING LAB CASEWORK TO REMAIN
7. INFILL WITH LAB CASEWORK TO MATCH EXISTING
8. NEW LAB CASEWORK TO MATCH EXISTING, NO REAGENT SHELVING
9. NEW LAB CASEWORK TO MATCH EXISTING, WITH 2-TIER REAGENT SHELVING
10. NEW 8'-0" CHEMICAL FUME HOOD OVER ACID/BASE STORAGE CABINETS
11. NEW LAB SINK WITH MIXING VALVE
12. NEW LAB SINK WITH MIXING VALVE AND DI FIXTURE
13. CYLINDER RACK FOR CO2
14. NITROGEN THIS BENCH ONLY
15. CEILING MOUNTED EXHAUST PORT FOR VIVARIUM CAGE RACK
16. EXISTING FUME HOOD TO BE REMOVED AND SALVAGED; DEMOLISH HVAC AND ELECTRICAL TO MAIN
17. DEMOLISH EXISTING MILLWORK, SALVAGE FOR REUSE.
18. NEW FULL HEIGHT STOREFRONT SYSTEM
19. NOT USED
20. REWORK HVAC THIS ROOM
21. REWORK HVAC THIS ROOM, ASSUME HEPA FILTERS
22. REWORK LIGHTING THIS ROOM
23. REWORK LIGHTING THIS ROOM, ASSUME CLEAN ROOM GASKETED AND SEALED FIXTURES
24. REWORK CEILING THIS ROOM, MATCH EXISTING GRID STYLE AND SIZE
25. DEMOLISH EXISTING LAB CASEWORK, SALVAGE FOR OWNER
26. NOT USED
27. PROVIDE (E) POWER AT 1/3 OF BENCHTOP LOCATIONS
28. NEW SURFACE MOUNTED DUAL COMPARTMENT RACEWAY WITH POWER/DATA
29. ASSUME 208V POWER ENTIRE HALLWAY
30. DEMOLISH EXISTING FLOORING AND REPLACE WITH NEW EPOXY TROWELED FLOORING
31. NEW 24" DEEP MILLWORK, ASSUME QUARTZ SURFACE AND PLAM LOWERS
32. NEW 24" DEEP MILLWORK, ASSUME QUARTZ SURFACE AND PLAM UPPERS AND LOWERS
33. NEW HERCULITE DOOR
34. NEW DOUBLE STOREFRONT DOOR
35. NEW 42" HM DOOR
36. NEW DOUBLE HM DOOR
37. NEW 6'-0" CHEMICAL FUME HOOD OVER ACID/BASE STORAGE CABS
38. AUTOMATIC CHANGEOVER MANIFOLD - 2 CYLINDERS
39. NEW LAB CASEWORK WITH ADJUSTABLE WALL SHELVING
40. NEW LAB CASEWORK WITH UPPER CABINETS
41. CYLINDER STORAGE RACK

10222 BARNES CANYON ROAD
ENLARGED PLANS

DGA planning | architecture | interiors

SCHEDULE “B-1”

2

4023 SF
CHEMISTRY
1954 SF
T.C.
501 SF
LAB
610 SF
OFFICE
146 SF
OFFICE
121 SF
TYP
OF 8

PRICING PLAN NOTES

1. DEMOLISH EXISTING WALL
2. EXISTING WALL TO REMAIN
3. DEMOLISH EXISTING DOOR
4. EXISTING DOOR TO REMAIN
5. EXISTING REAGENT SHELVING TO BE REMOVED AND SALVAGED
6. EXISTING LAB CASEWORK TO REMAIN
7. INFILL WITH LAB CASEWORK TO MATCH EXISTING
8. NEW LAB CASEWORK TO MATCH EXISTING, NO REAGENT SHELVING
9. NEW LAB CASEWORK TO MATCH EXISTING, WITH 2-TIER REAGENT SHELVING
10. NEW 8'-0" CHEMICAL FUME HOOD OVER ACID/BASE STORAGE CABINETS
11. NEW LAB SINK WITH MIXING VALVE
12. NEW LAB SINK WITH MIXING VALVE AND DI FIXTURE
13. CYLINDER RACK FOR CO2
14. NITROGEN THIS BENCH ONLY
15. CEILING MOUNTED EXHAUST PORT FOR VIVARIUM CAGE RACK
16. EXISTING FUME HOOD TO BE REMOVED AND SALVAGED; DEMOLISH HVAC AND ELECTRICAL TO MAIN
17. DEMOLISH EXISTING MILLWORK. SALVAGE FOR REUSE.
18. NEW FULL HEIGHT STOREFRONT SYSTEM
19. NEW 2-TIER REAGENT SHELVING ON (E) LAB CASEWORK
20. REWORK HVAC THIS ROOM
21. REWORK HVAC THIS ROOM, ASSUME HEPA FILTERS
22. REWORK LIGHTING THIS ROOM
23. REWORK LIGHTING THIS ROOM, ASSUME CLEAN ROOM GASKETED AND SEALED FIXTURES
24. REWORK CEILING THIS ROOM, MATCH EXISTING GRID STYLE AND SIZE
25. DEMOLISH EXISTING LAB CASEWORK, SALVAGE FOR OWNER
26. NOT USED
27. PROVIDE (E) POWER AT 1/3 OF BENCHTOP LOCATIONS
28. NEW SURFACE MOUNTED DUAL COMPARTMENT RACEWAY WITH POWER/DATA
29. ASSUME 208V POWER ENTIRE ROOM
30. DEMOLISH EXISTING FLOORING AND REPLACE WITH NEW EPOXY TROWELED FLOORING
31. NEW 24" DEEP MILLWORK, ASSUME QUARTZ SURFACE AND PLAM LOWERS
32. NEW 24" DEEP MILLWORK, ASSUME QUARTZ SURFACE AND PLAM UPPERS AND LOWERS
33. NEW HERCULITE DOOR
34. NEW DOUBLE STOREFRONT DOOR
35. NEW 42" HM DOOR
36. NEW DOUBLE HM DOOR
37. NEW 6'-0" CHEMICAL FUME HOOD OVER ACID/BASE STORAGE CABS
38. AUTOMATIC CHANGEOVER MANIFOLD - 2 CYLINDERS
39. NEW LAB CASEWORK WITH ADJUSTABLE WALL SHELVING
40. NEW LAB CASEWORK WITH UPPER CABINETS
41. CYLINDER STORAGE RACK

10222 BARNES CANYON ROAD
ENLARGED PLANS

DGA planning | architecture | interiors

SCHEDULE “B-1”

3

ACCEPTED:                      , 2018

TENANT: CRINETICS PHARMACEUTICALS, INC., a Delaware corporation

BY:	/s/ R. Scott Struthers
NAME:	R. Scott Struthers
TITLE:	CEO

NOTE: Upon signing this Space Plan, all of Tenant’s requirements have been addressed and I have full authority to bind Tenant to this Space Plan. Any changes to this Space Plan after this date shall be at Tenant’s sole cost and expense.

SCHEDULE “B-1”

4

SCHEDULE “B-2”

WORK SCHEDULE

SCHEDULE “B-2”

1

SCHEDULE “B-2”

2

EXHIBIT “C”

FORM OF MEMORANDUM OF LEASE TERMS

MEMORANDUM OF LEASE TERMS

To:                                                                                                   Date:

Re: Lease Agreement (“Lease”) dated                     , 20    , between 6262 LUSK INVESTORS LLC, a California limited liability company, Landlord, and                     , a                     , Tenant, concerning Suite                      located at 10222 Barnes Canyon Road (f/k/a 6262 Lusk Boulevard), San Diego, California 92121 (“Premises”).

Dear                     :

In accordance with the Lease, we wish to advise and/or confirm as follows (terms with initial capital letters which are not separately defined herein shall have the meanings ascribed to them in the Lease):

1. That the Premises have been accepted herewith by Tenant as being Substantially Complete in accordance with the subject Lease and that there is no deficiency in construction.

2. That Tenant has possession of the Premises and acknowledges that under the provisions of the Lease the Term of said Lease shall commence as of                      for a term of                      ending on                     .

3. That in accordance with the Lease, Rent commenced to accrue on                     .

4. If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in Lease.

5. Rent is due and payable in advance on the first day of each and every month during the Term of Lease. Your Rent checks should be made payable to                      at                                          .

6. The number of Rentable Square Feet within the Premises is              square feet.

7. The number of Rentable Square Feet within the Building is              square feet.

8. Tenant’s Percentage, as adjusted based upon the number of Rentable Square Feet within the Premises, is         %.

9. Tenant elected to use $         of the Additional Allowance. Accordingly, during the Initial Term, Tenant shall pay to Landlord an additional $         per month as a component of Basic Rent, which amount represents the Additional Allowance (or portion thereof which Tenant elected to use) amortized over the Initial Term at an annual percentage rate of eight percent (8%). Such payments shall not be subject to any abatement of Basic Rent provided in the Lease (i.e., Tenant shall make such payments during the Abatement Period).

10. The Termination Fee is $        , which is the sum of the following amounts, all amortized over the Initial Term:

(i) $1,195,411.86, representing the unamortized balance, as of the Termination Date, of the Initial Allowance;

(ii) [$80,771.07, representing the unamortized balance, as of the Termination Date, of the Additional Allowance;]

(iii) $119,450.72, representing the unamortized balance, as of the Termination Date, of the brokerage commissions paid by Landlord in connection with this Lease; and

(iv) $199,413.24, representing two (2) months of the Basic Rent payable hereunder as of the Termination Date.

EXHIBIT “C”

3

AGREED AND ACCEPTED:

TENANT:	LANDLORD:

6262 LUSK INVESTORS LLC,
a California limited liability company

	By:	B/L Lusk LLC, a California limited liability company, Managing Member

By:	By:
Name:	Name:
Its:	Its:
Date:	Date:

SAMPLE ONLY

NOT FOR EXECUTION

EXHIBIT “C”

4

EXHIBIT “D”

LETTER OF CREDIT TERMS

1.    Within five (5) business days after the Effective Date of this Lease, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any Tenant Default under this Lease, including, but not limited to, any post lease termination damages under Section 1951.2 of the California Civil Code, a standby, irrevocable letter of credit (“Letter of Credit”), in the form attached hereto as Schedule D-1, with a face amount in the Letter of Credit Amount (as defined in Section 1.15 of this Lease), naming Landlord as beneficiary. The Letter of Credit shall be issued by a money-center, solvent and nationally recognized bank, with a branch office in Southern California (unless the Letter of Credit contains a draw-by-fax provision), that will negotiate a letter of credit, and whose deposits are insured by the FDIC (as defined below). The issuing bank shall be acceptable to Landlord in Landlord’s reasonable discretion, and shall permit multiple and partial draws on the Letter of Credit. Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date (“Letter of Credit Expiration Date”) which is thirty (30) days after the expiration of the Term of this Lease, or any extension thereof. If the Letter of Credit held by Landlord expires earlier than the Letter of Credit Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord not later than thirty (30) days prior to the expiration date of the Letter of Credit then held by Landlord. Any renewal or replacement Letter of Credit shall comply with all of the provisions of this Exhibit “D” and shall remain in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the Letter of Credit Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole but reasonable discretion. The term of the Letter of Credit shall be for at least one (1) year and shall contain an “evergreen clause” that prevents the expiration of the Letter of Credit without due notice from the issuer. The “evergreen clause” shall provide for a period of no less than thirty (30) days notice to Landlord prior to the expiration date or nonrenewal.

2.    Landlord shall have the immediate right to draw up to the then-aggregate face amount of the Letter of Credit, in whole or in part, at any time and from time to time (each of the following being a “Letter of Credit Draw Event”): (a) if such amount is due to Landlord under the terms and conditions of this Lease, beyond applicable notice and cure periods; (b) if Landlord incurs any costs following the expiration or any earlier termination of the Term in connection with its performance of any obligations that Tenant has failed to perform in a timely manner (including, without limitation, under Section 15.2 and Article 31 of this Lease), whether or not a Tenant Default occurs as a result of Tenant’s failure to timely perform such obligations; (c) if the Letter of Credit held by Landlord expires (or is set to expire) earlier than the Letter of Credit Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), and Tenant fails to deliver to Landlord, at least fifteen (15) days prior to the expiration date of the Letter of Credit then held by Landlord, a renewal or substitute Letter of Credit that is in effect and that complies with the provisions of this Lease, including the Letter of Credit Amount required under this Lease (such failure in this clause (c) hereinafter being referred to as a “Renewal Failure”); (d) the occurrence of any event described in Section 25.1.7 of this Lease (whether or not a Tenant Default occurs as a result thereof); and/or (e) if: (i) any of the issuing bank’s Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below a “BBB+” rating, or (ii) there is otherwise a material adverse change in the financial condition of the issuing bank, and Tenant has failed to provide Landlord with a replacement Letter of Credit that complies with the provisions of this Lease, including the Letter of Credit Amount required under this Lease, within ten (10) business days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) (such failure in this clause (e) hereinafter being referred to as an “Issuing Bank Replacement Failure”). No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. In addition, in the event the issuing bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity (as applicable, “FDIC”), and the FDIC does not honor the commitments of such issuing bank, then, effective as of the date such receivership or conservatorship occurs, the Letter of Credit shall be deemed to fail to meet the requirements of this Lease and, within ten (10) business days following Landlord’s notice to Tenant of such receivership or conservatorship (“Letter of Credit FDIC Replacement Notice”), Tenant shall replace the Letter of Credit with a substitute letter of credit from a different issuer (which

EXHIBIT “D”

1

issuer shall be acceptable to Landlord in its reasonable discretion) and that complies in all respects with the requirements of this Lease. If Tenant fails to replace the Letter of Credit with a conforming, substitute letter of credit pursuant to the terms and conditions of this Section 2 as a result of a Renewal Failure or an Issuing Bank Replacement Failure, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to declare a Tenant Default under this Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid notice and ten (10) business day period). Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement Letter of Credit (including, without limitation, Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section 2 or is otherwise requested by Tenant.

3.    Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any Letter of Credit Draw Event. Upon the occurrence of any Letter of Credit Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the Letter of Credit, in part or in whole, to cure any such Letter of Credit Draw Event and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s Default under this Lease or other Letter of Credit Draw Event, and/or to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and such Letter of Credit shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant agrees and acknowledges that: (a) the Letter of Credit constitutes a separate and independent contract between Landlord and the issuing bank, (b) Tenant is not a third party beneficiary of such contract, (c) Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof, and (d) in the event Tenant becomes a debtor under any chapter of the U.S. Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the U.S. Bankruptcy Code or otherwise. If Landlord draws on the Letter of Credit due to a Renewal Failure or an Issuing Bank Replacement Failure and is holding those proceeds of the Letter of Credit before application due to any other Letter of Credit Draw Event (“Letter of Credit Proceeds”) and has not elected to terminate this Lease due to Tenant’s failure to deliver a replacement letter of credit as required under Section 2 above, then Landlord agrees to return to Tenant the Letter of Credit Proceeds, provided that Tenant is not then in Default under this Lease (other than as a result of Tenant’s failure to deliver the replacement letter of credit) concurrently with Tenant’s delivery to Landlord of a substitute letter of credit in the Letter of Credit Amount that complies in all respects with the requirements of this Lease (including, in the case of a Letter of Credit Issuing Bank Replacement Failure, a substitute Letter of Credit from a different issuer, which issuer shall be acceptable to Landlord in its reasonable discretion). Nothing contained in the immediately preceding sentence shall imply that Landlord waives any right to declare a Tenant Default under this Lease due to Tenant’s failure to provide a replacement letter of credit in accordance with Section 2 above following the occurrence of a Renewal Failure or an Issuing Bank Replacement Failure.

4.    Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity, including Landlord’s assignee, successor, transferee or mortgagee and/or to have the Letter of Credit reissued in the name of Landlord’s assignee, successor, transferee or mortgagee. If Landlord transfers its interest in the Building and transfers the Letter of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor. The provisions hereof shall apply to every transfer or assignment of all or any part of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as

EXHIBIT “D”

2

may be necessary to effectuate such transfer. Tenant shall be responsible to pay any then-applicable transfer fee in connection with such transfer.

5.    Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal of it or any proceeds of it be: (a) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (b) subject to the terms of California Civil Code Section 1950.7, or (c) intended to serve as a “security deposit” within the meaning of California Civil Code Section 1950.7. Landlord and Tenant: (i) further acknowledge and agree that the Letter of Credit is not intended to serve as a security deposit and California Civil Code Section 1950.7 and any and all other laws, rules, and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy to the Letter of Credit, and (ii) waive any and all rights, duties, and obligations either party may now or in the future have relating to or arising from the Security Deposit Laws.

EXHIBIT “D”

3

SCHEDULE D-1

FORM OF LETTER OF CREDIT

MUFG Union Bank, N.A. Trade Service Operations 1980 Saturn Street, V02-906 Monterey Park, California 91755-7417 Attention: Standby Letter of Credit Section	Irrevocable Standby Letter of Credit No.

Date: (Current Date)

BENEFICIARY	APPLICANT
6262 Lusk Investors LLC c/o Bollert/LeBeau Inc. 4180 La Jolla Village Drive, Suite 210 La Jolla, CA 92037	Crinetics Pharmaceuticals Inc., 6197 Cornerstone CT E # 111 San Diego, CA 92037

Currency:	USD
Amount:	500,000.00 (Five Hundred Thousand and 00/100 U.S. Dollars)
Available by:	Payment at this office as herein set forth.
Expiry Date:	(one year from issuance date) or any automatically extended date as herein set forth at the close of business of this office.

Ladies/Gentlemen:

We hereby issue our Irrevocable Standby Letter of Credit (“Letter of Credit”) in your favor. This Letter of Credit is available by sight payment with ourselves at MUFG Union Bank, N.A., Trade Service Operations, 1980 Saturn Street, V02-906, Monterey Park, California 91755-7417, Attention: Standby Letter of Credit Section against presentation at this office of the following documentation:

1.	A dated statement signed by an authorized officer of the Beneficiary certifying that:

“The undersigned being a duly authorized officer of 6262 Lusk Investors LLC (“Landlord”), hereby demands payment of $         which amount represents and covers monies due and owing to Landlord by Crinetics Pharmaceuticals Inc. (“Tenant”), pursuant to that certain lease agreement dated             , 2018 (the “Lease”) by and between Landlord and Tenant.”

Partial drawings are permitted.

We will honor this Letter of Credit without inquiry as to the accuracy, genuineness or effect of any document presented hereunder for a draw request or the authority of the individual signing the draw request, and irrespective of whether Applicant disputes the content of the draw request. References to the “Lease” are for identification purposes only and any such reference shall not be construed in any manner to require MUFG Union Bank, N.A. (or any subsequent issuer hereof) to inquire into the terms and conditions of the Lease.

This Letter of Credit shall be deemed automatically extended without an amendment for a one year period beginning on the present expiration date hereof                      2018 and upon each anniversary of such date, unless at least thirty (30) days prior to any such expiration date we have sent you written notice by courier service or overnight mail that we elect not to permit this Letter of Credit to be so extended beyond, and will expire on its then current expiry date. No presentation made under this Letter of Credit after such expiry date will be honored. Upon receipt by you of our notice that we elect not to

SCHEDULE D-1

1

extend, you may draw against presentation to our office at the address above of the following documentation:

1.	A dated statement signed by an officer of the Beneficiary stating: “The undersigned being a duly authorized officer of 6262 Lusk Investors LLC (the “Landlord”) hereby represents and warrants that we have received a non extension notice from MUFG Union Bank, N.A. and Crinetics Pharmaceuticals Inc. has failed to provide an acceptable substitute Letter of Credit at least 15 days prior to expiration of Union Bank, N. A. Irrevocable Standby Letter of Credit Number [L/C Number - to be inserted by Union Bank, Monterey Park at time of L/C issuance.].”

This Letter of Credit shall finally expire on September 1, 2030, if it has not previously expired in accordance with the preceding paragraph.

This Letter of Credit is transferable successively in its entirety only up to the then available amount in favor of any nominated transferee (“Transferee”), assuming such transfer to such Transferee would be in compliance with then applicable law and regulations, including but not limited to the regulations of the U.S. Department of Treasury and U. S. Department of Commerce. At the time of transfer, the original Letter of Credit and original Amendment(s), if any, must be surrendered to us together with our transfer form (available upon request) and payment of our transfer commission. Transfer charges are for account of the Applicant.

This Letter of Credit sets forth in full the terms of our undertaking, and such terms shall not be modified, amended or amplified by any document, instrument or agreement referred to in this Letter of Credit, in which this Letter of Credit is referred to or to which this Letter of Credit relates.

Except as stated herein, this Letter of Credit is not subject to any condition or qualification and is our individual obligation which is in no way contingent upon reimbursement or any right of subrogation. We irrevocably waive any and all rights of subrogation, whether as provided by statute or otherwise, now or hereafter that might, but for such waiver, exist, in respect to this Letter of Credit or any payment we make under it, as to the Applicant, you, or the transaction between you and the Applicant. We further give irrevocable notice that we are not now and will not be the secondary obligor or co-obligor of Applicant’s obligations and liabilities to you for any purpose. Our obligations to you under this Letter of Credit are our primary obligations and are strictly as stated herein.

SPECIAL INSTRUCTIONS:

The original of this Letter of Credit must be presented together with the above documents in order to endorse the amount of each drawing on the reverse side and will be returned to the Beneficiary unless it is fully utilized.

All banking charges under this Letter of Credit for the account of the Applicant.

All demands for payment shall be made by presentation of original documents or by facsimile transmission of documents to (323) 720-2773, Attention: Standby Letters of Credit Section. If presentation is made by facsimile transmission, in this case, original documents are not required. Beneficiary may contact the Bank at (323) 720-7957 to confirm receipt of the transmission. Beneficiary’s failure to seek such a telephone confirmation does not affect the Bank’s obligation to honor such a presentation. We shall be entitled to rely thereon as if such facsimile presentation of documents were the original presentation and is in conformity therewith except for the requirement of the original signature. In the event of facsimile presentation, the presentation of the original document(s) will not be required.

We hereby agree with you that document(s) drawn under and in compliance with the terms of this letter of credit will be duly honored upon presentation and delivery to MUFG Union Bank, N.A. at the address above, if presented on or prior to the expiration date. Documents are to be sent in one lot by courier service, overnight mail or hand delivery.

SCHEDULE D-1

2

This Letter of Credit is subject to the 2007 revision of the “Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce (Publication No. 600).

MUFG Union Bank, N.A

Authorized Signature(s)

SCHEDULE D-1

3

EXHIBIT “E”

FORM OF TENANT ESTOPPEL CERTIFICATE

TENANT ESTOPPEL CERTIFICATE

This Estoppel Certificate is given to [                    , a                     ] (together with any successors and assigns, collectively, “Landlord”), by [                     a                     ] (“Tenant”), with the understanding that Landlord, its current or prospective lenders and their respective counsel will rely on this Certificate in connection with the real property known as [                    ], located at [                    ] (“Property”). Tenant hereby certifies as follows:

1.    The undersigned is Tenant under that certain lease dated             ,      (“Lease”) executed by Landlord or its predecessor in interest, as landlord, and Tenant, as tenant.

2.    Pursuant to the Lease, Tenant has leased a portion of the Property consisting of approximately              leasable square feet (“Premises”).

3.    The commencement date of the term of the Lease is                     .

4.    The expiration date of the term of the Lease is                     .

5.    The annual minimum rent is currently $            , payable monthly in advance on the first day of each calendar month.

6.    No rent has been prepaid except for the current month, and Tenant agrees not to pay rent more than one month in advance at any time.

7.    All rent has been paid through             , 20    .

8.    Tenant does not have any right or option to renew or extend the term of the Lease or to expand into any additional space or to terminate the Lease in whole or in part prior to the expiration of the term except as follows:                                                                                                                   .

9.    The Lease has been duly executed and delivered by, and is a binding obligation of, Tenant (and Guarantor, if applicable), and the Lease is in full force and effect. The Lease is the entire agreement between Landlord (or any affiliated party) and Tenant (or any affiliated party) pertaining to the Premises. A true, correct and complete copy of the Lease, together with any amendments, modifications and supplements thereto, is attached hereto as Exhibit A, and except as attached hereto, there are no amendments, modifications, supplements, arrangements, side letters or understandings, oral or written, of any sort, modifying, amending, altering, supplementing or changing the terms of the Lease.

10.    Tenant has unconditionally accepted the Premises and is satisfied with all the work done by and required of Landlord; Tenant has taken possession and is in occupancy of the Premises and is open for business; rent payments have commenced, and all tenant improvements in the Premises have been completed by Landlord in accordance with plans and specifications approved by Tenant; and as of the date hereof Tenant is not aware of any defect in the Premises.

11.    Except as set forth on Exhibit B attached to this Certificate: Landlord has satisfied all commitments made to induce Tenant to enter into the Lease; there are no offsets or credits against rentals payable under the Lease; no free rent, tenant improvements, contributions or other concessions have been granted to Tenant; Landlord is not reimbursing Tenant or paying Tenant’s rent obligations under any other lease, and Tenant has not advanced any funds for or on behalf of Landlord for which Tenant has a right of deduction from, or set off against, future rent payments.

12.    Except as set forth on Exhibit B attached to this Certificate, Landlord has no obligations to repair or maintain the Premises.

13.    To Tenant’s actual knowledge, all obligations of Landlord under the Lease have been performed, and no event has occurred and no condition exists that, with the giving of notice or lapse of time or both, would

EXHIBIT “E”

1

constitute a default by Landlord under the Lease. There are no offsets or defenses that Tenant has against the full enforcement of the Lease by Landlord.

14.    To Tenant’s actual knowledge, Tenant is not in any respect in default under the Lease and has not assigned, transferred or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises. Tenant (and Guarantor, as applicable) is not insolvent and is able to pay its debts as they mature. Tenant (and Guarantor, as applicable) has not declared bankruptcy or filed a petition seeking to take advantage of any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, Tenant has no present intentions of doing so, and no such proceeding has been commenced against Tenant seeking such relief, and Tenant has no knowledge that any such proceeding is threatened.

15.    Tenant does not have any right or option to purchase all or any part of the real property of which the Premises constitute a part.

16.    Tenant agrees that no future modifications or amendment of the Lease will be enforceable unless the modification or amendment has been consented to in writing by Landlord.

24.    Tenant has no notice of any assignment of the Lease by Landlord, or any assignment, hypothecation or pledge of rents accruing under the Lease by Landlord, except in connection with prior mortgage financing obtained by Landlord.

17.    Tenant has received no notice by any governmental authority or person claiming a violation of, or requiring compliance with, any applicable federal, state or local law or regulation intended to protect the environment and public health and safety (“Environmental Law”). The Premises are not, and during the term of the Lease have never been used to handle, treat, store, or dispose of oil, petroleum products, hazardous substances in any quantity, hazardous waste, toxic substances, regulated substances or hazardous air pollutants in violation of any Environmental Law.

18.    The person executing this Estoppel Certificate is authorized by Tenant to do so and execution hereof is the binding act of Tenant enforceable against Tenant.

Dated: 20	TENANT:

By:
Name:
Title:

Exhibits

A –	Complete copy of the Lease, together with any amendments
B –	Exceptions to certifications (Note: If no exceptions are noted on Exhibit B, then the word “none” shall be deemed to have been inserted therein)

SAMPLE ONLY

NOT FOR EXECUTION

EXHIBIT “E”

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EXHIBIT “F”

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1.    Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2.    All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3.    Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in San Diego County, California. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4.    Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5.    The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

6.    No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and the agents of Landlord to prevent same.

7.    The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

8.    Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent.

EXHIBIT “F”

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9.    Tenant shall provide material safety data sheets for any Hazardous Material used or kept on the Premises.

10.    Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

11.    Tenant shall not permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

12.    Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (other than valid service animals), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

13.    No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable Laws.

14.    Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

15.    Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

16.    Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Building Common Areas or Project Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises. Tenant shall not store any property in the Common Areas or use the Common Areas for any purpose not approved by Landlord in Landlord’s sole discretion.

17.    Tenant shall not waste electricity, water or air conditioning provided to the Building Common Areas and shall refrain from attempting to adjust any controls with respect thereto.

18.    Tenant shall deposit all of its trash, garbage and Hazardous Materials in receptacles within its Premises or in receptacles designated by Landlord outside of the Premises. Tenant shall not place in any such receptacle any material that cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. Any Hazardous Materials transported through Common Area shall be held in secondary containment devices provided by Tenant. Tenant shall be responsible, at its sole cost and expense, for Tenant’s removal of its trash, garbage from the Premises to designated receptacles outside of the Premises and the removal of Hazardous Materials from the Premises and the Project pursuant to a separate contract maintained by Tenant. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant’s expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

19.    Tenant shall comply with all orders, requirements and conditions now or hereafter imposed by applicable Laws or by Landlord for the Project (“Waste Regulations”) regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash generated by Tenant (collectively, “Waste Products”), including (without limitation) the separation of Waste Products into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance with any collection schedules prescribed by Waste Regulations.

EXHIBIT “F”

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20.    Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any Governmental Authority.

21.    No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall be responsible for any damage to the window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant’s sole cost and expense. Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises. Prior to leaving the Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building, Building Common Areas or Project Common Areas.

22.    Tenant must comply with requests by Landlord concerning the informing of their employees of items of importance to Landlord.

23.    Tenant must comply with any applicable “NO-SMOKING” ordinances. If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building.

24.    Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by Law.

25.    Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

26.    No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

27.    No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

28.    Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Building Common Areas and the Project Common Areas, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Provided that the Rules and Regulations are applied and enforced in a non-discriminatory manner, Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT “F”

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EXHIBIT “G”

PARKING RULES AND REGULATIONS

The following rules and regulations shall govern the use of the Parking Area of the Project:

1.    Except for the gross negligence or willful misconduct of Landlord, Landlord shall not be responsible for any damage to vehicles, injuries to persons, or loss of property, all of which risks are assumed by the party using the Parking Area. All claimed damage, injuries, or loss must be reported, itemized in writing and delivered to the parking management office located within the Project within ten (10) days after any claimed damage, injuries, or loss occurs. Any claim not so made is waived. In any event, (a) the total liability of Landlord, if any, shall be limited to Two Hundred Fifty Dollars ($250.00) for all damages to any vehicle and/or loss of any property, and (b) Landlord shall not be responsible for the loss of use of any vehicle or property.

2.    Tenant shall not park, nor permit Tenant’s Parking Invitees except visitors to park, in any parking areas designated by Landlord as areas for parking by visitors to the Project; nor shall Tenant and/or Tenant’s Parking Invitees park in parking areas designated by Landlord for the exclusive use of tenants or other occupants of the Project. Neither Tenant, nor Tenant’s Parking Invitees, shall leave vehicles in the parking areas overnight or as extended term storage or park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks.

3.    Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the Parking Area shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void. Landlord may charge a fee for parking stickers, cards or other parking control device supplied by Landlord.

4.    Vehicles must be parked entirely within painted stall lines of a single parking stall.

5.    All directional signs and arrows must be observed.

6.    The speed limit within all parking areas shall be five (5) miles per hour.

7.    Parking is prohibited:

(a)    in areas not striped for parking;

(b)    in aisles;

(c)    where “no parking” signs are posted;

(d)    on ramps;

(e)    in cross-hatched areas;

(f)    in loading areas; and

(g)    in such other areas as may be designated by Landlord or Landlord parking operator.

8.    Every parker is required to park and lock his own vehicle.

9.    Loss or theft of parking identification devices must be reported to Landlord immediately, and a lost or stolen report must be filed by Tenant or user of such parking identification device at the time. Landlord has the right to exclude any car from the Parking Area that does not have an identification device.

10.    Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

11.    Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

EXHIBIT “G”

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12.    The parking operators, managers or attendants are not authorized to make or allow any exceptions to these rules and regulations.

13.    Tenant’s and Tenant’s Parking Invitees’ continued right to use any parking spaces in the Parking Area is conditioned upon Tenant, and Tenant’s Parking Invitees, abiding by these rules and regulations and those contained in this Lease. Further, if this Lease terminates for any reason whatsoever, Tenant’s, and Tenant’s Parking Invitees’, right to use the parking spaces in the Parking Area shall terminate concurrently therewith.

14.    Tenant agrees to sign a parking agreement with Landlord or Landlord’s parking operator within five (5) days of request, which agreement shall provide the manner of payment of monthly parking fees, if any, and otherwise be consistent with this Lease and these rules and regulations.

15.    Landlord reserves the right to refuse the sale of monthly stickers or other parking identification devices to any tenant or person and/or his agents or representatives who willfully refuse to comply with these rules and regulations or any posted or unposted Laws.

16.    Landlord reserves the right to establish and change parking fees (except to the extent that same are specifically fixed pursuant to Section 1.8) and to modify and/or adopt such other reasonable and nondiscriminatory rules and regulations for the Parking Area as it deems necessary for the operation of the Parking Area. Nothing herein shall require Landlord to charge a uniform monthly parking fee for the use of vehicle parking spaces in the Project, it being expressly acknowledged and agreed that parking fees may differ based on any factor deemed sufficient by Landlord, including without limitation the degree of a particular tenant’s participation in energy and/or traffic management programs of the type described in Section 8.2(a) of this Lease. Landlord may refuse to permit any person who violates these rules to park in the Parking Area, and any violation of the rules shall subject the car to removal, at such car owner’s expense.

17.    A third party may own, operate or control the Parking Area, and such party may enforce these Parking Rules and Regulations relating to parking. Tenant will obey any additional rules and regulations governing parking that may be imposed by the parking operator or any other person controlling the Parking Area serving the Project.

18.    Tenant will be responsible for the observance of all of the Parking Rules and Regulations by Tenant (including, without limitation, all employees, agents, clients, customers, invitees and guests).

19.    Landlord may, from time to time, waive any one or more of these Parking Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a continuing waiver of such Parking Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Parking Rules and Regulations against Tenant or any or all of the tenants of the Project.

20.    These Parking Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the other terms, covenants, agreements, and conditions of this Lease. To the extent there is any conflict between any of the Parking Rule and Regulations and any express term or provision otherwise set forth in this Lease, such other express term or provision will be controlling.

EXHIBIT “G”

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EXHIBIT “H”

PHASE I ENVIRONMENTAL SITE ASSESSMENT

EXECUTIVE SUMMARY

Phase I Environmental Assessment
Commercial Building
San Diego, California 92121

August 16, 2016
Project No. 16004140
Page 2

EXECUTIVE SUMMARY

Commercial Building
6262 Lusk Boulevard
San Diego, California 92121
Project No. 16004140

ISSUE	ENVIRONMENTAL CONDITION IDENTIFIED					ASSESSMENT				
	NONE	REC	CREC	HREC	*de mini mis*	ACCEPTABLE	O&M	PHASE 2	PHASE 3	COST
Historic Use	X					X				
UST\AST	X					X				
Chemical Use, Storage or Disposal	X					X				
Waste Storage or Disposal	X					X				
PCBs	X					X				
Environmental Records Review	X					X				
REC on Adjoining Property	X					X				
Stains or Odors	X					X				
Solid Waste or Fill	X					X				
Septic Fields, Wells or Drywells	X					X				
Pits, Ponds, Lagoons	X					X				
Vapor Encroachment	X					X				
NON-SCOPE CONSIDERATIONS										
Asbestos	X					X				
Lead Based Paint	X					X				
Lead in Water	X					X				
Mold	X					X				
Wetlands	X					X				
Radon	X					X				

AES PIEA Rev-141
AES Proprietary Information

EXHIBIT “H”

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INDEX OF DEFINED TERMS

Abandonment, 29	Landlord, 1
ADA, 12	Landlord Default, 32
Additional Allowance, 2	Landlord Indemnified Parties, 25
Additional Rent, 6	Landlord Work. See Exhibit B
Alterations, 18	Landlord’s Accountant, 11
Annual Reconciliation, 10	Landlord’s Address, 1
Anti-Terrorism Law, 42	Landlord’s Fair Market Rental Value Notice, 5
Assignment, 33	Laws, 12
Basic Rent, 2	Lease, 1
Broker(s), 2	Leasehold Improvements, 19
Building, 1	Letter of Credit. See Exhibit D
Building Area, 2	Letter of Credit Amount, 2
Building Common Areas, 3	Letter of Credit Draw Event. See Exhibit D
Building Standard Improvements. See Exhibit B	Letter of Credit Expiration Date. See Exhibit D
Building Systems, 19	Letter of Credit FDIC Replacement Notice. See
Claims, 23	Exhibit D
Commencement Date, 2	Letter of Credit Proceeds. See Exhibit D
Common Areas, 3	Major Alteration, 19
Comparable Transactions, 5	Material Landlord Maintenance Failure, 32
Consent Instrument, 35	Memorandum of Lease Terms, 4
Construction Documents. See Exhibit B	New HVAC Unit. See Exhibit B
Control, 33	Notice, 16
Controlling, 33	Notice of Default, 31
Default Rate, 7	Office Premises, 44
Discount Rate, 31	Operating Expenses, 7
Dispute Notice, 11	Option, 4
Early Access Period, 44	Option Term, 4
Early Occupancy Date, 44	Original Phase I Assessment, 43
Early Occupancy Period, 44	Original Tenant, 4
Effective Date, 1	Outline of Premises, 2
Environmental Inspection, 43	Outside Agreement Date, 5
Estimated Statement, 10	Outside Delivery Date, 6
Excess Costs. See Exhibit B	Parking Area, 37
Executive Order No. 13224, 42	Permitted Alterations, 19
Existing Lease, 45	Permitted Transfer, 36
Existing Tenant, 45	Permitted Transferee, 36
Expiration Date, 4	Permitted Use, 2
Fair Market Rental Value, 5	Phase I Surrender Assessment, 43
FDIC. See Exhibit D	Phase II Surrender Assessment, 43
Force Majeure, 40	Premises, 1
Generator. See Exhibit B	Prime Rate, 7
Governmental Authority, 7	Prohibited Person, 42
Hazardous Material, 15	Project, 3
Hazardous Material Laws, 15	Project Common Areas, 3
Holder, 36	Project Signage, 42
HVAC, 21	Project Site, 3
Initial Allowance, 2	Project Site Plan, 3
Initial Notice, 32	Property Manager, 19
Initial Term, 1, 4	Proposed Transferee, 33
Institutional Owner Practices, 8	Real Property Taxes, 9
Interest Rate, 8	Recapture Notice, 34
Issuing Bank Replacement Failure. See Exhibit D	Reimbursements, 10
Laboratory Premises, 44	Reminder Notice, 32

Index of Defined Terms

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Renewal Failure. See Exhibit D	Tenant’s Address, 1
Rent, 6	Tenant’s Parking Invitees, 37
Rentable Square Feet, 1	Tenant’s Percentage, 2, 9
Review Notice, 11	Tenant’s Personal Property, 20
Rules and Regulations, 39	Tenant’s Reserved Vehicle Parking Spaces, 1
Scheduled Commencement Date, 2	Tenant’s Signage, 42
SEC, 39	Term, 4
Security Deposit, 2	Termination Date, 45
Security Deposit Laws. See Exhibit D	Termination Fee, 45
Security Instruments, 36	Termination Notice, 45
SIR, 26	Termination Option, 45
Space Plan. See Exhibit B	Total Destruction, 28
Sublease, 33	Transfer, 33
Substantial Completion. See Exhibit B	Transfer Date, 33
Substantially Complete. See Exhibit B	Transfer Instrument, 35
Supplemental Equipment, 20	Transfer Notice, 33
Taking, 29	Transferee, 35
Tenant, 1	Upper Slab, 24
Tenant Default, 29	USA Patriot Act, 42
Tenant Delay. See Exhibit B	Waste Products. See Exhibit F
Tenant Estoppel Certificate, 37	Waste Regulations. See Exhibit F
Tenant Improvement Allowance, 2	Work Letter Agreement, 3
Tenant Improvements. See Exhibit B	Work Schedule. See Exhibit B
Tenant Party, 13

Index of Defined Terms

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FIRST AMENDMENT TO LEASE AGREEMENT

This FIRST AMENDMENT TO LEASE AGREEMENT (“Amendment”) is entered into as of March 27, 2018 (“Effective Date”), by and between 6262 LUSK INVESTORS LLC, a California limited liability company (“Landlord”), and CRINETICS PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), with reference to the facts set forth in the Recitals below.

RECITALS

A.    Landlord and Tenant are parties to that certain Lease Agreement dated as of February 21, 2018 (“Lease”), for certain Premises known as Suite 200 within the Project located at 10222 Barnes Canyon Road, San Diego, California 92121, as more particularly described in the Lease.

B.     Landlord and Tenant now desire to amend the Lease, as more fully provided below.

AMENDMENT

NOW, THEREFORE, in consideration of the Recitals above, the mutual covenants and conditions below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Energy Improvements. The “Landlord Work,” as that term is defined in the Work Letter Agreement, shall include an upgraded electrical system, a solar electricity system and an energy management system for the Building.

2.    Basic Rent. Notwithstanding any provision of the Lease to the contrary, the Basic Rent schedule shall be as follows:

Months of Initial Term	Basic Rent per Rentable Square Foot ($/mo)	Monthly Installments of Basic Rent ($/mo)	Annual Basic Rent ($/yr)
1-12*	$3.12	$92,036.88	$1,104,442.56
13-24	$3.12	$92,036.88	$1,104,442.56
25-36	$3.28	$96,756.72	$1,161,080.64
37-48	$3.38	$99,706.62	$1,196,479.44
49-60	$3.48	$102,656.52	$1,231,878.24
61-72	$3.58	$105,606.42	$1,267,277.04
73-84	$3.69	$108,851.31	$1,306,215.72

*	Provided that Tenant is not in default under the Lease beyond any applicable notice and cure period, monthly installments of Basic Rent shall be abated by fifty percent (50%) during months two (2) through five (5) of the Initial Term pursuant to the term and conditions of Section 5.1 of the Lease.

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3.    Defined Terms. Unless otherwise specifically defined in this Amendment, terms with initial capital letters in this Amendment shall have the same meaning as such terms have in the Lease.

4.    Interpretation. Landlord and Tenant acknowledge and agree that each of them, and their respective professional advisors, have reviewed this Amendment and that the provisions of this Amendment shall not be construed against either party. The rule of construction that ambiguities are to be construed against the party drafting the agreement shall not apply to the interpretation of this Amendment and is waived.

5.    Counterpart Execution. This Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall constitute one instrument.

6.    Continued Effect. Except as specifically modified by this Amendment, all of the terms, conditions and provisions of the Lease shall remain in full force and effect.

[signatures on following page]

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IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease Agreement as of the Effective Date.

LANDLORD:	6262 LUSK INVESTORS LLC, a California limited liability company

	By:	B/L Lusk LLC, a California limited liability company, Managing Member

		By:	/s/ Steven Bollert
		Name:	Steven Bollert
		Title:	Managing Member

TENANT:	CRINETICS PHARMACEUTICALS, INC., a Delaware corporation

	By:	/s/ Marc Wilson
	Name:	Marc Wilson
	Title:	Chief Financial Officer

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